   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 28, 2000
                            REGISTRATION NO. 333-[ ]
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -------------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          JCP&L TRANSITION FUNDING LLC
                             (Issuer of Securities)
       (Exact name as specified in registrant's Certificate of Formation)

        Delaware
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                          JCP&L TRANSITION FUNDING LLC
                              C/O GPU SERVICE, INC.
                               310 MADISON AVENUE
                          MORRISTOWN, NEW JERSEY 07962
                                 (973) 455-8200
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               TERRANCE G. HOWSON
                          Vice President and Treasurer
                                GPU SERVICE, INC.
                               310 Madison Avenue
                          Morristown, New Jersey 07962
                                 (973) 455-8200
            (Name, address, including zip code, and telephone number,
                  including area code, of agents for service)

                      ------------------------------------

                                   Copies to:

    DOUGLAS E. DAVIDSON, ESQ.                     SCOTT L. GUIBORD, ESQ.
BERLACK, ISRAELS & LIBERMAN LLP                          Secretary
      120 West 45th Street                 JERSEY CENTRAL POWER & LIGHT COMPANY
    New York, New York 10036                       2800 Pottsville Pike
         (212) 704-0100                         Reading, Pennsylvania 19605
                                                      (610) 929-3601

                             RICHARD L. HARDEN, ESQ.
                       WINTHROP, STIMSON, PUTNAM & ROBERTS
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or dividend reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------



===========================================================================================
                                        PROPOSED         PROPOSED
TITLE OF                                MAXIMUM          MAXIMUM
SECURITIES                 AMOUNT      AGGREGATE         AGGREGATE
TO BE                      TO BE         PRICE           OFFERING         AMOUNT OF
REGISTERED               REGISTERED    PER UNIT (1)      PRICE (1)      REGISTRATION FEE
-------------------------------------------------------------------------------------------
Transition Bonds
Issuable  in Series....  $1,000,000     _______%        $________           $264
-------------------------------------------------------------------------------------------
Total..................  $1,000,000     _______%        $________           $264
===========================================================================================


(1) Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      Subject to Completion. Dated      , 2000.
                Prospectus Supplement to Prospectus dated      , 2000.

                                        $
                          JCP&L TRANSITION FUNDING LLC

                                     ISSUER

                      JERSEY CENTRAL POWER & LIGHT COMPANY

                                    SERVICER

                         TRANSITION BONDS, SERIES 2000-A

                          ---------------------------

     JCP&L Transition Funding LLC will pay interest on the transition bonds on
      ,         ,         , and          of each year. The first such payment
will be made on           . The transition bonds will be issued only in
denominations of $1,000 and integral multiples of $1,000.

     See "Risk Factors" beginning on page     in the accompanying prospectus to
read about factors you should consider before buying the transition bonds.

     The transition bonds represent obligations only of JCP&L Transition Funding LLC, which is the issuer, and are backed only by the assets of the issuer. None of Jersey Central Power & Light Company (referred to as "JCP&L"), its parent, GPU, Inc., or any of their respective affiliates, other than the issuer, is liable for payments on the transition bonds.

                          ---------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ---------------------------

                        Initial                              Proceeds        Scheduled    Legal Final
            Interest   Principal            Underwriting     To Issuer     Final Payment   Maturity
              Rate      Amount    Price (%)  Discount (%)    (%)(1)(2)          Date         Date
              ----      ------    ---------  ------------    ---------          ----         ----
Class [ ]          %   $                 %             %
Class [ ]          %   $                 %             %
Class [ ]          %   $                 %             %

(1) Before payment of fees and expenses.

(2) The total price to the public is $        and the amount of the underwriting
discount and other fees is $         . The total amount of proceeds before
deduction of expenses (estimated to be $            ) is $         .

                          ---------------------------

     The underwriters expect to deliver the transition bonds in book-entry form only through the facilities of The Depository Trust Company against payment in
New York, New York on            , 2000.

GOLDMAN, SACHS & CO.
 [other underwriters]

                                 --------------

                       Prospectus Supplement dated           , 2000.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

WHERE TO FIND INFORMATION IN THESE DOCUMENTS...............................S-1
INTRODUCTION...............................................................S-2
    The Collateral.........................................................S-2
    Payment Sources........................................................S-4
RISK FACTORS...............................................................S-4
THE SERIES 2000-A TRANSITION BONDS.........................................S-4
    Interest Payments......................................................S-5
    Principal Payments.....................................................S-5
    Optional Redemption....................................................S-7
CREDIT ENHANCEMENT.........................................................S-7
    Periodic Adjustment of the Transition Bond Charge......................S-8
    Collection Account and Subaccounts.....................................S-8
DESCRIPTION OF BONDABLE TRANSITION PROPERTY................................S-11
THE TRANSITION BOND CHARGE.................................................S-11
UNDERWRITING THE SERIES 2000-A TRANSITION BONDS............................S-13
RATINGS FOR THE SERIES 2000-A TRANSITION BONDS.............................S-14
INCOME TAX MATTERS.........................................................S-14

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     This prospectus supplement and the attached prospectus provide information about the issuer and JCP&L, including terms and conditions that apply to the transition bonds. The specific terms of this series of transition bonds, the series 2000-A transition bonds, are contained in this prospectus supplement. The terms that apply to all series of transition bonds appear in the prospectus which follows this prospectus supplement. You should read both of these documents in full before buying the transition bonds.

     We have included cross-references to captions in these materials where you can find further related discussions. Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the attached prospectus for more detailed description of a particular topic. You can also find references to key topics in the Table of Contents on the next page.

     You should rely only on information on the transition bonds provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

                                  INTRODUCTION

THE ISSUER:                   JCP&L Transition Funding LLC, a Delaware limited
                              liability company and a wholly-owned indirect subsidiary of JCP&L. JCP&L is a public utility providing retail electric service in northern, western and east central New Jersey having a population of approximately 2.6 million. JCP&L is a subsidiary of GPU, Inc., a holding company registered under the Public Utility Holding
                              Company Act of 1935.

ISSUER'S ADDRESS:             c/o GPU Service, Inc.
                              310 Madison Avenue
                              Morristown, New Jersey 07962

ISSUER'S TELEPHONE NUMBER:    (973) 455-8200

SELLER OF THE PROPERTY
TO THE ISSUER:                JCP&L Transition, Inc., a wholly-owned indirect
                              subsidiary of JCP&L, which is referred to as the seller. The seller is a Delaware corporation formed solely for the purpose of acquiring the bondable transition property and selling it to the issuer, and holding all of the equity interest in the issuer.

SELLER'S ADDRESS:             c/o GPU Service, Inc.
                              310 Madison Avenue
                              Morristown, New Jersey 07962

SELLER'S TELEPHONE NUMBER:    (973) 455-8200

SERVICER OF THE PROPERTY:     JCP&L

TRUSTEE:                      [                          ]

MINIMUM DENOMINATION:         $1,000

THE COLLATERAL

     The transition bonds will be secured primarily by bondable transition property, a presently existing property right created by the New Jersey Electric Discount and Energy Competition Act of 1999 (referred to as the "Competition Act") and a financing order (referred to as the "BPU financing order") issued by the New Jersey Board of Public Utilities (referred to as the "BPU"). In general terms, the bondable transition property represents the irrevocable right to charge, collect and receive, and be paid from collections of, a non-bypassable transition bond charge payable by JCP&L's customers in an amount sufficient to pay:

         o the fees, expenses, costs, charges, credit enhancement and premiums, if any, associated with the transition bonds and their issuance, and

         o  the principal amount of and interest on the transition bonds.

     The proceeds of the transition bonds will be used to reduce a portion of JCP&L's stranded costs through the retirement of its debt or equity, or both. Stranded costs are (1) the amount by which the net cost of the electric public utility's electric generating assets or electric power purchase contracts, which traditionally would be recoverable in a regulated environment, exceeds the market value of those assets or contracts in a competitive supply marketplace, as determined by the BPU, and (2) the costs of buydowns or buyouts of power purchase contracts. The bondable transition property is described in more detail under "THE CONTRIBUTION AGREEMENT -- ASSIGNMENT OF BONDABLE TRANSITION PROPERTY AND RELATED RIGHTS TO THE SELLER" in the prospectus.

     For convenience of usage in this prospectus supplement and the prospectus, there are numerous references to the holding and transfer of bondable transition property by JCP&L and others. However, pursuant to New Jersey state law and the BPU financing order, bondable transition property arises, and constitutes a vested, presently existing property right, upon (i) the transfer to an assignee and (ii) receipt of consideration therefor.

     As used throughout this prospectus supplement, a customer is an end user of electricity that is connected to any part of JCP&L's transmission and distribution system and is located within JCP&L's service territory, other than
(1) the single end user presently taking service under an experimental JCP&L rate class that accounted for approximately 1.7% of JCP&L's kilowatt hour sales in 1999 and (2) certain end users that are connected to JCP&L's transmission and distribution system but who self-generate from on-site facilities. End users who self-generate will not pay the transition bond charge with respect to such generation, unless new on-site generation facilities in the aggregate reduce the kilowatt hours distributed by JCP&L to 92.5% or less of the kilowatt hours distributed by it in 1999.

     In connection with the issuance of the transition bonds, JCP&L will make a capital contribution of the bondable transition property to JCP&L Transition Holdings, Inc., a Delaware corporation wholly owned by JCP&L (referred to as "JCP&L Sub"). JCP&L Sub, in turn, will contribute the bondable transition property to the seller, its wholly-owned subsidiary, which will then sell the bondable transition property to the issuer. JCP&L, as servicer of the bondable transition property, will collect the transition bond charge from customers on behalf of the issuer. However, under certain circumstances, third party suppliers of electricity to JCP&L's customers may be allowed to bill and collect the transition bond charge from customers and will then be required to pay the billed amounts to JCP&L, as servicer. Since the amount of transition bond charge collections will depend on the amount of electricity consumed by customers within JCP&L's service territory, these collections may vary substantially from year to year. See "SERVICING OF THE BONDABLE TRANSITION PROPERTY" in the prospectus.

PAYMENT SOURCES

     On each payment date, the trustee will pay amounts scheduled to be paid on transition bonds from amounts available for withdrawal from trust accounts held by the trustee or paid pursuant to contracts pledged to secure one or more series of transition bonds, including collections received from the servicer with respect to the transition bond charge during the prior three months. All series of transition bonds, including the series 2000-A transition bonds, will be payable from bondable transition property. If another series of transition bonds is issued, the principal source of repayment for that series will also be the transition bond charge collected by the servicer. See "THE INDENTURE -- TRANSITION BONDS MAY BE ISSUED IN VARIOUS SERIES OR CLASSES" in the prospectus.

                                  RISK FACTORS

     Consider carefully the risk factors beginning on page 12 of the attached prospectus.

                       THE SERIES 2000-A TRANSITION BONDS

     The transition bonds will be issued under and secured pursuant to the indenture between the issuer and the trustee, as supplemented for each series of transition bonds. The following summary does not purport to be complete and is qualified by reference to the terms and provisions of the indenture and the transition bonds.

     The transition bonds will be issued in minimum denominations of $1,000 and in integral multiples of that amount. The transition bonds will consist of ___ classes, in the initial principal amounts, bearing the interest rates and having the expected final payment dates and legal final maturity dates set forth below:

                                     TABLE 1

  Class      Principal Balance  Interest Rate  Expected Final    Legal Final
  -----      -----------------  -------------   Payment Date     Maturity Date
                                                ------------     -------------
  _______    $______________      _____%
  _______    $______________      _____%
  _______    $______________      _____%


The expected final payment date for each class of the series 2000-A transition bonds is the date on which there is expected to be no further outstanding principal balance of that class in accordance with the expected amortization schedule for that class. The legal final maturity date for each class of the series 2000-A transition bonds is the date on which the issuer is required to pay any outstanding principal balance of that class.

INTEREST PAYMENTS

     Interest on each class of series 2000-A transition bonds will accrue from the date of issuance until the first payment date, and thereafter from payment date to payment date until the transition bonds have been paid in full, at the interest rates indicated in Table 1. The issuer is required to pay interest quarterly on ______________, ______________, ______________ and ______________
of each year, beginning ______________, 2000, or, if such day is not a business day, the following business day. Each such day is referred to as a payment date.

     On each payment date, the issuer will pay interest on each class of the series 2000-A transition bonds as follows:

   o if there has been a payment default, any unpaid interest payable on any prior payment dates, together with interest on any such unpaid interest; and

   o accrued interest on the principal balance of each class of series 2000-A transition bonds since the close of business on the preceding payment date, or the date of the original issuance of the class of series 2000-A transition bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date.

The record date to determine the holders entitled to receive interest payments will be the business day prior to each payment date. The issuer will pay interest on the series 2000-A transition bonds prior to paying principal of the transition bonds. See "THE TRANSITION BONDS -- PAYMENTS OF INTEREST AND PRINCIPAL ON THE TRANSITION BONDS" in the prospectus. If there is a shortfall in the amounts necessary to make interest payments, the trustee will distribute interest pro rata to each series and class of transition bonds based on the interest then due on that series or class. The issuer will calculate interest on the basis of a 360-day year of twelve 30-day months.

     [Interest on the series 2000-A floating rate transition bonds, class ___, will be calculated as follows:]

     [To be provided at issuance for any class with a floating interest rate.]

PRINCIPAL PAYMENTS

     On each payment date, the issuer will distribute principal of the series 2000-A transition bonds to the series 2000-A transition bondholders, in accordance with the expected amortization schedule and to the extent funds are available, in the following order:

     (1) to the holders of the class __ transition bonds, until the principal balance of that class has been reduced to zero;

     (2) [Add other classes]

     The issuer will not, however, distribute principal of any class of series 2000-A transition bonds on a payment date if making such payment would reduce the principal balance of a class to an amount lower than that specified in the expected amortization schedule for that class on that payment date. The entire unpaid principal amount of each class of the series 2000-A transition bonds will be due and payable on the legal final maturity date for that class. If an event of default under the indenture has occurred and is continuing, the trustee, or the holders of not less than a majority of the outstanding principal amount of the transition bonds of all series, voting together as a single class, may declare the unpaid principal amount of all outstanding transition bonds together with accrued interest due and payable. If there is a shortfall in the amount necessary to make principal payments that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal pro rata among the series and classes of transition bonds in proportion to the amount of principal due and payable for each series or class. If there is a shortfall in the amount necessary to make scheduled principal payments, the trustee will distribute principal pro rata among the series and classes in proportion to the amount scheduled to be paid for each series or class.

     The following table sets forth the principal balance from the issuance date to the expected final payment date that is scheduled to remain outstanding for each class of the series 2000-A transition bonds. The table reflects the principal balance for each class at each payment date following scheduled payments of principal on that date. In establishing the expected amortization schedule for the series 2000-A transition bonds, it has been assumed, among other things, that:

     (1) the series 2000-A transition bonds are issued on ________;

     (2) payments on the series 2000-A transition bonds are made on each payment date, commencing on___________;

     (3) the initial annual servicing fee for the series 2000-A transition bonds equals _____% of the initial outstanding principal balance of the series 2000-A transition bonds;

     (4) there are no net earnings on amounts on deposit in the collection account;

     (5) operating expenses, including all fees, costs and charges of the issuer and the trustee, are paid in the amount of $_____ in the aggregate for all series on each payment date and that these amounts are payable in arrears; and

     (6) all transition bond charge collections are received in accordance with JCP&L's forecasts and deposited in the collection account.

                                     TABLE 2

                         EXPECTED AMORTIZATION SCHEDULE

                                                 Scheduled Outstanding
    Payment Dates             Class               Principal Balance
    -------------             -----               -----------------











     There can be no assurance that the principal balance of any class of the series 2000-A transition bonds will be reduced at the rate indicated in the foregoing table. The actual rates of reduction in class principal balances may be slower but, except in the case of optional redemption (as discussed below) or upon acceleration of the transition bonds due to an event of default, not faster than those indicated in Table 2. The series 2000-A transition bonds will not be in default if principal is not paid as specified above in Table 2; however, a default will occur if the entire outstanding principal balance of any class is not paid on or before the legal final maturity date of that class.

OPTIONAL REDEMPTION

     The issuer may redeem all of the outstanding series 2000-A transition bonds, at its option, on any payment date if the outstanding principal balance of the series 2000-A transition bonds (after giving effect to payments scheduled to be made on that payment date) is less than 5% of the initial principal balance of the series 2000-A transition bonds. Upon redemption, the issuer will pay the outstanding principal amount of the series 2000-A transition bonds and interest accrued and unpaid up to the redemption date. The trustee will give notice of the redemption to series 2000-A transition bondholders not less than five days nor more than 45 days prior to the redemption date. The series 2000-A transition bonds will not be redeemed before the expected final payment date in any other circumstances other than in the case of acceleration due to an event of default.

                               CREDIT ENHANCEMENT

     Credit enhancement for the series 2000-A transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

PERIODIC ADJUSTMENT OF THE TRANSITION BOND CHARGE

     Credit enhancement for the transition bonds includes mandatory periodic adjustments by the BPU to the transition bond charge to be billed to customers, upon the petition by JCP&L, as servicer. JCP&L, as servicer, will petition for an adjustment at least annually. The periodic adjustments will be designed to ensure, among other things, that sufficient funds for timely payments of principal and interest on the transition bonds will be available in accordance with the expected amortization schedule set forth in Table 2 above. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in the prospectus. The adjustments will be made if there are excess collections or if the transition bond charge does not produce sufficient revenues:

     (1) to pay ongoing transaction expenses and fees;

     (2) to make timely principal and interest payments on the transition bonds in accordance with the expected amortization schedule; and

     (3) to fund and/or replenish the subaccounts, including the capital subaccount and overcollateralization subaccount, to their required levels.

COLLECTION ACCOUNT AND SUBACCOUNTS

     The trustee will establish a collection account to hold the capital contribution made to the issuer and amounts remitted by the servicer from time to time. The collection account will contain the funds securing the transition bonds. The collection account will consist of subaccounts including the following:

     o   the general subaccount;

     o   the capital subaccount;

     o   the overcollateralization subaccount; and

     o   the reserve subaccount.

     Withdrawals from and deposits to these subaccounts will be made as described under "THE INDENTURE -- THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS" and "-- HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the prospectus.

     The General Subaccount. Transition bond charge collections remitted by the servicer to the trustee will be deposited into the general subaccount.

     Allocations from the general subaccount will be made as described under "THE INDENTURE -- HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the prospectus. On each payment date, the trustee will withdraw funds, to the extent available following payment of expenses of the trustee and servicer and certain other fees and expenses, from the general subaccount to make payments on all series of transition bonds as follows:

     (1) current and past due interest payable on that payment date, including interest on past due interest;

     (2) the principal of any series payable as a result of an acceleration following the occurrence of an event of default, the principal of any series payable on the legal final maturity date of that series, or the principal of any series payable on a redemption date; and

     (3) principalscheduled to be paid on any series on that payment date, excluding amounts provided for in item (2) above.

     The Capital Subaccount. Upon the issuance of the series 2000-A transition bonds, JCP&L will, through JCP&L Sub and the seller, make a capital contribution to the issuer in the amount of $_____, which represents [0.50%] of the initial principal balance of that series. This amount is the required capitalization amount for that series and shall be held in the capital subaccount. If amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are not sufficient on any payment date to pay the expenses, fees and charges specified in the indenture and to make scheduled payments to the transition bondholders, the trustee will withdraw amounts from the capital subaccount to make those payments. The required capitalization amount has been set at a level sufficient to obtain the ratings on the series 2000-A transition bonds that are described below under "RATINGS FOR THE SERIES 2000-A TRANSITION BONDS." The required capitalization amount for each future series of transition bonds will be set at an amount sufficient to preclude any downgrading or withdrawal of the ratings on the series 2000-A transition bonds upon the issuance of those future series of transition bonds and will be set forth in the applicable prospectus supplement for that future series. Upon any future issuance, the required capitalization level at any time will equal the aggregate of the required capitalization levels for all outstanding series. See also "THE TRANSITION BONDS -- CREDIT ENHANCEMENT FOR THE TRANSITION BONDS" in the prospectus.

     The Overcollateralization Subaccount. The required overcollateralization amount for the series 2000-A transition bonds is $_____ million, which represents [0.50]% of the initial outstanding balance of that series. The overcollateralization amount will be collected and deposited in the overcollateralization subaccount over the life of the transition bonds. The trustee will deposit in the overcollateralization subaccount transition bond charge collections to maintain that subaccount at an amount which is referred to as the required overcollateralization level, which is equal to the amounts shown in Table 3 below for each payment date. The required overcollateralization amount has been set at a level sufficient to obtain the ratings on the series 2000-A transition bonds that are described below under "RATINGS FOR THE SERIES 2000-A

TRANSITION BONDS." The required overcollateralization amount for each future series of transition bonds will be set at an amount sufficient to preclude any downgrading or withdrawal of the ratings on the series 2000-A transition bonds upon the issuance of those future series of transition bonds and will be set forth in the applicable prospectus supplement for that future series. Upon any future issuance, the required overcollateralization level at any time will equal the aggregate of the required overcollateralization levels for all outstanding series. See also "THE TRANSITION BONDS -- CREDIT ENHANCEMENT FOR THE TRANSITION BONDS" in the prospectus.

                                     TABLE 3

                  REQUIRED OVERCOLLATERALIZATION LEVEL SCHEDULE
                       FOR SERIES 2000-A TRANSITION BONDS

                   Required Over-                             Required Over-
 Payment Date  Collateralization Level   Payment Date    Collateralization Level
 ------------  -----------------------   ------------    -----------------------










     If amounts available in the general subaccount and the reserve subaccount are not sufficient on any payment date to pay the expenses, fees and charges specified in the indenture and to make scheduled payments to the transition bondholders, the trustee will withdraw amounts from the overcollateralization subaccount to make those payments.

     The Reserve Subaccount. The reserve subaccount will be funded with any transition bond charge collections and earnings on amounts in the collection account, other than the capital subaccount, in excess of the amount necessary to pay the following amounts on any payment date:

     (1) expenses of the trustee and the servicer and other fees and expenses;

     (2) principal and interest payments on the transition bonds payable or scheduled to be paid on that payment date, including past due amounts;

     (3) any amount required to replenish the capital subaccount to the required capital level; and

     (4) the amounts required to fund the overcollateralization subaccount to the required overcollateralization level.

     Disregarding interest earnings on funds held in the collection account, the transition bond charge is calculated so that, if projected consumption is realized exactly, there should not be any amounts in the reserve subaccount. In the event that there are such amounts in the reserve subaccount, the transition bond charge will be adjusted periodically in a manner designed to eliminate these amounts.

     On any payment date, if amounts available in the general subaccount are not sufficient to pay the expenses, fees and charges specified in the indenture, and to make scheduled payments to the transition bondholders, the trustee will first withdraw amounts from the reserve subaccount to make those payments before withdrawing amounts from the overcollateralization subaccount and, then, from the capital subaccount.

                   DESCRIPTION OF BONDABLE TRANSITION PROPERTY

     Bondable transition property is a presently existing property right created by the Competition Act and the BPU financing order. Bondable transition property represents the irrevocable right of an electric public utility to charge, collect and receive, and be paid from collections of, a non-bypassable transition bond charge, in amounts sufficient to pay debt service on the transition bonds and ongoing costs related to the transaction, which includes recovery of the following, referred to as bondable stranded costs:

     (1) the stranded costs of an electric public utility approved by the BPU for recovery through the issuance of transition bonds;

     (2) the cost of retiring existing debt or equity capital of the electric public utility, including accrued interest, premiums, and other related fees, costs and charges, as approved by the BPU, with the proceeds of the financing of bondable transition property; and

     (3) the costs incurred to issue, service or refinance the transition bonds, including interest, acquisition or redemption premium, and other financing costs and related fees, costs and charges, whether paid upon issuance or over the life of the transition bonds, including but not limited to credit enhancements, service charges, overcollateralization, interest rate caps, swaps or collars, yield maintenance, maturity guarantees and other hedging agreements, equity investments, operating costs and other related fees, costs and charges, or to assign, sell or otherwise transfer bondable transition property, as approved by the BPU.

                           THE TRANSITION BOND CHARGE

     The bondable stranded costs authorized in the BPU financing order are to be recovered from customers of JCP&L through the assessment of the non-bypassable transition bond charge.

     JCP&L Will Assess the Transition Bond Charge on Customers. JCP&L, in its capacity as servicer of the bondable transition property under the servicing agreement, will assess the transition bond charge on the bills of its customers. See "INTRODUCTION -- THE COLLATERAL" in the prospectus for a description of JCP&L's customers. The transition bond charge will be a uniform non-bypassable per kilowatt hour charge assessed against customers on their bills, regardless of customer rate class, as part of JCP&L's regular billing. The amount of the charge will depend generally on the amount of electricity delivered to the customer through JCP&L's transmission and distribution system. Any third party electric power supplier of electricity to JCP&L's customers must pay JCP&L the transition bond charge billed by such third party electric power supplier to JCP&L's customers.

     JCP&L Will Calculate the Transition Bond Charge. JCP&L, as servicer, will calculate the transition bond charge based on the total amount required to be billed to customers to generate transition bond charge collections sufficient to ensure timely payment of principal of and interest on the transition bonds and the other amounts required to be paid by the issuer. The charge will be reflected in each customer's bill. Actual transition bond charge collections may vary from projected collections due to changes in electricity consumption patterns, total usage, the number of customers, rates of delinquencies and write-offs and other factors. See Tables 1 through 7 under "SERVICING OF THE BONDABLE TRANSITION PROPERTY" in the prospectus. JCP&L, as servicer, is required to seek adjustments to the transition bond charge as described under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in the prospectus, in order to adjust for such variations.

     The BPU's Transition Bond Charge Adjustment Process. Transition bond charge collections are intended to be neither more nor less than the amount necessary to pay the principal of the transition bonds of each series in accordance with the expected amortization schedule, to pay interest on each series, to pay related expenses and to fund or replenish the subaccounts. There is no limit on the number of transition bond charge adjustments that may be sought and implemented. Furthermore, New Jersey law requires that the BPU continue to approve transition bond charge adjustments calculated in accordance with the formula until there are no transition bonds outstanding and all fees and expenses of the issuer have been paid. In order to enhance the likelihood that the proper transition bond charge amount is collected, the servicing agreement requires that the servicer petition the BPU to approve adjustments to the transition bond charge at least annually. The adjustments will increase or decrease the transition bond charge so that transition bond charge collections will be in an amount sufficient to amortize principal on the transition bonds in accordance with the expected amortization schedule for each series of the transition bonds, and to pay interest, fees and expenses, and will be in an amount required to ensure receipt of revenues sufficient to provide for the full recovery of bondable stranded costs. Each periodic adjustment will become effective on an interim basis 30 days after filing, absent a determination of manifest error by the BPU, and will become final 60 days thereafter in the absence of a BPU order to the contrary. Under the BPU financing order, "manifest error" means an arithmetic error evident on the face of the filing.

     Initially, JCP&L estimates that the transition bond charge will be
approximately $         per kilowatt hour for customers of all rate classes,
beginning on the issuance date for the series 2000-A transition bonds. See "THE COMPETITION ACT" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in the prospectus.

                 UNDERWRITING THE SERIES 2000-A TRANSITION BONDS

     The issuer, the seller, JCP&L Sub, JCP&L and the underwriters for the offering named below, for whom Goldman, Sachs & Co. is acting as the representative, have entered into an underwriting agreement with respect to the series 2000-A transition bonds. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of series 2000-A transition bonds indicated in the following table.

                 Underwriters                 Principal Amount of Class
                 ------------                 -------------------------

                                             A-1         A-2       A-3

         Goldman, Sachs & Co.
         Total......................

     Under the underwriting agreement, the underwriters will purchase all of the series 2000-A transition bonds if any are purchased. Series 2000-A transition bonds sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any series 2000-A transition bonds sold by the underwriters to securities dealers may be sold at a discount from the initial public offering
price of up to     % of the principal amount of series 2000-A transition bonds.
Any such securities dealers may resell any series 2000-A transition bonds purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to % of the principal amount of series 2000-A transition bonds. If all the series 2000-A transition bonds are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

     The series 2000-A transition bonds are a new issue of securities with no established trading market. The issuer and JCP&L have been advised by the underwriters that the underwriters intend to make a market in the series 2000-A transition bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the series 2000-A transition bonds.

     In connection with this offering, the underwriters may purchase and sell series 2000-A transition bonds in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of series 2000-A transition bonds than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the series 2000-A transition bonds while this offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased the series 2000-A transition bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the series 2000-A transition bonds. As a result, the price of the series 2000-A transition bonds may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The issuer estimates that its total expenses for this offering, excluding
underwriting discounts and commissions, will be approximately $          .

     The issuer, the seller, JCP&L Sub and JCP&L have agreed to reimburse the several underwriters for certain expenses and to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and related services to JCP&L and its affiliates for which they have in the past received, and in the future may receive, customary fees.

                 RATINGS FOR THE SERIES 2000-A TRANSITION BONDS

     It is a condition of any underwriter's obligation to purchase the series 2000-A transition bonds that the series 2000-A transition bonds be rated ___ by Standard & Poor's Rating Services, ___ by Moody's Investors Service Inc., ___ by Fitch IBCA Inc. and __ by Duff & Phelps Credit Rating Company.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. No person is obligated to maintain the rating on the transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of the transition bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of the transition bonds is revised or withdrawn, the liquidity of that class may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than payment in full of each class of the transition bonds by the applicable legal final maturity date.

                               INCOME TAX MATTERS

     See "MATERIAL INCOME TAX MATTERS FOR THE HOLDERS OF THE TRANSITION BONDS" in the prospectus.

                     Subject to Completion. Dated [ ], 2000

PROSPECTUS

                          JCP&L TRANSITION FUNDING LLC
                         Issuer of the Transition Bonds

                                TRANSITION BONDS

                      JERSEY CENTRAL POWER & LIGHT COMPANY
                                    Servicer

     Consider carefully the risk factors beginning on page 12 of this prospectus before buying the transition bonds.

     The transition bonds represent obligations only of JCP&L Transition Funding LLC, which is the issuer, and are backed only by the assets of the issuer. None of Jersey Central Power & Light Company, its parent, GPU, Inc., or any of their respective affiliates, other than the issuer, is liable for payments on the transition bonds.

     There currently is no secondary market for the transition bonds.

     This prospectus, together with the applicable prospectus supplement, constitutes a summary of material terms of the offering of a series of transition bonds. Prospective investors are urged to read both this prospectus and the prospectus supplement in full. Sales of the transition bonds may not be consummated unless the purchaser has received both this prospectus and the prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, NOR HAVE THEY DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


___________ _____, 2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                   PROSPECTUS


                                                                                                            Page

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS...............................................1
SUMMARY OF TERMS..............................................................................................1
RISK FACTORS.................................................................................................12
     Judicial, Legislative or Regulatory Action That May Adversely Affect Your Investment....................12
     Servicing Risks.........................................................................................17
     The Risks Associated With Potential Bankruptcy Proceedings..............................................22
     Other Risks Associated With An Investment In The Transition Bonds.......................................25
FORWARD-LOOKING STATEMENTS...................................................................................27
JERSEY CENTRAL POWER & LIGHT COMPANY.........................................................................28
WHERE YOU CAN FIND MORE INFORMATION..........................................................................29
THE COMPETITION ACT..........................................................................................30
     Recovery of Stranded Costs is Allowed for JCP&L and Other New Jersey Utilities..........................30
     JCP&L and Other Utilities May Securitize Stranded Costs.................................................31
JCP&L'S RESTRUCTURING........................................................................................34
THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE.......................................................35
     The BPU Financing Order.................................................................................35
     The BPU's Transition Bond Charge Adjustment Process.....................................................37
SERVICING OF THE BONDABLE TRANSITION PROPERTY................................................................38
     JCP&L'S Customer Classes................................................................................38
     Billed Electric Revenue, Number of Customers and Consumption............................................38
     How JCP&L Forecasts the Number of Customers and the Amount of  Electricity Usage........................39
     Credit Policy; Billing; Collections; Termination of Service.............................................41
     Loss and Delinquency Experience.........................................................................43
     How JCP&L Will Apply Partial Payments by its Customers..................................................44
JCP&L TRANSITION FUNDING LLC, THE ISSUER.....................................................................44
HOW THE ISSUER WILL USE THE PROCEEDS OF THE TRANSITION BONDS.................................................47
THE TRANSITION BONDS.........................................................................................47
     General Terms of the Transition Bonds...................................................................47
     Payments of Interest and Principal on the Transition Bonds..............................................48
     Optional Redemption of the Transition Bonds.............................................................49
     Credit Enhancement for the Transition Bonds.............................................................50
     Transition Bonds Will Be Issued in Book-Entry Form......................................................51
     Certificated Transition Bonds...........................................................................54
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR
     THE TRANSITION BONDS....................................................................................55
THE CONTRIBUTION AGREEMENT...................................................................................56
     Assignment of the Bondable Transition Property and Related Rights to the Seller.........................56
     JCP&L's Representations and Warranties..................................................................57
     JCP&L's Covenants.......................................................................................62
     JCP&L's Obligation to Indemnify the Issuer and the Trustee and to Take Legal Action.....................66
     Successors to JCP&L.....................................................................................67
     THE SALE AGREEMENT......................................................................................68
     Sale and Assignment of Bondable Transition Property and Rights Under
          the Contribution Agreement.........................................................................68
THE SERVICING AGREEMENT......................................................................................69
     JCP&L'S Servicing Procedures............................................................................70


     The BPU's Transition Bond Charge Adjustment Process.....................................................72
     JCP&L'S Transition Bond Charge Collections..............................................................73
     JCP&L'S Compensation for Its Role as Servicer and Its Release of Other Parties..........................73
     JCP&L'S Duties as Servicer..............................................................................73
     JCP&L'S Representations and Warranties as Servicer......................................................74
     JCP&L, as Servicer, Will Indemnify the Issuer and Other Related Entities................................75
     JCP&L, as Servicer, Will Provide Statements to the Issuer and to the Trustee............................76
     JCP&L Will Provide Compliance Reports Concerning the Servicing Agreement................................76
     Matters Regarding JCP&L as Servicer.....................................................................77
     Events Constituting a Default by JCP&L in Its Role as Servicer..........................................78
     The Trustee's Rights if JCP&L Defaults as Servicer......................................................79
     The Obligations of a Servicer that Succeeds JCP&L.......................................................79
THE INDENTURE................................................................................................80
     The Security for the Transition Bonds...................................................................80
     Transition Bonds May Be Issued in Various Series or Classes.............................................81
     The Collection Account for the Transition Bonds.........................................................82
     How Funds in the Collection Account Will Be Allocated...................................................86
     Reports to Holders of the Transition Bonds..............................................................88
     The Issuer and the Trustee May Modify the Indenture.....................................................89
     What Constitutes an Event of Default on the Transition Bonds............................................92
     Covenants of the Issuer.................................................................................94
     Access to the List of Holders of the Transition Bonds...................................................96
     The Issuer Must File an Annual Compliance Statement.....................................................97
     The Trustee Must Provide a Report to All Transition Bondholders.........................................97
     What Will Trigger Satisfaction and Discharge of the Indenture...........................................97
     The Issuer's Legal Defeasance and Covenant Defeasance Options...........................................97
     The Trustee.............................................................................................99
HOW A BANKRUPTCY OF THE ISSUER, THE SELLER, JCP&L SUB
     OR THE SERVICER MAY AFFECT YOUR INVESTMENT.............................................................100
MATERIAL INCOME TAX MATTERS FOR THE HOLDERS OF THE TRANSITION BONDS.........................................104
     General................................................................................................104
     Taxation of U.S. Holders...............................................................................106
     Taxation of Non-U.S. Holders...........................................................................107
     Information Reporting and Backup Withholding...........................................................109
     Material State of New Jersey Tax Matters...............................................................109
ERISA CONSIDERATIONS........................................................................................109
     Prohibited Transaction Issues..........................................................................110
     Plan Asset Issues......................................................................................112
PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS...............................................................113
RATINGS FOR THE TRANSITION BONDS............................................................................113
VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS......................................................114


                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                               IN THIS PROSPECTUS

     You should rely only on information on the transition bonds provided in this prospectus and in the related prospectus supplement. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuer or by Jersey Central Power & Light Company (referred to as "JCP&L"), the underwriters or any dealer, salesperson or other person. Neither the delivery of this prospectus and the prospectus supplement nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time since the date of this prospectus or the prospectus supplement. This prospectus and the prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.

                                SUMMARY OF TERMS

     This summary contains a brief description of the transition bonds that applies to all series of transition bonds issued under this prospectus. Information that relates to a specific series of transition bonds can be found in the prospectus supplement related to that series. You will find a detailed description of the terms of the offering of the transition bonds in "THE TRANSITION BONDS" in this prospectus.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 12 OF THIS PROSPECTUS.


THE ISSUER:                        JCP&L Transition Funding LLC, a Delaware
                                   limited liability company (referred to as the "issuer"). The issuer was formed solely to purchase bondable transition property from the seller and to issue one or more series of transition bonds secured by the bondable transition property.

ISSUER'S ADDRESS:                  c/o GPU Service, Inc., 310 Madison Avenue,
                                   Morristown, New Jersey 07962

ISSUER'S TELEPHONE NUMBER:         (973) 455-8200

SELLER OF THE BONDABLE             JCP&L Transition, Inc., a Delaware
TRANSITION  PROPERTY TO            corporation (referred to as the "seller") and
THE ISSUER:                        a wholly-owned indirect subsidiary of JCP&L.
                                   The seller was formed solely for the purpose of acquiring the bondable transition property and selling it to the issuer, and holding all of the equity interest in the issuer. JCP&L will make a capital contribution of the bondable transition property to JCP&L Transition Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of JCP&L (referred to as "JCP&L
                                   Sub"). JCP&L Sub, in turn, will make a
                                   capital contribution of the bondable
                                   transition property to the seller which is a wholly-owned subsidiary of JCP&L Sub. The seller will then sell such bondable transition property to the issuer. JCP&L, a public utility furnishing electric service wholly within the State of New Jersey, is a subsidiary of GPU, Inc., a holding company registered under the Public Utility Holding
                                   Company Act of 1935. JCP&L provides retail electric service within a territory located in northern, western and east central New
                                   Jersey having a population of approximately
                                   2.6 million.


SELLER'S ADDRESS:                  c/o GPU Service, Inc., 310 Madison Avenue,
                                   Morristown, New Jersey 07962

SELLER'S TELEPHONE NUMBER:         (973) 455-8200

SERVICER OF THE BONDABLE
TRANSITION PROPERTY:               JCP&L, acting as servicer, and any successor
                                   servicer, will service the bondable
                                   transition property, including the billing, collection and remittance of the transition bond charge pursuant to a servicing agreement with the issuer.

                                   JCP&L will be entitled to an annual servicing fee that will be payable from the transition bond charge collections. If JCP&L is replaced by a successor servicer that does not concurrently bill the transition bond charge with other charges for electric services, the successor servicer will be paid an annual fee that may be higher than that paid to JCP&L.

TRUSTEE:                           [                    ]

THE ASSETS OF THE ISSUER:          The issuer will own:

                                   o the bondable transition property sold to the issuer (See "THE CONTRIBUTION AGREEMENT -- ASSIGNMENT OF THE BONDABLE TRANSITION PROPERTY AND

                                      RELATED RIGHTS TO THE SELLER" in this
                                      prospectus);

                                   o  trust accounts held by the trustee; and

                                   o other credit enhancement acquired or held to ensure payment of the transition bonds, if any.

TRANSACTION OVERVIEW:              New Jersey law permits electric public
                                   utilities, such as JCP&L, to recover the costs of generation-related investments and other obligations that cannot be recouped through market-based rates in a competitive electricity generation market. These costs are commonly known as stranded costs. The New
                                   Jersey Board of Public Utilities (referred to as the "BPU") may authorize an electric public utility or a transferee to issue debt securities, referred to as transition bonds, secured by the right to charge, collect and receive, and be paid from collections of, a non-bypassable transition bond charge payable by the utility's customers, by means of which the utility pays debt service and other costs relating to the transition bonds. This right to charge, collect and receive transition bond charges will be a presently existing property right of the issuer referred to as bondable transition property. See "THE
                                   TRANSITION BONDS" in this prospectus.

                                   The following sets forth the primary steps of the transaction underlying the offering of the transition bonds:

                                   o  JCP&L will, through JCP&L Sub, make a
                                      capital contribution of the bondable
                                      transition property to the seller, which will then sell the bondable transition property to the issuer in exchange for the net proceeds from the sale of the transition bonds. The seller will distribute the net proceeds it receives to JCP&L Sub, which will, in turn, distribute the net proceeds to JCP&L.

                                   o  JCP&L will, through JCP&L Sub and the
                                      seller, also make a capital contribution to the issuer equal to [0.50%] of the initial principal amount of the transition bonds.

                                   o  The issuer, whose primary asset will be
                                      the bondable transition property, will
                                      sell the transition bonds to the
                                      underwriters named in the prospectus
                                      supplement.

                                   o  JCP&L will act as the servicer of the
                                      bondable transition property.

                                   o GPU Service, Inc., an affiliate of JCP&L, will act as administrator of the issuer.

                                   The transition bonds and the bondable
                                   transition property securing the transition bonds are not obligations of JCP&L, GPU, Inc. or any of their respective affiliates, other than the issuer. The transition bonds and the bondable transition property are also not obligations of the State of New Jersey or any governmental agency, authority or instrumentality of the State.

PARTIES TO THE TRANSACTION

                                [Disagram omitted]

THE COLLATERAL

     The transition bonds will be secured primarily by bondable transition property, a presently existing property right created by the New Jersey Electric Discount and Energy Competition Act of 1999 (referred to as the "Competition Act") and a financing order (referred to as the "BPU financing order") issued by the BPU to JCP&L. In general terms, the bondable transition property represents the irrevocable right to charge, collect and receive, and be paid from collections of, a non-bypassable transition bond charge payable by JCP&L's customers in an amount sufficient to pay:

     o the fees, expenses, costs, charges, credit enhancement and premiums, if any, associated with the transition bonds and their issuance; and

     o   the principal amount of and interest on the transition bonds.

     As used throughout this prospectus, a customer is an end user of electricity that is connected to any part of JCP&L's transmission and distribution system and is located within JCP&L's service territory, other than
(1) the single end user presently taking service under an experimental JCP&L rate class that accounted for approximately 1.7% of JCP&L's kilowatt hour sales in 1999 and (2) certain end users that are connected to JCP&L's transmission and distribution system but who self-generate from on-site facilities. End users who self-generate will not pay the transition bond charge with respect to such generation, unless new on-site generation facilities in the aggregate reduce the kilowatt hours distributed by JCP&L to 92.5% or less of the kilowatt hours distributed by it in 1999.

     JCP&L will, through JCP&L Sub, make a capital contribution of the bondable transition property to the seller, which, in turn, will sell such bondable transition property to the issuer. The bondable transition property is described in more detail under "THE CONTRIBUTION AGREEMENT -- ASSIGNMENT OF BONDABLE TRANSITION PROPERTY AND RELATED RIGHTS TO THE SELLER" in this prospectus. JCP&L, as servicer of the bondable transition property, will bill and collect the transition bond charge from customers on behalf of the issuer. However, under certain circumstances, third party electric power suppliers to JCP&L's customers may be allowed to bill and collect the transition bond charge from JCP&L's customers. Any such third party electric power supplier will be required to pay the transition bond charges to the servicer, whether or not the customers pay the third party electric power supplier. See "SERVICING OF THE BONDABLE TRANSITION PROPERTY" in this prospectus.

     The net proceeds from the transition bonds will be used to reduce a portion of JCP&L's stranded costs through the retirement of its debt or equity, or both. Stranded costs are the amount by which an electric utility's net electric generation-related costs, which traditionally would be recoverable in a regulated environment, exceed those costs recoverable in a competitive electric supply market, as determined by the BPU.

PAYMENT SOURCES

     On each payment date, the trustee will pay amounts due on the transition bonds from

     o transition bond charges remitted by the servicer to the trustee on behalf of the issuer during the associated collection period;

     o   any third party credit enhancement; and

     o   amounts available from trust subaccounts held by the trustee.

These subaccounts are described in greater detail under "THE INDENTURE -- THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS" in this prospectus.

PRIORITY OF DISTRIBUTIONS

     On each payment date, the trustee will pay or allocate transition bond charges received from the servicer and all investment earnings on the amounts held in the collection account, except for amounts held in the capital subaccount, to the extent funds are available in the collection account, in the following priority:

     (1) payment of all amounts owed to the trustee and all amounts owed to the independent managers of the issuer;

     (2) payment of the servicing fees and all unpaid servicing fees from prior periods;

     (3) payment of the administration fee in an amount specified in the administration agreement between the issuer and GPU Service, Inc.;

     (4) so long as no event of default has occurred and is continuing or would be be caused by this payment, the payment of current operating expenses of the issuer (up to an annual aggregate of $_______for all series);

     (5)  payment of interest as follows:

          o first, unpaid interest on any series from prior periods, including payment of any amount payable to any swap or hedge counterparty on any interest rate swap or hedge agreement, including interest on past due interest;

          o then, payment of the current interest then due on the transition bonds of each series, including payment of any amount payable to the swap counterparty on any interest rate swap;

     (6) payment of the principal then legally required to be paid on the transition bonds of any series as follows:

          o the unpaid principal amount of any series if such payment date is on or after the legal final maturity date of that series; plus

          o the unpaid principal amount of any transition bonds called for redemption; plus

          o the unpaid principal amount of any series due upon an acceleration following an event of default;

     (7) payment of the principal then scheduled to be paid on the transition bonds of any series;

     (8) payment of any remaining unpaid operating expenses and indemnity amounts then owed by the issuer;

     (9) replenishment of any withdrawals from the capital subaccount, up to the aggregate required capitalization amount;

    (10) allocation of any required amount necessary to cause the amount in the overcollateralization subaccount to equal the aggregate required overcollateralization level;

    (11) payment of any termination or breakage amounts payable under any swap or hedge agreement relating to any floating rate transition bonds;

    (12) so long as no event of default has occurred and is continuing, release to the issuer of an amount equal to investment earnings since the preceding payment date on amounts in the capital subaccount; and

    (13)  allocation of the remainder, if any, to the reserve subaccount.

     See also "THE INDENTURE -- HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in this prospectus. A diagram depicting how the transition bond charge collections will be allocated may be found on page __ of this prospectus.

CREDIT ENHANCEMENT AND ACCOUNTS

     Unless otherwise specified in any prospectus supplement, the primary form of credit enhancement for the transition bonds will be mandatory periodic adjustments (which will be made at least annually) to the transition bond charge. The BPU is required to make periodic adjustments to the transition bond charge upon petition by JCP&L, as servicer, on behalf of the issuer, to ensure receipt of revenues sufficient to recover all amounts required to be distributed, including

     o for each series of transition bonds, principal of each class of such series in accordance with the expected amortization schedule;

     o   interest on the transition bonds;

     o other ongoing transaction costs and expenses as specified in items (1) through (11) above;

     o the funding of the overcollateralization subaccount in amounts sufficient to bring the balance in that subaccount to the aggregate required overcollateralization level; and

     o the funding of the capital subaccount in amounts sufficient to bring the balance in that subaccount to the aggregate required level.

     The servicer will petition the BPU to approve such adjustments to make up for any shortfall or excess in transition bond charge collections. In this way, the transition bond charge collections will be designed to meet the expected amortization schedule of payments of principal of the transition bonds, interest on the transition bonds and other fees, costs and expenses. The adjustments must be made at least annually. Expressed generally, the most likely primary causes of a shortfall or excess in transition bond charge collections include the following situations:

     o the actual electric consumption by JCP&L's customers varying from JCP&L's forecasts; and

     o the actual rate of collection of billed transition bond charges varying from JCP&L's expected rate of collection due to delinquencies and write-offs, including shortfalls created by third party electric power suppliers that default in payments of transition bond charges to the servicer.

See "RISK FACTORS -- SERVICING RISKS" in this prospectus. The transition bond charge collections will fund the collection account and various subaccounts as set forth below. These accounts are additional credit enhancement for the transition bonds.

     Collection Account - Under the indenture, the trustee will maintain a single collection account, divided into various subaccounts, some of which may be series specific and some of which may be held for all series of transition bonds. The primary subaccounts for credit enhancement purposes are:

     (1) Capital Subaccount - An amount specified in the prospectus supplement for each series of transition bonds will be deposited into the capital subaccount on the date of issuance of that series. Any shortfall in the capital subaccount that is not otherwise replenished will be replenished by periodic adjustments to the transition bond charge. The issuer will receive all interest earned on amounts held in the capital subaccount not used to meet current obligations. The required capitalization level at any time will equal the aggregate of the required capitalization levels for all outstanding series.

     (2) Overcollateralization Subaccount - The prospectus supplement for each series of transition bonds will specify a funding amount for that series for the overcollateralization subaccount. That amount will be funded over the term of such series, as specified in the prospectus supplement, through transition bond charge collections. The required overcollateralization level at any time will equal the aggregate of the required overcollateralization levels for all outstanding series.

     (3) Reserve Subaccount - Any excess amount of transition bond charge collections and investment earnings on amounts held in the collection account, other than earnings on amounts held in the capital subaccount, after payments have been made on a payment date, will be held in the reserve subaccount and be used to meet payment obligations on subsequent payment dates or, to the extent not so used, be applied to reduce the transition bond charge in connection with the next periodic adjustment.

     Each of the capital subaccount and the overcollateralization subaccount will be available to make payments for all series on each payment date and all other amounts as described in items (1) through (7) in "PRIORITY OF DISTRIBUTIONS" above. The reserve subaccount will be available to make payments for all series on each payment date and all other amounts as described in items
(1) through (7), (9) and (10) above. To the extent that amounts on deposit in the capital, overcollateralization and reserve subaccounts are needed for more than one series, but are insufficient, the amounts on deposit will be allocated to each series, in proportion to the amounts payable or scheduled to be paid from such subaccount with respect to each series on that payment date.

     Although it is not anticipated, additional credit enhancement for any series may include surety bonds or letters of credit. Additional forms of credit enhancement, if any, for each series will be specified in the related prospectus supplement. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

STATE PLEDGE

     Under the Competition Act, the State of New Jersey pledges and agrees with the holders of the transition bonds and with the issuer not to limit, alter or impair the bondable transition property or the other rights vested in an electric public utility or an assignee or pledgee of the utility or any financing entity, such as the issuer, or vested in the holders of any transition bonds pursuant to a financing order, until the transition bonds are fully paid and discharged. In addition, the State will not in any way limit, alter, impair or reduce the value or amount of the bondable transition property approved by a financing order except as contemplated by the periodic adjustments to the transition bond charge.

     Under certain circumstances, the State of New Jersey may not be required to adhere to its pledge. Any action by New Jersey which would constitute a violation of its pledge would have to be a reasonable exercise of the state's sovereign power and of a character appropriate to the state's public purpose in order to justify such an action. However, there is no existing case law addressing the exercise of the State of New Jersey's sovereign powers with respect to transition bonds. Alternatively, the State of New Jersey may not be required to adhere to its pledge if it pays just compensation to transition bondholders. There is also no existing case law addressing the issue of just compensation in the context of transition bonds.

ALLOCATIONS AND DISTRIBUTIONS

                                [Diagram omitted]

PAYMENTS OF INTEREST AND PRINCIPAL

     Interest on each class of transition bonds will accrue at the interest rate specified in the related prospectus supplement. On each payment date, the trustee will distribute interest accrued on each class of transition bonds and the scheduled principal payment for that class, if any, to the extent funds are available, until the outstanding principal balance of that class has been reduced to the level designated for each payment date in accordance with the expected amortization schedule.

     Failure to pay the entire outstanding balance of the transition bonds of any class or series by that series' expected final payment date will not result in a default with respect to that class or series; however, a default will occur if the entire outstanding balance of any class or series is not paid on or before the legal final maturity date of that class or series. The expected final payment date and the legal final maturity date of each series and class of transition bonds will be specified in the related prospectus supplement.

     To the extent that available funds are insufficient to pay principal, interest or any other of items (1) through (11) in "PRIORITY OF DISTRIBUTIONS" above, and amounts payable or scheduled to be paid are different for different series, those funds available for payment of that item will be allocated in proportion to the amount payable or scheduled to be paid with respect to that item for each series on that payment date.

OPTIONAL REDEMPTION

     The issuer may redeem all of the outstanding transition bonds of any series, at its option, only if, on any payment date, the outstanding principal balance of the transition bonds of that particular series (after giving effect to payments scheduled to be made on that payment date) is less than 5% of the initial principal balance of the transition bonds of that series. Unless otherwise specified in a prospectus supplement, there will be no other optional redemption for a series.

PAYMENT DATES AND RECORD DATES

     The payment dates and record dates for each series of transition bonds will be specified in the related prospectus supplement.

MATERIAL INCOME TAX CONSIDERATIONS

     In the opinion of Carter, Ledyard & Milburn, for federal income tax purposes, and in the opinion of [___________], for New Jersey state income tax purposes, the transition bonds will constitute debt obligations of the seller.

     JCP&L has received a private letter ruling from the Internal Revenue Service regarding certain of the federal income tax aspects of the transactions described above. Tax counsel have relied, in part, on that ruling in rendering their opinion that transition bonds will be treated as debt of the seller. If you purchase a transition bond, you agree to treat it as debt of the seller for federal, state and local tax purposes.

ERISA CONSIDERATIONS

     Pension plans and other investors subject to the Employee Retirement Income Security Act of 1974, as amended (referred to as "ERISA"), may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the investor's purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see "ERISA CONSIDERATIONS" in this prospectus.

REPORTS TO HOLDERS OF THE TRANSITION BONDS

     With respect to each series of transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each transition bondholder of that series. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the related supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date:

     (1) the amount to be paid to transition bondholders of that series and class as principal;

     (2) the amount to be paid to transition bondholders of that series and class as interest;

     (3) the projected transition bond principal balance and the actual transition bond principal balance for that series and class as of that payment date;

     (4) the amount on deposit in the overcollateralization subaccount and the required overcollateralization level, as of that payment date;

     (5) the amount on deposit in the capital subaccount and the required level of the capital subaccount, as of that payment date; and

     (6) the amount, if any, on deposit in the reserve subaccount as of that payment date.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase transition bonds.

TRANSITION BONDHOLDERS MAY EXPERIENCE PAYMENT DELAYS OR LOSSES AS A RESULT OF THE LIMITED SOURCES OF PAYMENT FOR THE TRANSITION BONDS AND LIMITED CREDIT ENHANCEMENT

     You may suffer payment delays or losses on your transition bonds if the assets of the issuer are insufficient to pay the principal amount of the transition bonds in full. The only source of funds for payments on the transition bonds will be the assets of the issuer. These assets are limited to:

     o the bondable transition property, including the right to charge, collect and receive the transition bond charge and to adjust the transition bond charge at least annually;

     o   the funds on deposit in the trust accounts held by the trustee;

     o contractual rights under various contracts, including the sale agreement and the contribution agreement; and

     o   any other credit enhancements described in a prospectus supplement.

     Any floating rate transition bonds will also have the proceeds of any swap agreement available as a payment source.

     The transition bonds will not be insured or guaranteed by JCP&L, including in its capacity as servicer, or by its parent, GPU, Inc., or by any of their affiliates, the trustee or any other person or entity. Furthermore, it is not anticipated that the transition bonds will have the benefit of any liquidity facility or of any third-party credit enhancement, such as letters of credit or insurance. Thus, you must rely for payment of the transition bonds solely upon collections of the transition bond charge, funds on deposit in the trust accounts held by the trustee and any other credit enhancement described in the related prospectus supplement. See "JCP&L TRANSITION FUNDING LLC, THE ISSUER" in this prospectus.

                   JUDICIAL, LEGISLATIVE OR REGULATORY ACTION
                    THAT MAY ADVERSELY AFFECT YOUR INVESTMENT
                    -----------------------------------------

THE LAW WHICH UNDERPINS THE TRANSITION BONDS MAY BE INVALIDATED

     The bondable transition property is the creation of the Competition Act and the BPU financing order issued pursuant to the Competition Act. The Competition Act was adopted in February 1999. A court decision or a federal or state law might overturn either the Competition

Act or the BPU financing order. Because the transition bonds are a creation of statute, any proceeding affecting the validity of the relevant underlying legislative provisions could directly impact the transition bonds. For example, if the provisions which establish that bondable transition property is presently existing property were invalidated, the validity of the assets securing the transition bonds would be compromised. As another example, if the provisions which require the periodic transition bond charge adjustment process were invalidated, the servicer would not be able to ensure that the issuer has sufficient funds to make the scheduled payments on the transition bonds. Similar legislation in other states has been challenged but not overturned as discussed below.

     There is uncertainty associated with investing in bonds payable from an asset which depends on recently enacted legislation for its existence because of the absence of any judicial or regulatory precedent implementing and interpreting the legislation. Since the enactment of the Competition Act in February 1999, there has been no lawsuit which has challenged its validity; also, no lawsuit has challenged the validity of the BPU financing order, but a financing order issued to another New Jersey utility is under appeal in New Jersey state court. A future lawsuit may yet be filed and may be successful. See "JCP&L'S RESTRUCTURING."

     If a court were to determine that the relevant provisions of the Competition Act or the BPU financing order are unlawful, invalid or unenforceable in whole or in part, it could adversely affect the validity of the transition bonds, the State of New Jersey's pledge against limitation, alteration or impairment of the bondable transition property or the issuer's ability to make distributions on the transition bonds, and may not trigger any requirement for JCP&L to indemnify you. In that case, you could suffer a loss on your investment in the transition bonds.

     Electricity generation deregulation laws similar to the Competition Act have been enacted in other states, including Pennsylvania, California, Illinois, Massachusetts, Montana and Texas. The validity of similar legislation in other states has been upheld in those states where judicial challenges were made. While the issuer is not aware of any significant challenges to similar legislation currently pending in other states, a court might yet nullify a similar statute in another state in response to a future or pending claim. Such a decision would not automatically invalidate the Competition Act or the related BPU financing order, but it might give rise to a challenge to the Competition Act. Therefore, legal activity in other states may indirectly affect the value of your investment.

     In Pennsylvania, three lawsuits have challenged the validity of state legislation similar to the Competition Act. Two of these suits alleged that the legislation was not validly enacted by the Pennsylvania legislature. A Pennsylvania court has rejected these claims. The court's decisions in those cases have not been appealed and the period for filing appeals has lapsed. The third law suit asserted that the legislative provisions that allowed for the recovery of a charge similar to New Jersey's transition bond charge violated the Commerce Clause of the U.S. Constitution. The Pennsylvania courts rejected that claim, and the U.S. Supreme Court denied a petition to review the case.

     In California, a consumer advocacy group and others filed a petition to the California Supreme Court asking that the court suspend the implementation of the California Public Utility

Commission's decision, which, among other items, permitted the recovery of a utility's stranded costs. The California Supreme Court denied this petition. Various consumer groups then filed a voter initiative which, among other things, would have prohibited the collection of customer charges to pay for interest and principal for debt instruments similar to transition bonds. In November of 1998, only approximately 27% of the total votes cast were voted in favor of the proposition. Although consumer groups have recently issued press releases threatening legal action, no other legal action has taken place which threatens the recovery of stranded costs in California.

     In Massachusetts, a consumer advocacy group filed a voter initiative which would have repealed the Commonwealth of Massachusetts' electricity deregulation law. This law includes a provision allowing utilities to recover stranded costs from consumers. In November of 1998, only approximately 35% of the total votes cast were voted in favor of repealing the deregulation law. No other legal action has taken place which threatens the recovery of stranded costs in Massachusetts.

     In Montana, there was an attempt to generate a voter initiative by referendum to repeal the state's deregulation legislation. The petitioners, however, failed to obtain the required number of signatures to place the initiative on the November 1998 ballot.

     In Illinois, there has been no legal activity which challenged the recovery of stranded costs.

     Neither the issuer, the seller, JCP&L Sub, JCP&L, nor any successor will indemnify you for any changes in the law that may affect the value of your transition bonds.

THE COMPETITION ACT MAY BE OVERTURNED BY THE FEDERAL GOVERNMENT WITHOUT FULL COMPENSATION

     At least one bill was introduced in the 105th Congress prohibiting the recovery of stranded costs, and this prohibition could negate the existence of bondable transition property. The 105th Congress adjourned without taking any further action on that bill. As of the date hereof, no member of Congress had introduced a bill in the 106th Congress that would affect the existence or value of JCP&L's bondable transition property or the imposition of the transition bond charge. No prediction can be made as to whether any future bills, that prohibit the recovery of stranded costs, or securitized financing for the recovery of these costs, will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider this preemption a "taking" from the transition bondholders. Moreover, even if this preemption of the Competition Act and/or the BPU financing order by the federal government were considered a "taking" under the U.S. Constitution for which the government had to pay the estimated market value of the transferred bondable transition property at the time of the taking, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay such amounts on a timely basis.

FUTURE STATE LEGISLATIVE ACTION MAY INVALIDATE THE TRANSITION BONDS OR THEIR UNDERLYING ASSETS

     Unlike California, Massachusetts and some other states, the citizens of the State of New Jersey do not have the constitutional right to adopt or revise laws by initiative or referendum. Thus, absent an amendment of the Constitution of the State of New Jersey, the Competition Act cannot be amended or repealed by the electorate.

     Under the Competition Act, the State of New Jersey has pledged not to diminish the value of the bondable transition property. For a description of this pledge, see "THE COMPETITION ACT -- JCP&L AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS" in this prospectus. Despite this pledge, the legislature of the State of New Jersey may attempt in the future to repeal or amend the Competition Act in a manner which might limit or alter the bondable transition property so as to reduce its value.

     In the opinion of Berlack, Israels & Liberman LLP, counsel to JCP&L and the issuer, with respect to applicable federal and state constitutional principles relating to the impairment of contracts, the State of New Jersey could not, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, repeal or amend the Competition Act by means of the legislative process, or take or refuse to take (through the BPU or otherwise) any action required under its pledge described above, or take or refuse to take any other action, if any such repeal or amendment or the action or inaction would substantially impair the rights of the owners of the bondable transition property or the transition bondholders or otherwise limit, alter, impair or reduce the value or amount of the bondable transition property.

     In addition, it may be possible for the New Jersey legislature to repeal or amend the Competition Act without violating the State's pledge if the legislature acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety. Even if the legislature provides you with an amount deemed to be just compensation, it may not be sufficient for you to fully recover your investment. Any action of the New Jersey legislature adversely affecting the bondable transition property or the ability to collect transition bond charges may be considered a "taking" under the United States or New Jersey Constitutions. In such event, the New Jersey legislature would then be obligated to pay the estimated value of the bondable transition property at the time of the taking. The issuer cannot assure you of the likelihood or legal validity of any action of this type by the New Jersey legislature, or whether the action would be considered a taking. As of the date of this prospectus, the issuer is not aware of any pending legislation in the New Jersey legislature that would affect any provisions of the Competition Act.

     There can be no assurance that a repeal of or amendment to the Competition Act will not be sought or adopted or that any action by the State of New Jersey may not occur, any of which might constitute a violation of the State of New Jersey's pledge and agreement with the transition bondholders. In any event, costly and time-consuming litigation might ensue. Any litigation might adversely affect the price and liquidity of the transition bonds and the dates of payments of interest on and principal thereof and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the transition bondholders, the outcome of any litigation cannot be predicted with certainty, and accordingly, no assurances can be made that transition bondholders would not incur a loss of their investment.

     JCP&L has agreed to take legal or administrative actions, including instituting and provoking legal actions, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Competition Act, the BPU financing order or the bondable transition property. JCP&L has also agreed to resist proceedings of third parties, which, if successful, would result in a breach of its representations concerning the bondable transition property, the BPU financing order or the Competition Act. See "THE CONTRIBUTION AGREEMENT" in this prospectus. However, there is no assurance that JCP&L would be able to take any action or that any action JCP&L is able to take would be successful.

     None of the issuer, the seller, JCP&L Sub, JCP&L, or any successor will indemnify you for any changes in the law that may affect the value of your transition bonds.

THE BPU MAY TAKE ACTION WHICH REDUCES THE VALUE OF THE TRANSITION BONDS

     Pursuant to the Competition Act, the BPU financing order issued to JCP&L became irrevocable upon issuance and the BPU may not, directly or indirectly, by any subsequent action, rescind or amend the BPU financing order or reduce or impair the amount of bondable stranded costs authorized to be recovered through the issuance of transition bonds under the BPU financing order. The BPU nevertheless might attempt to revise or rescind any of its regulations or orders in ways that ultimately have an adverse impact upon the bondable transition property or the transition bond charge. Apart from the terms of the BPU financing order, the BPU retains the power to adopt, revise or rescind rules or regulations affecting JCP&L or a successor electric public utility. Any new or amended regulations or orders by the BPU, for example, could affect the ability of the servicer to collect the transition bond charge on a full and timely basis. JCP&L has agreed to take legal or administrative actions, including instituting and provoking legal actions, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Competition Act, the BPU financing order or the bondable transition property. JCP&L has also agreed to resist proceedings of third parties, which, if successful, would result in a breach of its representations concerning the bondable transition property, the BPU financing order or the Competition Act. See "THE CONTRIBUTION AGREEMENT" in this prospectus. However, there is no assurance that JCP&L would be able to take this action or that any action JCP&L is able to take would be successful. Future BPU regulations or orders may affect the credit rating of the transition bonds, their price or the rate of transition bond charge collections and, accordingly, the amortization of transition bonds and their weighted average lives. As a result, transition bondholders could suffer a loss of their investment.

     JCP&L, as servicer, is required to file at least annually with the BPU, on behalf of the issuer, requests for adjustments of the transition bond charge. These adjustments are intended to provide, among other things, for timely payment of the transition bonds. The BPU may challenge JCP&L's calculation of its proposed adjustments, which may cause delay, or may refuse to permit an adjustment to take effect on the grounds that the adjustment contains a "manifest error." Under the BPU financing order, "manifest error" means an arithmetic error evident on the face of the filing. Any such delay in the implementation of the adjustment could cause a delay in the payments on the transition bonds.

                                 SERVICING RISKS

INACCURATE FORECASTING OR UNANTICIPATED DELINQUENCIES COULD RESULT IN INSUFFICIENT FUNDS TO MAKE PAYMENTS ON THE TRANSITION BONDS.

     Because the transition bond charge is assessed based on kilowatt hours of electricity consumed by customers, a shortfall of payments arising from the transition bond charge could result if the servicer inaccurately forecasts electricity consumption or underestimates customer delinquencies or write-offs when setting or adjusting the transition bond charge. A shortfall in transition bond charge collections could result in shortfalls in payments of interest and principal of the transition bonds, the lengthening of the weighted average life of the transition bonds, or payments of principal and interest not being made at all.

     Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

     o warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

     o general economic conditions being worse than expected, causing customers to migrate from JCP&L's service territory or reduce their electricity consumption;

     o the occurrence of a natural disaster, such as a hurricane or blizzard, unexpectedly disrupting electrical service and reducing consumption;

     o problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

     o large customers ceasing business or departing JCP&L's service territory;

     o customers consuming less electricity because of increased conservation efforts; or

     o large customers switching to self-generation of electric power without being required to pay the transition bond charge under the Competition Act. See "THE COMPETITION ACT" in this prospectus.

     Inaccurate forecasting of delinquencies or write-offs by the servicer could result from, among other things:

     o unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater write-offs than expected or forcing JCP&L or a successor electric public utility to grant additional payment relief to more customers than originally forecast;

     o a change in law that makes it more difficult for JCP&L or a successor electric public utility to disconnect nonpaying customers, or that requires JCP&L or a successor electric public utility to apply more lenient credit standards in accepting customers; or

     o the introduction into the energy markets of less creditworthy third party electric power suppliers who bill and collect payments arising from the transition bond charge but who fail to remit customer charges to the servicer in a timely manner. See "-- IT MAY BE MORE DIFFICULT TO COLLECT THE TRANSITION BOND CHARGE FROM THIRD PARTY ELECTRIC POWER SUPPLIERS THAN FROM JCP&L'S CUSTOMERS" in this prospectus.

UNCERTAINTIES ASSOCIATED WITH COLLECTING THE TRANSITION BOND CHARGE AND THE UNPREDICTABILITY OF A DEREGULATED ELECTRICITY MARKET MAY REDUCE THE AMOUNT OF FUNDS AVAILABLE FOR PAYMENTS ON THE TRANSITION BONDS

     JCP&L had not previously calculated a transition bond charge for customers, nor had it made all of the associated calculations and predictions which are inherent in such calculation, before it made the calculations required in connection with the BPU financing order and the issuance of transition bonds. The predictions are based on primarily historical performance of customer energy usage and collection of payments for which JCP&L has records available. These usage and collection records, however, do not reflect customers' payment patterns or energy usage in a competitive market, which is significant because competition is being introduced now in New Jersey for the first time. These records also do not reflect the introduction of consolidated billing by third party electric power suppliers. Because this kind of billing has not yet been introduced in New Jersey, there are potentially unforeseen factors in that billing which may impact on the collection of payments. Therefore, the records which JCP&L has to date may have limited value in calculating the initial transition bond charge and the proposed transition bond charge adjustments. Furthermore, the servicer does not have any experience administering the transition bond charge on behalf of an independent issuer. Risks are associated with the servicer's inexperience in calculating, billing and collecting the transition bond charge and in managing customer payments on behalf of the issuer.

YOUR INVESTMENT RELIES ON JCP&L OR A SUCCESSOR ACTING AS SERVICER OF THE BONDABLE TRANSITION PROPERTY

     JCP&L, as servicer, will be responsible for billing and collecting transition bond charges from customers and from third party electric power suppliers that bill and collect from customers and for filing requests with the BPU to adjust this charge. If JCP&L ceased servicing the bondable transition property, it might be difficult to find a successor servicer. Upon a servicer default based upon the commencement of a case by or against the servicer under federal bankruptcy law, the trustee and the issuer may be prevented from effecting a transfer of servicing. A successor servicer may experience difficulties in collecting transition bond charges, determining appropriate adjustments to transition bond charges, terminating service to customers or otherwise taking actions against customers for non-payment of their transition bond charges. If JCP&L were to be replaced as servicer, any of these factors and others could delay the timing of payments and may reduce the value of your investment. Also, a change in servicer or the reclaiming of billing functions by the servicer from any third party electric power supplier that has defaulted may cause billing and/or payment arrangements to change, which may lead to a period of disruption in which customers continue to remit payments according to the former arrangement, resulting in delays in collection that could result in delays in payments on your transition bonds. See "The Servicing Agreement" in this prospectus.

     Upon a servicer default because of a failure to make required remittances, the issuer or the trustee would have the right to apply to the BPU for an order of sequestration and payment of revenues arising from the bondable transition property. However, federal bankruptcy law may prevent the trustee and the issuer from applying to the BPU for such an order and the BPU from issuing or enforcing this order. In either case of a servicer default, payments on the transition bonds may be suspended. See "THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

BILLING AND COLLECTION PRACTICES MAY REDUCE THE AMOUNT OF FUNDS AVAILABLE FOR PAYMENTS ON THE TRANSITION BONDS

     The methodology of determining the amount of the transition bond charge the issuer may impose on each customer is specified in the BPU financing order. Thus, the issuer cannot change this methodology. However, JCP&L, as servicer, may set its own billing and collection arrangements with each customer. For example, to recover part of an outstanding electricity bill, JCP&L may agree to extend a customer's payment schedule or to write off the remaining portion of the bill. Also, JCP&L, or a successor to JCP&L as servicer, may change billing and collection practices. Any change to billing and collection practices may have an adverse or unforeseen impact on the timing and amount of customer payments and may reduce the amount of transition bond charge collections and thereby limit the issuer's ability to make scheduled payments on the transition bonds. See "SERVICING OF THE BONDABLE TRANSITION PROPERTY -- HOW JCP&L FORECASTS THE NUMBER OF CUSTOMERS AND THE AMOUNT OF ELECTRICITY USAGE" in this prospectus. Similarly, the BPU may require changes to these practices. Any changes in billing and collection regulation might adversely affect the billing terms and the terms of remittances by third party electric power suppliers to the servicer or make it more difficult for the servicer to collect the transition bond charge. These changes may adversely affect the value of the transition bonds and their amortization and, accordingly, their weighted average lives. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus.

IT MAY BE DIFFICULT TO COLLECT THE TRANSITION BOND CHARGE FROM THIRD PARTY ELECTRIC POWER SUPPLIERS WHO PROVIDE ELECTRICITY TO JCP&L'S CUSTOMERS

     In the future, customers may be billed by, and pay transition bond charges to, third parties who supply them with electric power. These third party electric power suppliers will be obligated to forward the amount billed in respect of the transition bond charge to JCP&L, as servicer, regardless of whether and to what extent these amounts are collected from customers. JCP&L will have limited rights to collect transition bond charges directly from those customers who receive their electricity bills from third party electric power suppliers. If many customers elect to be billed by and receive aggregated electricity bills from third party electric power suppliers, the issuer may have to rely on a relatively small number of third party electric power suppliers to remit the bulk of the transition bond charges from those customers. A remittance default by a third party electric power supplier which collects from a large number of customers would have a greater impact than a default by a single customer and, therefore, would have a greater impact on transition bond charge collections and, in turn, on the issuer's ability to make timely payments on the transition bonds. Although third party electric power suppliers will be required to post a deposit with JCP&L, as servicer, if they do not have a credit rating of at least `Baa2' by Moody's Investors Service (referred to as Moody's) or `BBB' by Standard & Poor's Ratings Services (referred to as S&P), there can be no assurance that such deposit will be sufficient to compensate fully for a remittance default by a third party electric power supplier.

     JCP&L will not pay any shortfalls resulting from the failure of any third party electric power supplier to forward billed transition bond charges to JCP&L, as servicer. Additionally, there can be no assurance that third party electric power suppliers will use the same customer credit standards as the servicer. Therefore, it is possible that customers served by third party electric power suppliers may have a higher rate of delinquencies and write-offs than those served by JCP&L. Also, there can be no assurance that the servicer will be able to mitigate credit risks relating to these third party electric power suppliers in the same manner or to the same extent to which it mitigates the risks relating to its customers.

     The adjustment mechanism, the deposits required from certain customers and third party electric power suppliers as a prerequisite to service or the ability to do business, as applicable, and any other credit enhancement will be available to compensate for a failure by a third party electric power supplier to remit the billed transition bond charges to the servicer. However, the amount of credit enhancement funds may not be sufficient to prevent a delay in payments on the transition bonds. For example, in the event of the bankruptcy of a third party electric power supplier, there is no assurance that a bankruptcy court would permit the servicer to assume billing and collection responsibility for sales by the third party electric power supplier; thus, shortfalls in the payment of transition bond charges could result. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus.

JCP&L'S CUSTOMER PAYMENTS MAY DECLINE DUE TO CONFUSION

     The transition bond charge is being introduced to customers for the first time. Commercial and industrial customers receive bills with separate line items showing charges for distribution, transmission and generation services, as well as market transition, societal benefits and, when imposed, transition bond charges. Residential customers receive bills showing some of these charges bundled into a single line item. All customer bills will have a footnote stating that a transition bond charge is being collected on behalf of the issuer. Any change in customer billing and payment arrangements may result in customer confusion and the misdirection or delay of payments, which could have the effect of causing delays in transition bond charge collections. Any problems arising from new and untested systems or any lack of experience on the part of the third party electric power suppliers or other third parties with customer billing and collections responsibilities could also cause delays in billing and collecting the transition bond charge. These delays could result in shortfalls in transition bond charge collections and, therefore, reduce the ability of the issuer to make timely payments on the transition bonds.

INABILITY TO TERMINATE SERVICE TO CERTAIN DELINQUENT
CUSTOMERS IN WINTER

     A winter moratorium prevents JCP&L from terminating service to certain delinquent residential customers from November 15 of each year until at least March 15 of the following year unless JCP&L has received special approval from the BPU. As a result, JCP&L must provide service to such customers during this period without recouping the transition bond charge from such customers. This reduces the amount of transition bond charge collections available for payments on the transition bonds, although the expected associated reduction in payments would be factored into the transition bond charge adjustment. See "SERVICING OF THE BONDABLE TRANSITION PROPERTY -- JCP&L MAINTAINS LIMITED INFORMATION ON ITS CUSTOMERS' CREDITWORTHINESS" in this prospectus.

                TECHNOLOGICAL CHANGE MAY MAKE ALTERNATIVE ENERGY SOURCES MORE ATTRACTIVE AND REDUCE THE NUMBER OF
                    CUSTOMERS PAYING TRANSITION BOND CHARGES
                    ----------------------------------------

     The continuous process of technological development may result in the introduction for an increasing number of customers of economically attractive alternatives to purchasing electricity through JCP&L's transmission and distribution facilities. Previously, only the largest industrial and institutional users with large process steam requirements could use cogeneration or self-generation installations cost-effectively. However, manufacturers of self-generation facilities continue to develop smaller-scale, more fuel-efficient generating units which can be cost-effective options for customers with smaller electric energy requirements. Those customers may not have to pay transition bond charges under provisions of the Competition Act. Technological developments may allow greater numbers of customers to avoid transition bond charges under such provisions, which may reduce the total number of customers from which transition bond charges will be collected. A reduction in the number of payers of transition bond charges could result in delays in or a failure to make payments of interest on and principal of the transition bonds.

           THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS
           ----------------------------------------------------------

JCP&L WILL COMMINGLE THE TRANSITION BOND CHARGE COLLECTIONS WITH OTHER REVENUES, WHICH MAY OBSTRUCT ACCESS TO THE ISSUER'S FUNDS IN CASE OF BANKRUPTCY OF JCP&L

     JCP&L will not segregate the transition bond charge collections from the other funds it collects from its customers. The transition bond charge collections will be segregated only after JCP&L makes payment to the trustee.

     Except in limited circumstances, JCP&L will be required to remit collections daily. Despite these requirements, JCP&L might fail to pay the full amount of the transition bond charge collections to the trustee or might fail to do so on a timely basis. This failure could materially reduce the value of your investment.

     The Competition Act provides that the rights of the issuer to the bondable transition property are not affected by the commingling of these funds with JCP&L's other funds. In a bankruptcy of JCP&L, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Competition Act and does not recognize the right of the issuer to collections of the transition bond charge that are commingled with other funds of JCP&L as of the date of bankruptcy. If so, the collections of the transition bond charge held by JCP&L as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, the issuer would have a general unsecured claim against JCP&L for those amounts. This scenario could cause material delays in payment or losses on your transition bonds and could materially reduce the value of your investment.

BANKRUPTCY OF JCP&L COULD RESULT IN LOSSES OR DELAYS IN
PAYMENTS ON THE TRANSITION BONDS

     The Competition Act and the BPU financing order provide that as a matter of New Jersey state law:

     o bondable transition property, including the right to charge, collect and receive the transition bond charge, constitutes presently existing property for all purposes;

     o JCP&L may sell, assign and otherwise transfer that property and JCP&L or the issuer may pledge or grant a security interest in the property as collateral for transition bonds; and

     o a transfer of the bondable transition property from JCP&L to the issuer, either directly or through one or more subsidiaries, is a true sale or other absolute transfer of the bondable transition property, not a pledge of the bondable transition property to secure a financing by JCP&L.

     See "THE COMPETITION ACT" in this prospectus. These three provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of JCP&L. In addition, the transaction has been structured with the objective of keeping the issuer separate from JCP&L in the event of a bankruptcy of JCP&L.

     A bankruptcy court generally follows state property law on issues such as those addressed by the three provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a JCP&L bankruptcy refused to enforce one or more of the state property law provisions described above for this reason, the effect of this decision on you as a transition bondholder would be similar to the treatment you would receive in a JCP&L bankruptcy if the transition bonds had been issued directly by JCP&L. A decision by the bankruptcy court that, despite the separateness of JCP&L and the issuer, the two companies should be consolidated for the purposes of the bankruptcy proceeding, would have a similar effect on you as a transition bondholder. That treatment could cause material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment. For example:

     o the bankruptcy court could order the trustee to exchange the bondable transition property for other property, which might be of lower value;

     o tax or other government liens on JCP&L's property that arose after the transfer of the bondable transition property to the issuer might nevertheless have priority over the trustee's lien and might be paid from transition bond charge collections before you receive payments on the transition bonds;

     o the trustee's lien might not be properly perfected in bondable transition property collections that were commingled with other funds JCP&L collects from its customers as of the date of JCP&L's bankruptcy, or might not be properly perfected in all of the bondable transition property, and the lien could therefore be set aside in the bankruptcy, with the result that the transition bonds would represent only general unsecured claims against JCP&L;

     o the bankruptcy court might rule that the transition bond charge collected by the servicer should be used to pay a portion of the cost of providing electric service;

     o the bankruptcy court might rule that the remedy provisions of the sale agreement or the contribution agreement are unenforceable, leaving the issuer with a claim of actual damages against JCP&L, which may be difficult to prove;

     o the trustee could not, without permission from the bankruptcy court (which could be denied):

         -   exercise any remedies against JCP&L on your behalf;

         -   recover funds to repay the transition bonds;

         - use funds in the subaccounts under the indenture to make payments on the transition bonds; or

         -   replace JCP&L as the servicer;

     o the bankruptcy court might rule that neither the issuer's property interest nor the trustee's lien extends to transition bond charge collections in respect of electricity consumed after the commencement of JCP&L's bankruptcy case, with the result that the transition bonds would represent only general unsecured claims against JCP&L;

     o neither JCP&L nor the issuer may be obligated to make any payments on the transition bonds during the pendency of the bankruptcy case; or

     o JCP&L may be able to alter the terms of the transition bonds as part of its plan of reorganization.

Furthermore, if JCP&L enters into bankruptcy, it may be permitted to stop acting as servicer. See "HOW A BANKRUPTCY OF THE ISSUER, THE SELLER, JCP&L SUB OR THE SERVICER MAY AFFECT YOUR INVESTMENT" in this prospectus.

BANKRUPTCY OF THIRD PARTY ELECTRIC POWER SUPPLIER COULD RESULT IN LOSSES OR DELAYS IN PAYMENTS ON THE TRANSITION BONDS

     In the event of the bankruptcy of a third party electric power supplier, there could be shortfalls in the payments of the transition bond charges to the servicer, which could reduce the ability of the issuer to make timely payments on the transition bonds.

A SEQUESTRATION ORDER FOR BONDABLE TRANSITION PROPERTY IN CASE OF DEFAULT MIGHT NOT BE ENFORCEABLE IN BANKRUPTCY

     If JCP&L defaults on its obligations as servicer, the Competition Act allows the BPU or any court of competent jurisdiction to order the sequestration and payment of all transition bond charge collections to the transition bondholders. The Competition Act states that this BPU or court order would be effective even if made while JCP&L or its successor is in bankruptcy. However, federal bankruptcy law may prevent the BPU from issuing or enforcing such an order. The indenture requires that the trustee request an order from the bankruptcy court to permit the BPU to issue and enforce this order. However, the bankruptcy court may deny the request. In this scenario, the issuer would lose access to the transition bond charge collections and thereby lose its source of funds for scheduled payments on the transition bonds.

                           OTHER RISKS ASSOCIATED WITH
                      AN INVESTMENT IN THE TRANSITION BONDS
                      -------------------------------------

ABSENCE OF SECONDARY MARKET FOR TRANSITION BONDS COULD LIMIT YOUR ABILITY TO RESELL TRANSITION BONDS

     The underwriters for the transition bonds may assist in resales of the transition bonds, but they are not required to do so. A secondary market for the transition bonds may not develop. If it does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your transition bonds.

THE ISSUER MAY ISSUE ADDITIONAL SERIES OF TRANSITION BONDS THAT WILL SHARE AVAILABLE CREDIT ENHANCEMENT AND WHOSE HOLDERS MAY HAVE INTERESTS THAT CONFLICT WITH YOURS

     The issuer may issue other series of transition bonds without your prior review or approval. These series may include terms and provisions which would be unique to that particular series. See "THE TRANSITION BONDS" and "THE INDENTURE" in this prospectus. In addition, some matters may require the vote of the holders of all series and classes of transition bonds, voting as a single class. Your interests in these votes may conflict with the interests of the transition bondholders of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

     In the event that other series of transition bonds are issued, amounts deposited with respect to your series of transition bonds, including amounts in the capital subaccount and the overcollateralization subaccount, may be used to pay amounts relating to those other series. Payment dates may not be the same for all series, and available credit enhancement may be exhausted on a payment date preceding that applicable to your transition bonds.

THE RATINGS HAVE A LIMITED FUNCTION AND THEY ARE NO INDICATION OF THE EXPECTED RATE OF PAYMENT OF PRINCIPAL OF THE TRANSITION BONDS

     The transition bonds will be rated by at least two nationally recognized statistical rating organizations (referred to as the "rating agencies"). The ratings are limited to analyzing the probability that the issuer will repay the total principal amount of the transition bonds at final maturity and will make timely interest payments. The ratings do not assess the speed at which the issuer will repay the principal of the transition bonds. Thus, the issuer may repay the principal of your transition bonds earlier or later than you expect, which may materially reduce the value of your investment. See "RATINGS FOR THE TRANSITION BONDS" in this prospectus.

THE OBLIGATIONS UNDER THE CONTRIBUTION AGREEMENT TO INDEMNIFY THE ISSUER OR TRUSTEE FOR A BREACH OF A REPRESENTATION OR WARRANTY MAY NOT BE SUFFICIENT TO PROTECT YOUR INVESTMENT

     Under the contribution agreement, JCP&L undertook obligations to JCP&L Sub, which assigned these obligations to the seller. The seller, in turn, has assigned these obligations, as well as its own obligations under the contribution agreement, to the issuer. As a result, if JCP&L breaches a representation, warranty or covenant in the contribution agreement, JCP&L is ultimately obligated to indemnify the issuer and the trustee for any liabilities, obligation, claims, actions, suit or payments resulting from that breach, as well as any reasonable costs and expenses incurred. In addition, JCP&L is obligated to indemnify the issuer and the trustee for principal and interest on the transition bonds not paid when scheduled to be paid in accordance with their terms and the amount of any deposits to the collection account required to have been made which are not made when so required as a result of a breach of a representation, warranty or covenant of JCP&L. JCP&L will not be obligated to repurchase the bondable transition property in the event of a breach of any of its representations, warranties or covenants regarding the bondable transition property. Neither the trustee nor the transition bondholders will have the right to accelerate payments on the transition bonds as a result of a breach. The amount of any indemnification paid by JCP&L may not be sufficient for you to recover your transition bond investment. If JCP&L becomes obligated to indemnify transition bondholders, the ratings on the transition bonds will likely be downgraded since transition bondholders will be unsecured creditors of JCP&L with respect to those indemnification amounts. See "The Contribution Agreement -- JCP&L'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE AND TO TAKE LEGAL ACTION" in this prospectus.

YOU MAY HAVE TO REINVEST PRINCIPAL OF YOUR TRANSITION BONDS AT A LOWER RATE OF RETURN BECAUSE OF AN OPTIONAL REDEMPTION OF BONDS.

     As described more fully under "Description of the Transition Bonds - Optional Redemption," the issuer may redeem any series of transition bonds on any payment date if, after giving effect to payments that would otherwise be made on that payment date, the outstanding principal balance of that series of transition bonds has been reduced to less than 5% of that series' initial principal amount. In addition, the issuer may redeem a series of transition bonds if and to the extent provided in the related prospectus supplement. Redemption of a series of transition bonds will result in a shorter than expected weighted average life for that series. Redemption may also adversely affect the yield to maturity of the transition bonds redeemed. The issuer cannot predict whether any series of transition bonds will be redeemed. Future market conditions may require you to reinvest the proceeds of a redemption at a lower rate than the rate you receive on the transition bonds.

ADDITIONAL RISKS OF FLOATING RATE BONDS.

     If the issuer issues floating rate transition bonds, it will enter into a swap agreement pursuant to which interest will be paid on a floating rate basis. Any swap agreement will bear the risks of the creditworthiness of the swap counterparty. The issuer will terminate the swap agreement if the swap counterparty defaults or if its credit rating falls below specified levels and the swap agreement is not assigned to a replacement swap counterparty satisfying specified ratings criteria. Upon any swap termination event or event of default, the interest rate payable with respect to the floating rate transition bonds will convert permanently to the fixed swap rate payable to the swap counterparty, which may be substantially less than the rate otherwise payable on the floating rate transition bonds. A conversion to a fixed interest rate may adversely affect both the liquidity and the market value of the floating rate transition bonds.

RISKS ASSOCIATED WITH THE USE OF CREDIT ENHANCEMENTS, HEDGES OR SWAP
TRANSACTIONS.

     The issuer may enter into certain forms of credit enhancement, interest rate swaps or hedge arrangements with respect to a series or class of floating rate transition bonds that entail certain kinds of risks. The applicable prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement, interest rate swap or hedge arrangement.

YOU MIGHT RECEIVE PRINCIPAL PAYMENTS LATER, OR IN LIMITED CIRCUMSTANCES, EARLIER, THAN YOU EXPECTED.

The amount and the rate of collection of transition bond charges that the servicer will collect from each customer class will partially depend on actual electricity usage and the amount of delinquencies and write-offs for that customer class. The amount and the rate of collection of transition bond charges, together with the transition bond charge adjustments described above, will generally determine whether there is a delay in the scheduled repayments of principal of the transition bonds. If the servicer collects transition bond charges at a slower rate than expected from any customer class, it may have to request adjustments of the transition bond charges. If those adjustments are not timely and accurate, you may experience a delay in payments of principal and interest or a material decrease in the value of your investment. If there is an acceleration of any series of transition bonds before maturity, all classes within that series will be paid pro rata. Therefore, some classes may be paid earlier and some classes may be paid later than expected. Unless there is a redemption or acceleration of the transition bonds before maturity, the transition bonds will not be retired earlier than scheduled. If there is a shortfall in the amount necessary to make principal payments that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal pro rata among the series and classes of transition bonds in proportion to the amount of principal due and payable for each series or class. If there is a shortfall in the amount necessary to make scheduled principal payments, the trustee will distribute principal pro rata among the series and classes in proportion to the amount scheduled to be paid for each series or class.

                           FORWARD-LOOKING STATEMENTS

     Some statements contained in this prospectus and the related prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, are forward-looking statements within the meaning of the federal securities laws. Although JCP&L and the issuer believe that the expectations and the underlying assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

     o   state and federal legal or regulatory developments;

     o   national or regional economic conditions;

     o   market demand and prices for energy;

     o   weather variations affecting customer energy usage;

     o the effect of continued electric industry restructuring and general industry trends;

     o   operating performance of JCP&L's facilities;

     o the payment patterns of customers including the rate of delinquencies and the accuracy of the collections curve; and

     o   system conditions.

     Any forward-looking statements should be considered in light of these important factors and in conjunction with JCP&L's other documents on file with the Securities and Exchange Commission (referred to as the "SEC").

     New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time. It is not possible for JCP&L or the issuer to predict all of these factors, or the extent to which any factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which the statement is made and neither JCP&L nor the issuer undertakes any obligation to update the information contained in the statement to reflect subsequent developments or information.

                      JERSEY CENTRAL POWER & LIGHT COMPANY

     JCP&L, a public utility furnishing electric service wholly within the State of New Jersey, is a subsidiary of GPU, Inc., a holding company registered under the Public Utility Holding Company Act of 1935. JCP&L provides retail electric service within a territory located in northern, western and east central New Jersey having a population of approximately 2.6 million. JCP&L's principal executive offices are located at 2800 Pottsville Pike, Reading, Pennsylvania 19605, and its telephone number is (610) 929-3601.

     During 1999, residential sales accounted for about 46% of JCP&L's operating revenues from customers and 42% of kilowatt hour sales to customers; commercial sales accounted for about 40% of JCP&L's operating revenues from customers and 40% of kilowatt hour sales to customers; industrial sales accounted for about 13% of JCP&L's operating revenues from customers and 17% of kilowatt hour sales to customers; and sales to rural electric cooperatives, municipalities (primarily for street and highway lighting) and others accounted for about 1% of JCP&L's operating revenues from customers and less than 1% of kilowatt hour sales to customers. The revenues derived from the 25 largest customers in the aggregate accounted for approximately 9% of operating revenues from customers for the year 1999. JCP&L also makes interchange and spot market sales of electricity to other utilities.

     The electric generating and transmission facilities of JCP&L and its affiliates, Pennsylvania Electric Company and Metropolitan Edison Company (collectively doing business as "GPU Energy"), are physically interconnected and are operated as a single integrated and coordinated system. The transmission facilities of the integrated system are physically interconnected with neighboring nonaffiliated utilities in Pennsylvania, New Jersey, Maryland, New York and Ohio. JCP&L is a member of the Pennsylvania-New Jersey-Maryland Interconnection ("PJM") and the Mid-Atlantic Council, an organization providing coordinated review of the planning by utilities in the PJM area. The interconnection facilities are used for substantial capacity and energy interchange and purchased power transactions as well as emergency assistance.

                       WHERE YOU CAN FIND MORE INFORMATION

     JCP&L files annual, quarterly and current reports and other information with the SEC under File No. 1-3141. The issuer has filed with the SEC a registration statement under the Securities Act of 1933 ("Securities Act") with respect to the transition bonds. This prospectus, which forms a part of the registration statement, and any prospectus supplement describe the material terms of some documents filed as exhibits to the registration statement. However, this prospectus and any prospectus supplement do not contain all of the information contained in the registration statement and its exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed.

     The registration statement and other SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC's public reference room in Washington, D.C. located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. Some of JCP&L's securities are listed on the New York Stock Exchange, and such reports and other information can also be inspected and copied at the offices of such exchange on the 7th Floor, 20 Broad Street, New York, New York. JCP&L also provides information through its website at .

     The SEC allows the issuer to "incorporate by reference" into this prospectus the information JCP&L or the issuer files with it, which means that the issuer can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and should be read with the same care. Information that JCP&L or the issuer files later with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will automatically update and supersede this information. JCP&L or the issuer incorporates by reference the documents listed below and any future filings (including those made after the initial filing of the registration statement and prior to effectiveness) JCP&L or the issuer makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the transition bonds described in this prospectus are sold.

     o   JCP&L's Annual Report on Form 10-K for the year ended December 31,
         1998;

     o JCP&L's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

     o JCP&L's Current Reports on Form 8-K dated April 16, 1999, May 26, 1999, August 5, 1999, September 15, 1999, October 19, 1999, November 5, 1999, November 18, 1999, December 2, 1999 and December 27, 1999.

     You may request a free copy of these filings by writing or telephoning JCP&L at the following address: Jersey Central Power & Light Company, 2800 Pottsville Pike, Reading, Pennsylvania 19605, attention: Secretary. The telephone number is (610) 929-3601.

                               THE COMPETITION ACT

     The Competition Act, signed into law in February 1999, provides, among other things, for the restructuring of the electric utility industry in New Jersey. The Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. While electric utilities will continue to provide transmission and distribution services, the Competition Act authorizes third party electric power suppliers licensed by the BPU to provide electric generation services to retail customers. Under the Competition Act, third party electric power suppliers are subject to some limited financial and other requirements and some customer protection requirements, but are generally not regulated by the BPU. Electric distribution and transmission services will remain regulated.

     Even with the enactment of the Competition Act, the BPU will continue to regulate aspects of the electric industry in New Jersey with respect to electric distribution companies. The BPU will also establish guidelines governing customer billing and collection, metering and disclosure requirements applicable to third party electric power suppliers participating in the new market in New Jersey.

RECOVERY OF STRANDED COSTS IS ALLOWED FOR JCP&L AND OTHER NEW JERSEY UTILITIES

     The Competition Act allows utilities an opportunity to recover their stranded costs. Stranded costs are (1) the amount by which the net cost of the electric public utility's electric generating assets or electric power purchase contracts, which traditionally would be recoverable in a regulated environment, exceeds the market value of those assets or contracts in a competitive supply marketplace, as determined by the BPU, and (2) the costs of buydowns or buyouts of power purchase contracts. The Competition Act also permits the recovery of restructuring-related costs which the BPU approves as appropriate for recovery. As a mechanism to recover these stranded costs, the Competition Act provides for the imposition and collection of a transition bond charge on customers' bills. Because the transition bond charge is a usage-based charge based on access to the utility's transmission and distribution system, the customers will be assessed regardless of whether the customers purchase electricity from the utility or a third party electric power supplier, except as described under "JCP&L AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS -- Customers Cannot Avoid Paying the Transition Bond Charge."

     The Competition Act requires the BPU to review periodically any market transition charge used to recover stranded costs. This review will ensure that the utility imposing the charge will not collect charges which exceed its actual stranded costs. Any periodic review of the market transition charge will not affect the transition bond charge assessed to pay the transition bonds. See "JCP&L'S RESTRUCTURING" in this prospectus.

JCP&L AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS

     The Recovery of Stranded Costs May be Facilitated by the Issuance of Transition Bonds. The Competition Act authorizes the BPU to issue "bondable stranded costs rate orders" approving, among other things, the issuance of transition bonds to recover bondable stranded costs and related expenses of an electric public utility. A utility, a direct or indirect finance subsidiary of a utility or a third-party assignee of a utility may issue transition bonds. Under the Competition Act, proceeds of transition bonds are required to be used to reduce the utility's stranded costs through the retirement of its debt or equity, or both. Transition bonds are secured by and payable from bondable transition property and may have an expected amortization schedule of up to 15 years. The BPU financing order allows the legal final maturity of the transition bonds issued by the issuer to extend to 17 years from the date of issuance of the transition bonds.

     The Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs and related expenses.

     A Bondable Stranded Costs Rate Order is Irrevocable. Under the Competition Act, bondable transition property is created by the issuance by the BPU of a bondable stranded costs rate order, such as the BPU financing order. The Competition Act provides that each bondable stranded costs rate order, including the BPU financing order, will become irrevocable upon issuance and effectiveness of the order. Upon the transfer of the bondable transition property to an assignee, such as the issuer, and the receipt by the utility of consideration for the sale of the transition bonds, the bondable stranded costs rate order, the transition bond charge and the bondable transition property become a vested, presently existing property right, vested ab initio in the assignee.

     Under the Competition Act, neither the BPU nor any other governmental entity has the authority, directly or indirectly, legally or equitably, to rescind, alter, repeal, modify or amend a bondable stranded costs rate order, to revalue, re-evaluate or revise the amount of bondable stranded costs, to determine that the transition bond charge or the revenues required to recover bondable stranded costs are unjust or unreasonable, or in any way to reduce or impair the value of bondable transition property, nor will the amount of revenues from the transition bond charge be subject to reduction, impairment, postponement or termination. In addition, under the Competition Act, the State of New Jersey pledges and agrees with the holders of the transition bonds, and with any owner or assignee of bondable transition property, or with any financing entity, such as the issuer, not to limit, alter or impair the bondable transition property or the other rights vested in an electric public utility or any assignee or pledgee of the utility or any financing entity or vested in the holders of any transition bonds pursuant to the bondable stranded costs rate order until the transition bonds and any interest thereon, plus the cost of any credit enhancement, reserves, servicing fees and other expenses and any acquisition or redemption premium, if any, are fully paid and discharged. In addition, the State pledges and agrees in the Competition Act that it will not in any way limit, alter, impair or reduce the value or amount of the bondable transition property approved under the bondable stranded costs rate order except as contemplated by the periodic adjustments to the transition bond charge authorized by the Competition Act. See "-- The Transition Bond Charge is Adjusted Periodically" below. See also "RISK FACTORS -- JUDICIAL, LEGISLATIVE OR REGULATORY ACTION THAT MAY ADVERSELY AFFECT YOUR INVESTMENT" in this prospectus. A bondable stranded costs rate order does not constitute a debt or liability of the State, nor does it constitute a pledge of the full faith and credit of the State. The issuance of transition bonds does not, directly, indirectly or contingently, obligate the State to levy or pledge any form of taxation or make any appropriation for their payment.

     The Transition Bond Charge is Adjusted Periodically. The Competition Act requires each bondable stranded costs rate order to provide for mandatory adjustment of the transition bond charge, at least once a year, upon petition of the electric public utility or its assignee or financing party. Such adjustments are formula-based to ensure receipt of revenues sufficient to provide for the full recovery of bondable stranded costs, including, without limitation, the timely payment of the principal of, and interest and acquisition or redemption premium on, the transition bonds in accordance with the expected amortization schedule. JCP&L will agree in the servicing agreement with the issuer to file with the BPU each proposed adjustment calculated in accordance with the formula.

     Customers Cannot Avoid Paying the Transition Bond Charge. The Competition Act provides that the transition bond charge is "non-bypassable", which means that the charge will be payable by all of JCP&L's customers, even if those customers elect to purchase electricity from a third party electric power supplier. See "SUMMARY OF TERMS -- THE COLLATERAL" in this prospectus for a description of JCP&L's customers.

     The Competition Act Provides a Procedure for Perfecting a Transfer of Bondable Transition Property and for Perfecting the Transition Bonds' Lien on Bondable Transition Property. The Competition Act provides that a transfer of bondable transition property will be perfected against any third party when:

     o the BPU has issued its bondable stranded costs rate order with respect to such bondable transition property and such order is effective;

     o the agreement to transfer the property has been executed and delivered by the electric public utility or its assignee; and

     o a financing statement with respect to the transfer has been filed in accordance with the New Jersey Uniform Commercial Code.

     The Competition Act provides that security interests in the bondable transition property are perfected only by means of a separate filing under the New Jersey Uniform Commercial Code. Upon perfection, a security interest under the Uniform Commercial Code attaches to bondable transition property, whether or not the revenues or proceeds thereof have accrued. The Competition Act provides that priority of security interests in bondable transition property will not be defeated or adversely affected by:

     o commingling of revenues received from transition bond charge collections with other funds of the utility or its assignee; or

     o the periodic adjustment of the transition bond charge under the Competition Act.

     The Competition Act Characterizes the Transfer of Bondable Transition Property as a Sale or Other Absolute Transfer. The Competition Act provides that a transfer by the utility or an assignee of bondable transition property will be treated as a sale or other absolute transfer of the transferor's right, title and interest and not as a borrowing secured by the bondable transition property if the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer. The characterization of the transfer as a sale is not affected or impaired by the fact that:

     (1) the assignor retains or acquires a pari passu equity interest in the bondable transition property or the fact that only a portion of the bondable transition property is transferred;

     (2) the assignor retains or acquires a subordinated equity interest or other credit enhancement provisions or terms commensurate with market practices;

     (3) the electric public utility acts as collector or servicer of the related transition bond charge;

     (4) the assignor retains bare legal title to the bondable transition property for servicing or supervising services and collections relating to the bondable transition property; or

     (5) the transfer is treated as a financing for federal, state or local tax purposes or financial accounting purposes.

     See "RISK FACTORS -- THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

                              JCP&L'S RESTRUCTURING

     The Stipulation and Restructuring Order. On April 14, 1999, JCP&L and a number of other parties filed a stipulation with the BPU, detailing a proposal for JCP&L's implementation of full customer choice under the Competition Act. The parties to the stipulation agreed, among other things, not to oppose a financing order to be issued by the BPU or the sale of transition bonds to implement securitization in any judicial or regulatory forum. An alternative joint proposal was submitted by the Division of the Ratepayer Advocate and others in opposition to the stipulation. The BPU found the stipulation submitted by JCP&L, subject to certain modifications, to be a reasonable framework for resolution of the proceedings and issued its summary order, dated May 24, 1999. Its more detailed decision and order was issued on _____, 2000 and is referred to as the restructuring order.

     In the restructuring order, the BPU authorized JCP&L to issue up to $____ million of transition bonds to recover up to $____ million in stranded costs plus up to $___ million in transaction costs and related expenses of the financing. In addition, the BPU authorized the imposition of a charge to recover, through a market transition charge, federal and state taxes associated with the collection of the transition bond charge.

     JCP&L Unbundled its Electric Rates. JCP&L unbundled its retail electric rates on August 1, 1999 into charges for distribution, transmission and generation services, as well as market transition and societal benefits charges. Upon issuance of transition bonds, there will also be a transition bond charge. Residential customers receive bills showing some of these charges combined into a single line item. Commercial and industrial customers receive bills with separate line items for each of these charges. All customer bills will have a footnote stating that a transition bond charge is being collected on behalf of the issuer. If a customer chooses a third party electric power supplier for generation services, the customer may receive separate billings for those generation services directly from the third party electric power supplier or it may receive combined billings for all charges, either from JCP&L or, subject to further BPU action, from the third party electric power supplier pursuant to an agreement between JCP&L and the third party electric power supplier. If the third party electric power supplier bills the combined charges, it must remit to JCP&L the amount it bills to customers on behalf of JCP&L. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU FINANCING ORDER - JCP&L Must Allow Other Entities to Provide Metering and Billing Services." JCP&L has not as yet entered into any arrangements with third party electric power suppliers for billings and collections.

     JCP&L May Collect a Societal Benefits Charge. Under the Competition Act, an electric public utility is permitted, with BPU approval, to collect a non-bypassable societal benefits charge from its customers to recover

     o   nuclear plant decommissioning costs;

     o   demand side management program costs;

     o   customer education program costs;

     o   certain environmental remediation costs; and

     o previously approved social programs costs such as the costs of programs that assist customers unable to pay their utility bills in full and on time.

The BPU restructuring order provided that JCP&L may impose a societal benefits charge commencing August 1, 1999.

     Reduction in JCP&L's Electric Rates. Pursuant to the BPU restructuring order, JCP&L's rates for generating, transmitting and distributing electric power to its customers were reduced on August 1, 1999 by 5% from rates in effect on April 30, 1997, a portion of which reduction reflects the anticipated savings from securitization. There will be additional rate reductions of 1% on August 1, 2000, 2% on August 1, 2001 and 3% on August 1, 2002, providing an overall rate reduction from rates in effect on April 30, 1997 of 11%, regardless of the amount of reduction achieved from securitization. JCP&L's rates will not be subject to any statutory cap after July 31, 2003.

     Third Party Electric Power Suppliers. Pursuant to the Competition Act and the BPU restructuring order, customers may choose to purchase power from alternative third party electric power suppliers and later return to JCP&L as their supplier of basic generation service at least until July 31, 2002, after which date JCP&L is authorized to bid out this responsibility to third parties. Any third party electric power supplier will be required to provide the servicer with total monthly kilowatt hour usage information for each customer in a timely manner for the servicer to fulfill its obligations.

             THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE

THE BPU FINANCING ORDER

     JCP&L's Petition and the BPU Financing Order. On August 25, 1999, JCP&L filed a petition with the BPU, which petition was amended on December 14, 1999, requesting the issuance by the BPU of a bondable stranded costs rate order under the Competition Act to allow JCP&L to recover bondable stranded costs relating to its Oyster Creek nuclear generating station, plus associated transaction costs and the cost of retiring equity and debt securities of JCP&L. These costs are recoverable through the issuance of transition bonds and the imposition of a transition bond charge. In response to the petition the BPU issued its financing order on _____, 2000.

     The BPU Authorized JCP&L to Transfer Bondable Transition Property and to Issue Transition Bonds. The BPU financing order authorizes the transfer of the bondable transition property described herein and the issuance of transition bonds in an aggregate principal amount not to exceed $____ million, secured by bondable transition property. The transition bonds may have a legal final maturity date not later than 17 years from the date of issuance.

     The final structure, pricing and other terms of the transition bonds will be subject to approval of the BPU or its designee. This approval will be obtained prior to the sale of the transition bonds.

     The BPU Authorized JCP&L to Impose the Transition Bond Charge. Under the BPU financing order, the BPU irrevocably authorizes JCP&L to impose, meter, charge, bill, collect and receive from customers, the non-bypassable transition bond charge in an amount sufficient to recover the principal amount of transition bonds in accordance with an expected amortization schedule and interest thereon, plus an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay acquisition or redemption premiums, if any, servicing fees and other expenses relating to the transition bonds.

     The BPU financing order also grants JCP&L, as servicer, the authority to make "non-routine" filings for adjustments of the transition bond charge. This would permit filings to be made to accommodate changes in the formula specified in the BPU financing order for the mandatory periodic adjustments which JCP&L deems appropriate to remedy a significant and recurring variance between actual and expected transition bond charge collections. Any such filing is required to be made at least 90 days prior to the proposed effective date and would be subject to BPU approval.

     The transition bond charge will be a uniform non-bypassable per kilowatt hour charge assessed against customers on their bills, regardless of customer rate class, as part of JCP&L's regular billing. JCP&L will set the initial per kilowatt hour transition bond charge, based upon the formula approved in the BPU financing order. Upon each adjustment of the transition bond charge or the issuance of an additional series of transition bonds, the adjusted transition bond charge will be assessed in the same manner.

     The transition bond charge will be pro-rated in the case of the first bill after issuance of a series of transition bonds to account for any partial month since the date of issuance. For instance, if a particular series' issuance date is August 15, bills that include current charges for services provided before August 15 will not be assessed the transition bond charge for the period prior to August 15, with respect to that series.

     The initial transition bond charge will be calculated on the basis of:

     o   the issuance of $ million of transition bonds;

     o the projected total payments required in relation to the transition bonds during the period commencing on the date of issuance of the transition bonds and ending ; and

     o the estimated amount of kilowatt hours of electricity to be delivered, billed and collected during that period.

     The periodic adjustments to the transition bond charge are designed to ensure that transition bond charge collections are not more or less than the amount necessary to meet all of the required payments in relation to the transition bonds and related costs and expenses and to maintain the required balances in the overcollateralization subaccount and the capital subaccount. In requesting periodic adjustments, the servicer is required to take into account updated projections of consumption levels and timing of collections and any amounts held in the reserve subaccount.

     JCP&L May Be Required to Allow Other Entities to Provide Metering and Billing Services. Under the Competition Act, the BPU may establish specific standards for metering, billing and other activities by third party electric power suppliers participating in the new market in New Jersey. In order to qualify to serve as a third party electric power supplier, an electric supplier must maintain at least a `BBB' or the equivalent long term unsecured credit rating from Moody's or S&P, or maintain with the servicer a cash deposit or comparable security equal to two months' maximum estimated collections of all charges payable to JCP&L. The BPU financing order allows qualified third party electric power suppliers, approved by the BPU, to bill and collect the transition bond charge on behalf of the issuer. In doing so, third party electric power suppliers must comply with all applicable BPU billing and collection requirements. Each third party electric power supplier must also agree to remit the full amount of all charges it bills to customers for the electric transmission and distribution services JCP&L or its successor provides, together with transition bond charge payments, regardless of whether those payments are received from the customers, within 15 days of JCP&L's or its successor's bill for such charges. If a third party electric power supplier fails to remit charges within a further seven days, JCP&L, as servicer, or its successor may assume responsibility for billing or transfer responsibility to another qualified third party electric power supplier. While a third party electric power supplier collecting the transition bond charge may request termination of service to delinquent customers, only JCP&L or a successor electric public utility may disconnect or reconnect a customer's distribution service.

     The BPU May Designate a Replacement Servicer. The Competition Act provides that in the event of a default by the electric public utility in respect of charging, collecting and receiving revenues derived from the transition bond charge and upon the application of the secured party, such as the trustee, or an assignee, such as the issuer, the BPU or any court of competent jurisdiction will by order designate a trustee or other entity to act in place of the electric public utility to impose, meter, charge, bill, collect and receive the transition bond charge. The BPU may, in its discretion, establish criteria for the selection of any entity that may become a servicer of bondable transition property upon the default or other material adverse change in the financial condition of the electric public utility. The appointment of a successor servicer must not result in the downgrade or withdrawal of a rating on any outstanding transition bonds.

THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS

     The servicing agreement requires the servicer to seek adjustments to the transition bond charge in order to enhance the likelihood that actual transition bond charge collections, net of any amounts on deposit in the reserve subaccount, are neither more nor less than the amount necessary to amortize the transition bonds of each series in accordance with the related expected amortization schedule, to pay interest, to fund the overcollateralization subaccount to the amount required to be on deposit in the overcollateralization subaccount, to replenish any shortfalls in the capital subaccount, and to pay the trustee's fee, the servicing fee and the other expenses and costs included in bondable stranded costs. These adjustments are formula based, incorporating actual transition bond charge collections, as well as updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies and write-offs and future expenses relating to bondable transition property and the transition bonds, and the issuance of any additional series of transition bonds. They are designed to achieve each of the above goals by the payment date immediately preceding the next date on which the transition bond charge is adjusted or the expected final payment date, as applicable, taking into account any amounts on deposit in the reserve subaccount. If at the time of issuance of a series, the servicer determines any additional adjustments are required, the dates for these adjustments will be specified in the prospectus supplement for the series.

     The Schedule for Making Adjustments to the Transition Bond Charge. The servicer will file a request for an adjustment to the transition bond charge with the BPU at least annually. Each proposed adjustment will become effective on an interim basis 30 days after filing, absent a determination of manifest error by the BPU, and will become final 60 days thereafter in the absence of a BPU order to the contrary. Under the BPU financing order, "manifest error" means an arithmetic error evident on the face of the filing. Under certain circumstances, adjustment filings may be made quarterly or, during the last year before scheduled maturity and continuing until legal final maturity, monthly.

                  SERVICING OF THE BONDABLE TRANSITION PROPERTY

JCP&L'S CUSTOMER CLASSES

     JCP&L's customer base is divided into three principal revenue classes: residential, commercial and industrial. The revenue class labeled "other" consists primarily of services rendered for street and highway lighting. Several rate classes are included within each category, differentiated by type and level of service.

BILLED ELECTRIC REVENUE, NUMBER OF CUSTOMERS AND CONSUMPTION

     The following table shows the amount of billed electric revenue per customer class for the past five and a quarter years and the percentage each customer class represents of the total billed revenue. The figures for 2000 are based on the three-month period from January through March.

                                     TABLE 1
                          BILLED REVENUE (IN THOUSANDS)



              2000   %      1999       %       1998      %       1997       %       1996      %       1995       %
Residential             $924,519   45.89   $892,922  45.06   $905,063   44.44   $900,929  44.79   $875,564   44.86
Commercial               797,922   39.60    779,878  39.35    796,755   39.13    777,363  38.65    740,209   37.92
Industrial               272,055   13.50    288,241  14.55    313,000   15.37    311,775  15.50    315,189   16.15
Other                     20,331    1.01     20,671   1.04     21,544    1.06     21,239   1.06     20,974    1.07
                         -------    ----    -------   ---- -  -------    ---- -  -------   ----    -------    ----
Total                  2,014,827  100.00 $1,981,712 100.00 $2,036,362  100.00 $2,011,306 100.00 $1,951,936  100.00



     The following table shows the average number of customers in each customer class for the past five and a quarter years and the percentage each customer class represents of the total number of customers. The figures for 2000 are based on the three-month period from January through March.

                                     TABLE 2
                  AVERAGE NUMBER OF CUSTOMERS (CUSTOMER BILLS)



               2000    %    1999      %       1998       %       1997       %       1996      %       1995       %
Residential              879,009  88.77    866,787   88.75    854,243   88.80    841,204  88.87    830,931   88.94
Commercial               106,547  10.76    105,158   10.77    103,074   10.71    100,667  10.63     98,608   10.55
Industrial                 2,989   0.30      3,036    0.31      3,083    0.32      3,126   0.33      3,189    0.34
Other                      1,643   0.17      1,623    0.17      1,605    0.17      1,571   0.17      1,543    0.17
                           -----   ---- -   ------    ----     ------    ----     ------   ----     ------    ----
Total                    990,188 100.00    976,604  100.00    962,005  100.00    946,568 100.00    934,271  100.00


     The following table shows the total billed electric consumption in megawatt hours for the past five and a quarter years for each customer class and the percentage each customer class represents of the total consumption. The figures for 2000 are based on the three-month period from January through March.

                                     TABLE 3
                        BILLED ELECTRIC CONSUMPTION (MWH)


               2000    %    1999        %     1998         %      1997           %     1996          %       1995           %
Residential             7,977,703   42.05  7,551,505   41.12    7,255,505    40.66   7,265,817    41.12    7,111,558    40.96
Commercial              7,624,531   40.19  7,258,769   39.52    6,974,503    39.08   6,829,103    38.65    6,610,802    38.08
Industrial              3,288,707   17.33  3,474,384   18.92    3,535,806    19.81   3,497,209    19.79    3,561,951    20.52
Other                      81,258    0.43     80,874    0.44       79,370     0.45      77,843     0.44       77,064     0.44
                        ---------   -----  ---------   -----    ---------    -----   ---------    -----    ---------    -----
Total                  18,972,199  100.00 18,365,532  100.00   17,845,184   100.00  17,669,972   100.00   17,361,375   100.00


PERCENTAGE CONCENTRATION WITHIN JCP&L'S LARGE COMMERCIAL AND
INDUSTRIAL CUSTOMERS

     For the year ended December 31, 1999, JCP&L's ten largest electric customers, all of whom are currently multi-site customers, represented approximately 8.4% of JCP&L's kilowatt hour sales. These customers are in the commercial and industrial customer classes. There are no material concentrations in the residential class.

HOW JCP&L FORECASTS THE NUMBER OF CUSTOMERS AND THE AMOUNT OF ELECTRICITY USAGE

     The energy forecast process incorporates analyses for each major customer class. In each class, projections are developed using a variety of methods, including econometric and time series analysis (regression, exponential smoothing and Box-Jenkins). A final forecast is then developed based on evaluation of all the results. A software package called "Forecast-Pro", developed by Business Forecast Systems, Inc., is used extensively in the development of forecasts for all classes.

     The first step in the forecast process is to develop a set of basic economic assumptions for the U.S. and the State of New Jersey, including assumptions on Gross Domestic Product (GDP), industrial production, manufacturing and non-manufacturing employment, housing starts, and personal income. Data from a variety of sources, including Regional Financial Associates (RFA), NPA Data Services, the Blue Chip Economic Indicators Report and the Rutgers Economic Advisory Service, is analyzed in the process. Then, forecasts are developed for each customer class, as described below. All forecasts assume normal weather conditions.

     The residential forecast is developed in two parts. First, a forecast of number of customers is developed, based primarily on projections of housing starts in the State. Then, a forecast of use per customer is developed. Methods used include Box-Jenkins and exponential smoothing, which project use per customer based on past trends, and regression analysis, which projects use per customer based on explanatory variables such as personal income, electricity price and weather.

     In the commercial sector, economic and demographic variables considered in regression models include personal income, non-manufacturing employment, the number of residential customers and weather. Box-Jenkins and exponential smoothing models are also reviewed.

     The primary variable in the industrial sales forecast is a survey of large industrial customers - who account for more than half of all industrial sales - conducted each year. The survey provides information on the customers' expected usage over the next few years. Projections of industrial production and manufacturing employment are also considered in development of the forecast.

Forecast Variances

     The table below compares usage in gigawatt hours for a particular year to the related forecast prepared during the previous year. For example, the annual 1995 variance is based on a forecast of 1995 consumption prepared in 1994. A positive variance indicates that actual consumption exceeded forecast consumption. There can be no assurance that the future variance between actual and expected consumption will be similar to the historical experience set forth below.

                                     TABLE 4
              VARIANCE FOR THE AMOUNT OF ELECTRICITY CONSUMED (GWH)

                    1999        1998       1997        1996         1995

Forecast          18,846      18,170     17,946      17,584       17,528
Actual            18,972      18,366     17,845      17,670       17,361
Variance %         0.67%       1.08%     -0.56%       0.49%       -0.95%

     If actual consumption of electricity is higher than the forecast, there may be an excess of transition bond charge collections. Similarly, if actual consumption is lower than the forecast, there may be a shortfall in transition bond charge collections.

CREDIT POLICY; BILLING; COLLECTIONS; TERMINATION OF SERVICE

     JCP&L is obligated to provide service to all customers within its service area under New Jersey law. JCP&L relies on the information provided by the customer, its customer information system and, for residential customers, validation of the social security number provided by the customer to determine whether JCP&L has previously served a customer. Certain accounts are secured with deposits or guarantees as a precautionary measure. The amount of the deposit reflects the estimated electricity use over a two-month period, which is the average time period required to take collection action on past-due billings. Since the vast majority of customers pay their bills within the allotted time, JCP&L does not require deposits from new residential customers who provide a valid social security number and whose credit score exceeds the threshold set by JCP&L.

     JCP&L has developed certain criteria for establishing credit. Industrial and commercial customers may establish credit by depositing cash equal to twice the estimated average monthly bill, by obtaining a guarantee from a satisfactory guarantor, or by otherwise establishing credit to the satisfaction of JCP&L. In general, residential customers may establish credit by depositing cash equal to twice the estimated average monthly bill. Deposits may not be required if the applicant is currently or has previously been a customer of JCP&L and has paid all bills for service, or if the customer provides a letter confirming the customer's creditworthiness from its previous utility.

BILLING PROCESS

     JCP&L bills its customers monthly. The normal billing period for an individual customer ranges from 26 to 35 days for a given month. Bills are generally issued the next business day after the meter readings are obtained.

     Accounts with potential meter reading or billing errors are reviewed and, if necessary, corrected before mailing. Accounts with unusually high or low usage compared to past customer history are not billed until reviewed and/or corrected. Residential bills of $5,000 or more and general service bills of $50,000 or more are also reviewed and, if necessary, corrected before mailing.

     For residential customers, a pre-disconnection warning notice is sent when the customer's previous month's bill is not paid at the invoicing time of the next monthly bill. This notice is sent as a separate notification to the customer. If payment is not received by the time of the third month's bill, a shut-off notice is sent to the customer. A telephone contact to the premises scheduled for shut-off is attempted anywhere from three to five days prior to the disconnection date. The customer will face termination of service on or after the scheduled date of the termination if payment is not received. Once the service is terminated, the customer may be required to pay the full outstanding balance or, if eligible, enter into an installment plan.

     For commercial and industrial customers, a disconnection notice is sent if the payment of the previous month's invoice is not received when JCP&L invoices the account again. This notice is sent as a separate notification to the customer. A telephone contact to the premises that is scheduled for shut-off is attempted anywhere from three to five days prior to the disconnection date. The customer will face termination of service on or after the scheduled date of the termination if payment is not received. Once the service is terminated, the customer may be required to pay the full outstanding balance or, if eligible, enter into an installment plan.

     JCP&L may change its credit, billing and collections and termination/restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance JCP&L's ability to bill and collect customer charges on a timely basis.

     Termination of Service for Residential Customers in the Winter. The winter termination program is part of the New Jersey Administrative Code and prevents discontinuance of electric service to qualified residential customers from November 15 through March 15. The BPU has reserved the option of extending the program to the end of March, if abnormally bad weather is forecasted. The program provides for the requirement of good-faith payments equal to budget amounts and placement on a 12-month system budget plan. However, averages will be taken into consideration when calculating the 12-month budget plan amount.

     The regulation also provides for restoration of service for customers eligible to participate in the program who had service shut off for non-payment prior to November 15, if up to 25% of the outstanding balance is paid. During the program period, service can be discontinued when the customer has made no contact with JCP&L; however, all efforts are made to contact the customer prior to discontinuance. The program requires that a BPU-approved fact sheet accompany each discontinuance notice to residential customers during the program period. The fact sheet is distributed as a bill insert since discontinuance notices are issued on the customer's bill.

LOSS AND DELINQUENCY EXPERIENCE

     The following tables set forth information relating to the total billed revenues and write-off experience for the past several years. Such historical information is presented herein because JCP&L's actual experience with respect to write-offs and delinquencies may affect the timing of transition bond charge collections. JCP&L does not expect, but cannot assure, that the delinquency or write-off experience with respect to transition bond charge collections will differ substantially from the rates indicated below. However, changes in the retail electric market, including but not limited to the introduction of third party electric power suppliers who may be permitted to provide consolidated billing to JCP&L's customers, could mean that historical delinquency and write-off ratios will not be indicative of future rates.

     For the total electric billed revenue for the past five and a quarter years for each customer class, see the table "BILLED REVENUE (IN THOUSANDS)" on page __ of this prospectus.

                                     TABLE 5
                GROSS WRITE-OFF, NET WRITE-OFF AND NET WRITE-OFF
                        AS A PERCENTAGE OF BILLED REVENUE


                    2000     1999         1998          1997          1996            1995           1994
Gross Write-Off           $7,084,000   $5,549,000    7,011,000      7,475,000       6,970,000       7,335,000
Net Write-Off              5,276,000   $4,141,000    5,232,000      5,520,000       4,500,000       5,375,000
Net Write-Off as                0.26%        0.21%        0.26%          0.27%           0.23%           0.28%
a % of Billed
Revenue


     Net write-offs include amounts recovered by JCP&L from bankruptcy proceedings and payments received after an account has been written off, either to JCP&L or one of its external collection agencies.

     The following table sets forth information relating to JCP&L's rate of delinquencies, as a percentage of accounts receivable of all JCP&L customers for the past five and a quarter years.

                                     TABLE 6
                   BILLED ELECTRIC RECEIVABLES AGING ANALYSIS



                   2000            1999              1998            1997             1996            1995
0-30 DAYS                         85.4%             90.6%           90.6%            90.5%           92.6%
31-60 DAYS                         7.0%              5.4%            5.1%             5.1%            2.2%
61-90 DAYS                         3.4%              2.0%            1.8%             1.7%            2.1%
91-120 DAYS                        2.6%              1.4%            1.5%             0.9%            1.1%
OVER 120 DAYS                      1.7%              0.6%            1.0%             1.7%            2.0%


     Any account that has an unpaid balance at the time of the next billing is considered to be delinquent. The delinquency data above represents only active customer accounts as opposed to the write-off data which reflects only customer accounts where service is no longer being provided. JCP&L has not traced the rate of delinquencies by customer class.

     The following table sets forth the average days of revenue outstanding for the past five and a quarter years. The figures for 2000 are based on the three-month period from January through March.

                                     TABLE 7

                           DAYS OF REVENUE OUTSTANDING

                 2000       1999       1998       1997       1996       1995
AVERAGE DAYS                30.1       30.2       28.2       27.5       26.5


HOW JCP&L WILL APPLY PARTIAL PAYMENTS BY ITS CUSTOMERS

     The BPU financing order requires that JCP&L allocate partial payments of electricity delivery and basic generation service charges for any period in the following order:

     o to sales taxes associated with the partial payment (which JCP&L collects as trustee for the State of New Jersey and not for its own account or for that of the issuer);

     o pro rata to the transition bond charge and JCP&L's other charges and taxes, where any of such charges are in arrears, based on their proportion to JCP&L's total arrearages assessed for that period; and

     o pro rata to the transition bond charge and JCP&L's other charges and taxes, where any of such charges are current charges, based on their proportion to JCP&L's total charges assessed for that period.

     Partial payments will also be allocated among different series of transition bonds, pro rata, based on their respective outstanding principal balances.

                    JCP&L TRANSITION FUNDING LLC, THE ISSUER

     JCP&L Transition Funding LLC, the issuer of the transition bonds, was formed as a Delaware limited liability company in February 2000 pursuant to a limited liability company agreement with the seller as sole member of the issuer. The assets of the issuer are limited to the bondable transition property which was purchased by the issuer, the trust funds held by the trustee, the rights of the issuer under the transaction documents, any third party credit enhancement and any money distributed to the issuer from the collection account in accordance with the indenture and not distributed to the seller. The BPU financing order and the indenture provide that the bondable transition property, as well as the other collateral described in the BPU financing order and the indenture, will be pledged by the issuer to the trustee. Pursuant to the indenture, the transition bond charge collections remitted to the trustee by the servicer must be used to pay the principal of and interest on the transition bonds and other obligations of the issuer specified in the indenture. As of the date of this prospectus, the issuer has not conducted any business activities and has no operating history. Audited financial statements of the issuer are included as an exhibit to this prospectus.

     The Issuer's Purpose. The issuer has been created for the sole purpose of:

     o   purchasing and owning the bondable transition property;

     o issuing one or more series of transition bonds, each of which may be comprised of one or more classes, from time to time;

     o pledging its interest in the bondable transition property and other collateral to the trustee under the indenture in order to secure the transition bonds; and

     o performing activities that are necessary, suitable or convenient to accomplish these purposes.

     The Interaction Among JCP&L, JCP&L Sub, the Seller and the Issuer. Pursuant to a contribution agreement among JCP&L, JCP&L Sub and the seller, JCP&L will assign and transfer the bondable transition property to JCP&L Sub and JCP&L Sub, in turn, will assign and transfer it to the seller. Upon issuance of any series of transition bonds, the seller will, pursuant to the sale agreement with the issuer, sell and transfer the bondable transition property, and assign its rights under the contribution agreement, to the issuer. JCP&L will service the bondable transition property pursuant to a servicing agreement with the issuer. JCP&L and any successor in the capacity of servicer are referred to as the servicer.

     The Issuer's Management. The issuer's business will be managed by five managers, referred to as the managers, appointed from time to time by the seller or, in the event that the seller transfers its interest in the issuer, by the new owner or owners. The issuer will have at all times following the initial issuance of the transition bonds at least two independent managers who, among other things, are not and have not been for at least three years from the date of their appointment:

     o a direct or indirect legal or beneficial owner of the issuer, JCP&L, JCP&L Sub, the seller or any of their respective affiliates;

     o a relative, supplier, employee, officer, director, manager, contractor or material creditor of the issuer, JCP&L, JCP&L Sub, the seller or any of their respective affiliates; or

     o a person who controls JCP&L, JCP&L Sub, the seller or any of their respective affiliates.

     The remaining managers will be employees or officers of JCP&L or any of its affiliates.

     The managers will devote the time necessary to conduct the affairs of the issuer. The following are the managers as of the date of this prospectus:

NAME                               POSITION WITH JCP&L
----                               -------------------

T.G. Howson                        Vice President and Treasurer

S. H. Somich                       Assistant Treasurer

M.E. Gramlich                      Assistant Secretary

     None of the managers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC's Regulation S-K.

     The Managers' Compensation and Limitation on Liabilities. The issuer has not paid any compensation to any manager since the issuer was formed. The managers other than the independent managers will not be compensated by the issuer for their services on behalf of the issuer. The independent managers will be paid quarterly fees from the revenues of the issuer and will be reimbursed for their reasonable expenses. These expenses include, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the independent managers may employ in connection with the exercise and performance of their rights and duties under the issuer's limited liability company agreement, the indenture, the contribution agreement, the sale agreement and the servicing agreement. The limited liability company agreement provides that the managers will not be personally liable under any circumstances except for:

     o liabilities arising from their own willful misconduct or gross negligence;

     o liabilities arising from the failure by any of the managers to perform obligations expressly undertaken in the issuer's limited liability company agreement; or

     o taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the managers in connection with the transactions described in this prospectus.

     The limited liability company agreement further provides that, to the fullest extent permitted by law, the issuer shall indemnify the managers against any liability incurred in connection with their services as managers for the issuer except in the cases described above.

     The Issuer is a Separate and Distinct Legal Entity. Under the issuer's limited liability company agreement, the issuer may not file a voluntary petition for relief under federal bankruptcy law, nor consent to the commencement of a Chapter 11 case pursuant to an involuntary petition, without a unanimous vote of its managers, including the independent managers. Each of the seller, JCP&L Sub and JCP&L has agreed that it will not cause the issuer to file a voluntary petition for relief under federal bankruptcy law. The limited liability company agreement requires the issuer:

     o to take all reasonable steps to continue its identity as a separate legal entity;

     o to make it apparent to third parties that it is an entity with assets and liabilities distinct from those of JCP&L, other affiliates of JCP&L, the managers or any other person; and

     o to make it apparent to third persons that, except for federal and state income tax purposes, it is not a division of JCP&L or any of its affiliated entities or any other person.

     The principal place of business of the issuer is c/o GPU Service, Inc., 310 Madison Avenue, Morristown, New Jersey 07962 and its telephone number is (973) 455-8200.

     Administration Agreement. GPU Service, Inc. will provide administrative services for the issuer pursuant to an administration agreement between the issuer and GPU Service, Inc. The issuer will pay GPU Service, Inc. a cost-based fee for performing these services.

          HOW THE ISSUER WILL USE THE PROCEEDS OF THE TRANSITION BONDS

     As required by the Competition Act, the issuer will use the net proceeds of the issuance of the transition bonds to purchase the bondable transition property from the seller and to pay the expenses of issuance of the transition bonds. The seller will distribute the proceeds it receives from the sale of the bondable transition property to JCP&L Sub. JCP&L Sub, in turn, will distribute these proceeds to JCP&L. JCP&L will use the proceeds it receives from such distribution principally to reduce stranded costs through the retirement of debt or equity or both, including transactions completed before the date of the sale of the transition bonds, and also to pay related expenses.

                              THE TRANSITION BONDS

     The transition bonds will be issued under and secured by the indenture between the issuer and the trustee substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of each series of transition bonds will be provided in the indenture and the related supplemental indenture. The following summary describes some general terms and provisions of the transition bonds. The particular terms of the transition bonds of any series offered by any prospectus supplement will be described in the prospectus supplement.

GENERAL TERMS OF THE TRANSITION BONDS

     The transition bonds may be issued in one or more series, each made up of one or more classes. The terms of a series may differ from the terms of another series, and the terms of a class may differ from the terms of another class of the same series. The terms of each series will be specified in the related prospectus supplement.

     The indenture requires, as a condition to the issuance of each series of transition bonds, that such issuance will not result in any rating agency reducing or withdrawing its then current rating of any outstanding series or class of transition bonds.

     The Issuer's Transition Bonds Will be Maintained in Book-Entry Format. The related prospectus supplement will set forth the procedure for the manner of the issuance of the transition bonds of each series. Generally, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). The transition bonds will be available for purchase in initial denominations specified in the related prospectus supplement which will be not less than $1,000. Unless and until definitive transition bonds are issued under the limited circumstances described in this prospectus, no transition bondholder will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by transition bondholders will refer to actions taken by DTC upon instructions from DTC participants. In addition, all references in this prospectus to payments, notices, reports and statements to transition bondholders will refer to payments, notices, reports and statements to DTC or Cede & Co. as the registered holder of each series of transition bonds. DTC or Cede & Co. will receive these payments, notices, reports and statements for distribution to the beneficial owners of the transition bonds in accordance with DTC's procedures with respect thereto. See "-- TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM" and "-- CERTIFICATED TRANSITION BONDS" below.

PAYMENTS OF INTEREST AND PRINCIPAL ON THE TRANSITION BONDS

     Interest will accrue on the principal balance of transition bonds of a series or class at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable to the transition bondholders of the series or class on each payment date, commencing on the first payment date specified in the related prospectus supplement. On any payment date with respect to any series, the issuer will make principal payments on that series only until the outstanding principal balance thereof has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series on that payment date, but only to the extent funds are available for that series as described in this prospectus. Accordingly, principal of the series or class of transition bonds may be paid later, than reflected in the expected amortization schedule therefor, but generally not earlier, except in a case of any applicable optional redemption or acceleration. See "RISK FACTORS -- OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS" and "-- SERVICING RISKS" in this prospectus.

     The indenture provides that failure to pay the entire outstanding principal amount of the transition bonds of any series or class by the expected final payment date will not result in an event of default under the indenture; however, a default will occur if the entire outstanding principal amount is not paid on or before the legal final maturity date of that series or class, as applicable.

     On each payment date, the amount required to be paid as principal on the transition bonds, from transition bond charge collections allocable to all series, the capital subaccount, the overcollateralization subaccount and the reserve subaccount will equal:

     o the unpaid principal amount of any class or series if such payment date is on or after the final payment date of that class or series; plus

     o the unpaid principal amount of any transition bonds of any class or series called for redemption; plus

     o the unpaid principal amount of any class or series upon an acceleration following an event of default; plus

     o the principal amount scheduled to be paid on the transition bonds of each class or series on that payment date.

     The entire unpaid principal amount of a series of transition bonds will be due and payable if:

     o   an event of default under the indenture occurs and is continuing; and

     o the trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding, voting as a group, have declared the transition bonds to be immediately due and payable.

     See "THE INDENTURE -- WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITION BONDS" and "WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS" in this prospectus.

OPTIONAL REDEMPTION OF THE TRANSITION BONDS

     The issuer may redeem all of the outstanding transition bonds, at its option, only if, on any payment date, the outstanding principal balance of the transition bonds of that particular series (after giving effect to payments scheduled to be made on that payment date) is less than 5% of the initial principal balance of the transition bonds of that series. Unless otherwise specified in a prospectus supplement, there will be no other optional redemption for a series.

     Redemption provisions, if any, for any series will be specified in the related prospectus supplement, including the premiums, if any, payable upon redemption. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series insofar as it relates to redemption includes any premium that might be payable thereon if transition bonds of the series are redeemed, as described in the related prospectus supplement. Notice of redemption of any series of transition bonds will be given by the trustee to each registered holder of a transition bond by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in another manner or at another time as may be specified in the related prospectus supplement. The redemption price will, in each case, include accrued interest to the date of redemption. Notice of redemption may be conditioned upon the deposit of moneys with the trustee before the redemption date and this notice will be of no effect unless these moneys are so deposited. All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided the redemption price is on deposit with the trustee at that time, and will no longer be considered "outstanding" under the indenture. The transition bondholders will have no further rights with respect thereto, except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption from the trustee.

CREDIT ENHANCEMENT FOR THE TRANSITION BONDS

     Credit enhancement with respect to the transition bonds of any series will be provided principally by adjustments to the transition bond charge and amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount. In addition, for any series of transition bonds or one or more classes thereof, additional credit enhancement may be provided. The amounts and types of additional credit enhancement, if any, and the provider of any additional credit enhancement with respect to any series of transition bonds or one or more classes thereof, will be described in the related prospectus supplement.

Additional credit enhancement may be in the form of:

     o   an additional reserve subaccount;

     o   subordination by one series for the benefit of another;

     o   additional overcollateralization;

     o   a financial guaranty insurance policy;

     o   a letter of credit;

     o   a credit or liquidity facility;

     o   a repurchase obligation;

     o   a third party payment or other support;

     o   a cash deposit or other credit enhancement; or

     o any combination of the foregoing, as may be set forth in the related prospectus supplement.

     If specified in the related prospectus supplement, credit enhancement for a series of transition bonds may cover one or more other series of transition bonds.

TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM

     Unless otherwise specified in the related prospectus supplement, all classes of transition bonds will initially be represented by one or more bonds registered in the name of DTC, or another securities depository. The transition bonds will be available to investors only in the form of book-entry transition bonds. Transition bondholders may also hold transition bonds through Clearstream Banking, societe anonyme (formerly known as CEDEL, societe anonyme), or Euroclear in Europe, if they are participants in one of those systems or indirectly through participants.

     The Role of Cede & Co., Clearstream Banking and Euroclear. DTC will hold the global bond or bonds representing the transition bonds. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositories. Citibank, N.A. is depository for Clearstream Banking and Morgan Guaranty Trust Company of New York is depository for Euroclear. These depositories will, in turn, hold these positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Clearstream Banking and Morgan Guaranty Trust Company of New York will act as depository for Euroclear.

     The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to indirect participants.

     The Function of Clearstream Banking. Clearstream Banking is incorporated under the laws of Luxembourg. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Banking has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear system in Brussels to facilitate settlement of trades between Clearstream Banking and MGT/EOC. Clearstream Banking currently accepts over 110,000 securities issues on its books.

     Clearstream Banking customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include any underwriters, agents or dealers with respect to a series of transition bonds offered hereby. Clearstream Banking's U.S. customers are limited to securities brokers and dealers and banks.

     The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including Euros and U.S. dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Operator under contract with the Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As a Federal Reserve System member, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law which are referred to in this prospectus as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     The Rules for Transfers Among DTC, Clearstream Banking or Euroclear Participants. Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream Banking customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system

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

by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking customers and Euroclear participants may not deliver instructions directly to the depositories.

     DTC Will be the Holder of the Issuer's Transition Bonds. Unless and until definitive transition bonds are issued, it is anticipated that the only "holder" of transition bonds of any series will be DTC. Transition bondholders will only be permitted to exercise their rights as transition bondholders indirectly through participants and DTC. All references herein to actions by transition bondholders thus refer to actions taken by DTC upon instructions from its participants. In addition, all references herein to payments, notices, reports and statements to transition bondholders refer to payments, notices, reports and statements to DTC, as the registered holder of the transition bonds, for payments or delivery to the beneficial owners of the transition bonds in accordance with DTC procedures.

     Book-Entry Transfers and Transmission of Payments. Except under the circumstances described below, while any book-entry transition bonds of a series are outstanding, under DTC's rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry transition bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry transition bonds. Participants with whom transition bondholders have accounts with respect to book-entry transition bonds are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective transition bondholders. Accordingly, although transition bondholders will not possess physical bonds, DTC's rules provide a mechanism by which transition bondholders will receive payments and will be able to transfer their interests.

     DTC can only act on behalf of participants, who, in turn, act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these transition bonds, may be limited due to the lack of definitive transition bonds.

     DTC has advised the trustee that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited.

     How Transition Bond Payments Will Be Credited by Clearstream Banking and Euroclear. Payments with respect to transition bonds held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking customers or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United

States tax laws and regulations. See "MATERIAL INCOME TAX MATTERS FOR THE HOLDERS OF TRANSITION BONDS" in this prospectus. Clearstream Banking or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream Banking customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

     DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of transition bonds among participants of DTC, Clearstream Banking and Euroclear. However, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

CERTIFICATED TRANSITION BONDS

     The Circumstances That Will Result in the Issuance of Certificated Transition Bonds. Unless otherwise specified in the related prospectus supplement, each class of transition bonds will be issued in fully registered, certificated form to transition bondholders or their nominees, rather than to DTC, only if:

     o the issuer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that class of transition bonds and the issuer is unable to locate a qualified successor;

     o the issuer, at its option, elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default under the indenture, transition bondholders representing at least a majority of the outstanding principal amount of the transition bonds of all series advise the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the transition bondholders' best interest.

     The Delivery of Certificated Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected beneficial owners of transition bonds through participants of the availability of certificated transition bonds. Upon surrender by DTC of the certificated bonds representing the applicable transition bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver certificated transition bonds. Thereafter, the trustee will recognize the holders of these certificated transition bonds as transition bondholders under the indenture.

     The Payment Mechanism for Certificated Transition Bonds. Payments of principal of, and interest on, certificated transition bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of certificated transition bonds in whose names the certificated transition bonds were registered at the close of business 15 days prior to the payment date, unless otherwise specified in a prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee. The final payment on any transition

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

bond, however, will be made only upon presentation and surrender of the transition bond at the office or agency specified in the notice of final payment to transition bondholders.

     The Transfer or Exchange of Certificated Transition Bonds. Certificated transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS

     The rate of principal payments, the amount of each interest payment and the actual final payment date for each series or class of transition bonds will be dependent on the rate and timing of receipt of transition bond charge collections and the availability of credit enhancement. Accelerated receipts of transition bond charge collections will not, however, result in payment of principal on the transition bonds earlier than the related expected final payment dates. This is because receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedule, to pay interest on the transition bonds, to pay related expenses and to fund or replenish the capital subaccount and the overcollateralization subaccount, will be allocated to the reserve subaccount. However, delayed receipts of transition bond charge collections may result in principal payments on the transition bonds occurring more slowly than as reflected in the expected amortization schedule or later than the related expected final payment dates. Redemption of any class or series of transition bonds and acceleration of the legal final maturity date after an event of default will result in payment of principal earlier than the related expected final payment dates.

     The Effect of Transition Bond Charge Collections on the Timing of Transition Bond Payments. The actual payments on each payment date for each series or class of transition bonds and the weighted average life thereof will be affected primarily by the rate and the timing of receipt of transition bond charge collections. Amounts available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount will also affect the weighted average life of the transition bonds. The aggregate amount of transition bond charge collections and the rate of principal amortization on the transition bonds will depend, in part, on actual electricity usage by customers and the rate of delinquencies and write-offs. This is because the transition bond charge will be calculated based on estimates of usage and collections. The transition bond charge will be adjusted from time to time based in part on the actual rate of transition bond charge collections. However, there can be no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of collections or implement adjustments to the transition bond charge that will cause transition bond charge collections to be received at any particular rate. See "RISK FACTORS -- SERVICING RISKS" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

     A payment on a date that is later than the expected final payment date will result in a longer weighted average life. In addition, if scheduled payments on the transition bonds are

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

received later than the applicable expected payment date, this might result in a longer weighted average life of the transition bonds.

                           THE CONTRIBUTION AGREEMENT

     The following summary describes material terms and provisions of the contribution agreement pursuant to which JCP&L assigned the bondable transition property to its wholly-owned subsidiary, JCP&L Sub, which, in turn, assigned the bondable transition property to the seller, a wholly-owned subsidiary of JCP&L Sub. The contribution agreement may be amended by the parties who signed the document, if the trustee consents, and if notice of the substance of any amendment is provided to each rating agency. The form of the contribution agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

ASSIGNMENT OF THE BONDABLE TRANSITION PROPERTY AND RELATED RIGHTS TO THE SELLER.

     For convenience of usage in this prospectus, there are numerous references to the holding and transfer of bondable transition property by JCP&L and others. However, pursuant to New Jersey State law and the BPU financing order, bondable transition property arises, and constitutes a vested, presently existing property right, upon (i) the transfer to an assignee and (ii) receipt of consideration therefor.

     Pursuant to the contribution agreement, JCP&L has:

     1. assigned and transferred to JCP&L Sub, and JCP&L Sub has assigned and transferred to the seller, without recourse, all right, title and interest of JCP&L in and to the bondable transition property which represents the irrevocable right to charge, collect and receive, and be paid from collections of, the transition bond charges in the amount necessary to provide for the full recovery of JCP&L's bondable stranded costs with respect to the related series of transition bonds; and

     2. agreed that JCP&L's representations, warranties, covenants and obligations under the contribution agreement, including JCP&L's indemnification obligations, inure to the benefit of JCP&L Sub, the seller, as the assignee of JCP&L Sub, the issuer and the trustee for the benefit of the transition bondholders.

     In the contribution agreement, where applicable, JCP&L Sub makes the corresponding assignments, transfers and agreements specified in items 1 and 2 above for the benefit of the seller, the issuer and the trustee for the benefit of the transition bondholders.

     The assignments and transfers of the bondable transition property by JCP&L to JCP&L Sub and by JCP&L Sub to the seller are expressly stated to be absolute transfers. Pursuant to the Competition Act, these assignments and transfers are treated as absolute transfers of all of JCP&L's and JCP&L Sub's right, title and interest, as in a true sale of the bondable transition property. Each of JCP&L and JCP&L Sub agrees that, after giving effect to its respective assignment, it has no rights in the bondable transition property.

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

JCP&L'S REPRESENTATIONS AND WARRANTIES

     In the contribution agreement, JCP&L makes the following representations and warranties:

     1. all information provided by JCP&L to JCP&L Sub, the seller or the issuer with respect to the bondable transition property is correct in all material respects;

     2. the assignments and transfers contemplated by the contribution agreement constitute absolute transfers of the initial bondable transition property or the subsequent bondable transition property, as the case may be, from JCP&L to JCP&L Sub and from JCP&L Sub to the seller, and the beneficial interest in and title to the assigned and transferred bondable transition property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against JCP&L or JCP&L Sub under any bankruptcy law;

     3. (a) JCP&L is the sole owner of the bondable transition property being transferred and assigned to JCP&L Sub and, then, to the seller pursuant to the contribution agreement on the initial contribution date or the subsequent contribution date, as applicable;

         (b) upon the execution and delivery of the contribution agreement and the related assignment, the bondable transition property will be validly assigned and transferred to JCP&L Sub and, then, to the seller, free and clear of all liens other than liens created by the issuer pursuant to the indenture; and

         (c) all filings (including filings with the New Jersey Secretary of State under the New Jersey Uniform Commercial Code) necessary in any jurisdiction have been made (i) to give the issuer and its permitted assignees a valid, first priority ownership interest in the bondable transition property, perfected against third parties and free and clear of all liens of JCP&L or its affiliates or anyone claiming through JCP&L or its affiliates, other than the issuer or the trustee; and (ii) to give the trustee a first priority perfected security interest in the bondable transition property;

     4. the BPU financing order has been issued by the BPU in accordance with the Competition Act; the BPU financing order and the process by which it was issued comply with all applicable laws, rules and regulations; and the BPU financing order is in full force and effect, is final, and is not subject to appeal;

     5. as of the date of issuance of any series of transition bonds, the transition bonds will be entitled to the protections provided by the Competition Act and, in accordance with the Competition Act, the provisions of the BPU financing order relating to the bondable transition property and the transition bond charge will not be revocable by the BPU and each issuance advice letter delivered by the issuer or JCP&L to the BPU pursuant to the BPU financing order will be irrevocable, final and uncontestable;

     6. (a) under the Competition Act, the State of New Jersey may not limit, alter or impair the bondable transition property or other rights vested in JCP&L, JCP&L Sub, the

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

seller, the issuer or the trustee for the benefit of the transition bondholders pursuant to the BPU financing order until the transition bonds are fully paid and discharged, or in any way limit, alter, impair or reduce the value or amount of the bondable transition property, as approved pursuant to the BPU financing order; and

         (b) under the laws of the State of New Jersey and of the United States, the State of New Jersey may not take any action that substantially impairs the rights of the transition bondholders unless such action is a reasonable exercise of the State of New Jersey's sovereign powers and appropriate to further a significant and legitimate public purpose, and, under the Takings Clauses of the New Jersey and United States Constitutions, in the event such action constitutes a permanent appropriation of the property interest of transition bondholders in the bondable transition property and deprives the transition bondholders of their reasonable expectations arising from their investments in transition bonds, this action cannot be taken unless just compensation, as determined by a court of competent jurisdiction, is provided to the transition bondholders;

     7. there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, the BPU financing order, the bondable transition property or the transition bond charge or any rights arising under any of them or which seeks to enjoin the performance of any obligations under the BPU financing order;

     8. no other approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation, assignment or transfer of the bondable transition property, except those that have been obtained or made;

     9. except as disclosed by JCP&L, there are no proceedings or investigations pending, or to JCP&L's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over JCP&L, JCP&L Sub, the seller or the issuer or their respective properties challenging the Competition Act, the BPU financing order or the restructuring order (insofar as the restructuring order relates to the sale, assignment or transfer of the bondable transition property and the sale of the transition bonds);

     10. the assumptions used in calculating the transition bond charge in the issuance advice letter delivered by the issuer or JCP&L to the BPU pursuant to the BPU financing order are reasonable and made in good faith;

     11. (a) the bondable transition property constitutes a presently existing property right;

         (b) the bondable transition property includes, without limitation:

             (1) the irrevocable right to charge, collect and receive, and be paid from collections of, the transition bond charge in the amounts

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

                  necessary to provide for the full recovery of the bondable stranded costs determined to be recoverable in the BPU financing order;

             (2) all rights of JCP&L, JCP&L Sub and the seller under the BPU financing order;

             (3) the rights to obtain periodic adjustments of the transition bond charge; and

             (4) all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing; and

         (c) the BPU financing order, including the right to collect the transition bond charge, is irrevocable by the BPU;

     12. JCP&L is a corporation duly organized and in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as currently owned and conducted;

     13. JCP&L has the corporate power and authority to execute and deliver each of the contribution agreement and the assignment of the bondable transition property pursuant to the contribution agreement and to carry out its terms; JCP&L has full corporate power and authority to own the bondable transition property and to assign and transfer the initial and subsequent bondable transition property; and JCP&L has duly authorized by all necessary corporate action such assignment and transfer to JCP&L Sub and, then, to the seller pursuant to the contribution agreement;

     14. each of the contribution agreement, the assignment of the bondable transition property pursuant to the contribution agreement, the sale agreement, the bill of sale for the bondable transition property pursuant to the sale agreement, the servicing agreement, the administration agreement between the issuer and GPU Service, Inc., the issuer's limited liability company agreement and the certificate of formation that was filed with the Secretary of State of the State of Delaware to establish the issuer (which are collectively referred to as the basic documents) constitutes a legal, valid and binding obligation of each of the parties to each such agreement, enforceable against each of them in accordance with its terms, subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

     15. the execution and delivery of each basic document by each of the parties thereto, the performance by each of them of the transactions contemplated by each such basic document or the fulfillment by each of them of the terms of each such basic document have been duly authorized by all necessary action and do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of any of them, or any indenture, agreement or other instrument to which any of these entities is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to any of these entities of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over any of these entities or its properties;

     16. JCP&L Sub is a corporation duly organized and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

     17. JCP&L Sub has the corporate power and authority to execute and deliver the each of the basic documents to which it is a party and to carry out its terms; JCP&L Sub has full corporate power and authority to own the bondable transition property and to assign and transfer the initial and subsequent bondable transition property; and JCP&L Sub has duly authorized by all necessary corporate action such assignment and transfer to the seller pursuant to the contribution agreement;

     18. the seller is a corporation duly organized and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

     19. the seller has the corporate power and authority to execute and deliver each of the basic documents to which it is a party and to carry out its respective terms; the seller has full corporate power and authority to own the bondable transition property and to sell and transfer the initial and subsequent bondable transition property to the issuer; and the seller has duly authorized by all necessary corporate action such sale and transfer to the issuer pursuant to the sale agreement;

     20. the issuer is a limited liability company duly formed and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as currently owned or conducted;

     21. the issuer has the power and authority to execute and deliver each of the basic documents to which it is a party and the indenture and to carry out their respective terms; the issuer has full power and authority to own the bondable transition property and to grant a first priority perfected security interest in the initial and subsequent bondable transition property to the trustee under the indenture; and the issuer has duly authorized by all necessary action such grant of a first priority perfected security interest to the trustee pursuant to the indenture;

     22. except for the filing of financing statements and continuation statements under the New Jersey Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery of the contribution agreement or the sale agreement by each of the parties to each such agreement, the performance by such parties of the transactions contemplated by each such agreement or the

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

fulfillment by such parties of the terms of each such agreement, except those that have been obtained or made;

     23. there are no proceedings or investigations pending or, to JCP&L's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality:

         (a) asserting the invalidity of any of the basic documents or the transition bonds;

         (b) seeking to prevent the issuance of transition bonds or the consummation of the transactions contemplated by the basic documents;

         (c) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by JCP&L, JCP&L Sub, the seller or the issuer of their respective obligations under, or the validity or enforceability of, the basic documents or the transition bonds; or

         (d) challenging the seller's treatment of the transition bonds as debt of the seller for federal and state income tax purposes;

     24. after giving effect to the assignment and transfer of the bondable transition property to JCP&L Sub and, then, to the seller pursuant to the contribution agreement, JCP&L:

         (a) will be solvent and expects to remain solvent;

         (b) will be adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

         (c) will not be engaged, nor does it expect to engage in, a business for which its remaining property represents an unreasonably small portion of its capital;

         (d) believes that it will be able to pay its debts as they become due and that this belief is reasonable; and

         (e) will be able to pay its debts as they mature and does not intend to incur, and does not believe that it will incur, indebtedness that it will not be able to repay at its maturity;

     25. each of the parties to the contribution agreement and the sale agreement is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify or to obtain such licenses or approvals would not be reasonably likely to have a material adverse effect on it);

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

     26. the sale and transfer contemplated by the sale agreement constitute an absolute transfer of the initial bondable transition property or subsequent bondable transition property, as the case may be, from the seller to the issuer and the beneficial interest in and title to the transferred bondable transition property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against JCP&L, JCP&L Sub or the seller under any bankruptcy law; and

     27. the seller will be the sole owner of the bondable transition property being sold and transferred by the seller to the issuer pursuant to the sale agreement and the related bill of sale on the initial sale date or the subsequent sale date, as applicable; upon the execution and delivery of such bill of sale and the related filing with the New Jersey Secretary of State under the New Jersey Uniform Commercial Code, the bondable transition property will have been validly sold and transferred to the issuer, free and clear of all liens other than liens created by the issuer pursuant to the indenture.

     JCP&L further agrees that these representations and warranties will inure to the benefit of JCP&L Sub and the seller and that JCP&L Sub and the seller will have the right to enforce such representations and warranties directly against JCP&L. Also, JCP&L agrees that each of JCP&L Sub and the seller will have the right to assign or otherwise convey its rights with respect to such representations and warranties, including such right of enforcement, to the issuer and that such representations and warranties will then inure to the benefit of the issuer. In addition, JCP&L agrees that the issuer will have the right to further assign such rights to the trustee for the benefit of the transition bondholders. These representations and warranties will survive the assignment of the bondable transition property to JCP&L Sub, the subsequent assignment to the seller, the sale of the bondable transition property to the issuer and the pledge thereof by the issuer to the trustee pursuant to the indenture. JCP&L represents, warrants and agrees that these representations and warranties will be true and correct on and as of each date on which bondable transition property is sold by the seller to the issuer as if made by it on that date.

     In the contribution agreement, JCP&L Sub (1) assigns its rights against JCP&L to the seller and (2) makes the corresponding representations and warranties described above for the benefit of the seller, the issuer and the trustee for the benefit of the transition bondholders.

JCP&L'S COVENANTS

     In the contribution agreement, JCP&L makes the following covenants and agrees that these covenants inure to the benefit of JCP&L Sub, the seller, the issuer and the trustee for the benefit of the transition bondholders:

     1. so long as any of the transition bonds are outstanding, JCP&L shall keep in full force and effect its corporate existence and remain in good standing under the laws of the State of New Jersey, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the contribution agreement and each other instrument or agreement to which JCP&L is a party necessary to the proper administration of the contribution agreement and the transactions contemplated hereby;

     2. except for the transfers and assignments pursuant to the contribution agreement, JCP&L shall not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the bondable transition property, whether now existing or hereafter created, or any interest therein;

     3. JCP&L shall not at any time assert any lien against or with respect to any bondable transition property, and shall defend the right, title and interest of JCP&L Sub, and upon assignment and transfer by JCP&L Sub to the seller, the seller, and upon sale and transfer by the seller to the issuer, the issuer, and upon pledge by the issuer to the trustee, the trustee for the benefit of the transition bondholders, in, to and under the bondable transition property, whether now existing or hereafter created, against all claims of third parties claiming through or under JCP&L, JCP&L Sub or the seller;

     4. in the event that JCP&L is no longer acting as the servicer, if JCP&L receives collections in respect of the transition bond charge or the proceeds thereof, JCP&L agrees to pay the servicer, on behalf of the issuer, all payments received by JCP&L in respect thereof as soon as practicable after receipt thereof by JCP&L, but in no event later than two business days after such receipt;

     5. JCP&L shall notify JCP&L Sub, the seller, the issuer and the trustee promptly after becoming aware of any lien on any bondable transition property other than any lien arising under the contribution agreement, the sale agreement or the indenture;

     6. JCP&L agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to JCP&L, except to the extent that failure to so comply would not adversely affect the interests of JCP&L Sub, the seller, the issuer or the trustee in the bondable transition property or under any of the basic documents or JCP&L's performance of its obligations under the contribution agreement or under any of the other basic documents to which it is a party;

     7. (a) so long as any of the transition bonds are outstanding, JCP&L shall treat the transition bonds as debt of the seller for federal and state income tax purposes;

        (b) so long as any of the transition bonds are outstanding, JCP&L shall:

            (1) clearly disclose in its financial statements that it is not the owner of the bondable transition property and that the assets of JCP&L Sub, the seller or the issuer are not available to pay creditors of JCP&L or any of its other affiliates;

            (2) clearly disclose the effects of all transactions among JCP&L, JCP&L Sub, the seller and the issuer in accordance with generally accepted accounting principles; and

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            (3) not own or purchase any transition bonds;

     8. JCP&L agrees that upon the assignment and transfer by JCP&L of the bondable transition property to JCP&L Sub and, then, by JCP&L Sub to the seller pursuant to the contribution agreement and the sale and transfer of the bondable transition property by the seller to the issuer pursuant to the sale agreement:

         (a) to the fullest extent permitted by law, including applicable BPU orders and regulations, JCP&L Sub and, then, the seller and, then, the issuer shall have all of the rights originally held by JCP&L with respect to the bondable transition property (other than the rights of an electric public utility set forth in the Competition Act), including the right to collect any amounts payable by any customer or third party electric power supplier in respect of such bondable transition property, notwithstanding any objection or direction to the contrary by JCP&L; and

         (b) any such payment to the issuer by any customer or third party electric power supplier in respect of the transition bond charge shall discharge such customer's or such third party electric power supplier's obligations in respect of such bondable transition property to the extent of such payment, notwithstanding any objection or direction to the contrary by JCP&L;

     9. so long as any of the transition bonds are outstanding:

         (a) JCP&L shall not make any statement or reference in respect of bondable transition property that is inconsistent with the ownership thereof by the issuer, other than for financial accounting, state or federal regulatory or tax purposes, none of which shall affect the treatment of the transfer of the bondable transition property as a true sale for the purposes of any bankruptcy proceeding; and

         (b) JCP&L shall not take any action in respect of the bondable transition property except solely in its capacity as the servicer thereof pursuant to the servicing agreement or as otherwise contemplated by the basic documents, provided, however, that JCP&L, not in its capacity as servicer, shall take such actions as are required to satisfy the requirements of paragraph 13 below;

     10. JCP&L shall deliver to JCP&L Sub, the seller, the issuer and the trustee, promptly after having obtained knowledge thereof, written notice in a certificate, signed by authorized officers of JCP&L, of the occurrence of any event which requires or which, with the giving of notice or the passage of time or both, would require JCP&L to make any indemnification payment pursuant to the contribution agreement;

     11. JCP&L shall execute and file or cause to be executed and filed any filings, including filings with the New Jersey Secretary of State under the New Jersey Uniform Commercial Code, in the manner and in the places as may be required by law fully to preserve, maintain and protect the interests of JCP&L Sub, the seller, the issuer and their permitted assigns in the bondable transition property, including all filings contemplated by the Competition Act


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relating to the transfer of the ownership of the bondable transition property from JCP&L to JCP&L Sub, from JCP&L Sub to the seller, and from the seller to the issuer;


     12. JCP&L shall deliver to the seller and the issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing;

     13. JCP&L agrees to take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings (the costs of any such actions to be reimbursed from transition bond charge collections as described under "THE INDENTURE -- HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in this prospectus), as may be reasonably necessary:

         (a) to protect JCP&L Sub, the seller, the issuer and the trustee for the benefit of the transition bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation, warranty or covenant set forth in any of the basic documents; or

         (b) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act or the BPU financing order or the rights of holders of bondable transition property by legislative enactment or constitutional amendment that would be adverse to the holders of bondable transition property; and

     14. so long as any of the transition bonds are outstanding, JCP&L shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the bondable transition property; provided that no such tax need be paid if JCP&L or any of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if JCP&L or that subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

     In the contribution agreement, where applicable, JCP&L Sub makes the corresponding covenants described above for the benefit of the seller, the issuer and the trustee for the benefit of the transition bondholders.

     JCP&L further agrees that each of JCP&L Sub and the seller will have the right to enforce the covenants listed above directly against JCP&L, and that each of JCP&L Sub and the seller will have the right to assign or otherwise convey its rights with respect to these covenants, including that right of enforcement, to the issuer. In addition, JCP&L agrees that the issuer will have the right to further assign these rights to the trustee for the benefit of the transition bondholders.


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

JCP&L'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE AND TO TAKE LEGAL ACTION

     Under the contribution agreement, JCP&L is obligated to indemnify JCP&L Sub, the seller, the issuer, any swap counterparty and the trustee for the benefit of the transition bondholders and related parties specified in the contribution agreement, against:

     1. any and all taxes, other than any taxes imposed on transition bondholders solely as a result of their ownership of transition bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of the date of issuance of the transition bonds as a result of the assignment and transfer of the bondable transition property by JCP&L to JCP&L Sub and by JCP&L Sub to the seller, or the sale and transfer of bondable transition property by the seller to the issuer, or the acquisition or holding of bondable transition property by JCP&L Sub, the seller or the issuer, or the issuance and sale by the issuer of the transition bonds, including any sales, general corporation, personal property, privilege, franchise or license taxes not recovered by the issuer through the transition bond charge, or through the market transition charge, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond; and

     2. (a) any and all amounts of principal of and interest on the transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the issuer required to have been made in accordance with the terms of the basic documents or the BPU financing order which are not made when so required, in either case as a result of JCP&L's breach of any of its representations, warranties or covenants contained in the contribution agreement; and

         (b) any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any of those persons (other than any liabilities, obligations or claims for, or payments of, principal or interest on the transition bonds) together with any reasonable costs and expenses incurred by that person, as a result of JCP&L's breach of any of its representations, warranties or covenants contained in the contribution agreement.

         These indemnification obligations will rank pari passu with other general unsecured obligations of JCP&L. The indemnities described above will survive the termination of the contribution agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys' fees and expenses.

     JCP&L's Obligation to Undertake Legal Action. The contribution agreement requires JCP&L, in its own capacity and not in its capacity as the servicer, to take legal or administrative actions as may be reasonably necessary to protect the rights of the holders of the bondable transition property and the trustee for the benefit of the transition bondholders. See "-- JCP&L's Covenants" above. JCP&L will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the contribution agreement, and that in its opinion may involve it in any expense or liability. However, this

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

provision is subject to JCP&L's covenant to fully preserve, maintain and protect the interests of the issuer, the trustee and the transition bondholders in the bondable transition property.

SUCCESSORS TO JCP&L

     The contribution agreement provides that any person:

     o into which JCP&L may be merged or consolidated and which succeeds to all or substantially all of the electric distribution business of JCP&L;

     o which results from the division of JCP&L into two or more entities and which succeeds to all or substantially all of the electric distribution business of JCP&L;

     o which may result from any merger or consolidation to which JCP&L shall be a party and which succeeds to all or substantially all of the electric distribution business of JCP&L;

     o which may succeed to the properties and assets of JCP&L substantially as a whole and which succeeds to all or substantially all of the electric distribution business of JCP&L; or

     o which may otherwise succeed to all or substantially all of the electric distribution business of JCP&L will be the successor to JCP&L.

     The contribution agreement further requires that:

     o immediately after giving effect to any transaction referred to above, no representation, warranty or covenant made in the contribution agreement or the sale agreement will have been breached and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

     o the successor to JCP&L must execute an agreement of assumption to perform every obligation of JCP&L under the contribution agreement;

     o the rating agencies will have received prior written notice of the transaction; and

     o officers' certificates and opinions of counsel specified in the contribution agreement will have been delivered to the issuer and the trustee.




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                               THE SALE AGREEMENT

     The following summary describes material terms and provisions of the sale agreement pursuant to which the seller is selling and the issuer is purchasing bondable transition property. The sale agreement may be amended by the parties thereto, with the consent of the trustee, provided notice of the substance of the amendment is provided by the issuer to each rating agency. The form of the sale agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

SALE AND ASSIGNMENT OF BONDABLE TRANSITION PROPERTY AND RIGHTS UNDER THE SALE AGREEMENT

     On the initial transfer date, pursuant to the sale agreement, the seller will sell and transfer to the issuer, without recourse, except as provided therein, the initial bondable transition property. The bondable transition property represents the irrevocable right to charge, collect and receive, and be paid from collections of, transition bond charges in the amounts necessary to provide for the full recovery of the bondable stranded costs with respect to the related series of transition bonds. On the initial transfer date, the seller will also assign to the issuer all of the seller's related rights under the contribution agreement, including the right to enforce JCP&L's representations, warranties, covenants and indemnities under the contribution agreement. The net proceeds received from the sale of the transition bonds issued on the initial transfer date will be applied by the issuer to the purchase of the bondable transition property transferred to it on that date and the seller's related rights under the contribution agreement.

     In addition, the seller may from time to time on a subsequent transfer date sell additional bondable transition property to the issuer, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. Each subsequent sale will be financed through the issuance of an additional series of transition bonds.

     In accordance with the Competition Act, after the issuance of the BPU financing order and upon the execution and delivery of the sale agreement and the related bill of sale and the proper filing of a financing statement with respect to the sale and transfer of the bondable transition property and any subsequent bondable transition property, the sale and transfer will be perfected as against all third persons, including judicial lien creditors.

     Initial bondable transition property means bondable transition property, as identified in the related bill of sale, sold and transferred to the issuer on the initial transfer date pursuant to the sale agreement in connection with the issuance of the initial series of transition bonds. Subsequent bondable transition property means bondable transition property, as identified in the related bill of sale, sold and transferred to the issuer on any subsequent transfer date pursuant to the sale agreement in connection with the subsequent issuance of a series of transition bonds.

     Each sale and transfer of bondable transition property under the sale agreement is subject to the satisfaction or waiver of each of the following conditions:

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

         1. on or prior to the initial transfer date or subsequent transfer date, as applicable, the seller shall have delivered to the issuer a duly executed bill of sale identifying the bondable transition property to be sold and transferred on that date, in the form required by the sale agreement;

         2. as of the initial transfer date or subsequent transfer date, as applicable, the seller shall not be insolvent and shall not have been made insolvent by the sale and transfer, and the seller shall not be aware of any pending insolvency with respect to itself;

         3. as of the initial transfer date or subsequent transfer date, as applicable, no breach by JCP&L, JCP&L Sub or the seller of its representations, warranties or covenants in the contribution agreement shall exist, and no servicer default shall have occurred and be continuing;

         4. as of the initial transfer date or subsequent transfer date, as applicable, the issuer shall have sufficient funds available to pay the purchase price for the transferred bondable transition property to be sold and transferred on that date, and all conditions to the issuance of one or more series of transition bonds intended to provide sufficient funds set forth in the indenture shall have been satisfied or waived;

         5. on or prior to the initial transfer date or subsequent transfer date, as applicable, the seller shall have taken all action required to transfer to the issuer ownership of the transferred bondable transition property to be sold and transferred on that date, free and clear of all liens other than liens created by the issuer pursuant to the indenture, and the issuer shall have taken, or JCP&L shall have taken on behalf of the issuer, any action required for the issuer to grant the trustee a first priority perfected security interest in the collateral and to maintain this security interest;

         6. in the case of a sale and transfer of subsequent bondable transition property only, the seller shall have provided the issuer and the rating agencies with a timely additional notice specifying the subsequent transfer date for the subsequent bondable transition property not later than 10 days prior to the subsequent transfer date, and the subsequent offerings of transition bonds will not result in a reduction or withdrawal of the then current rating of any outstanding transition bonds;

         7. the seller shall have delivered to the rating agencies, the issuer and the trustee the opinions of counsel specified in the sale agreement; and

         8. the seller shall have delivered to the issuer and the trustee an officer's certificate confirming the satisfaction of each condition precedent specified above.

                             THE SERVICING AGREEMENT

     The following summary describes material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service bondable transition property. The form of the servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

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

JCP&L'S SERVICING PROCEDURES

     General. The servicer, as agent for the issuer, will manage, service, administer and make collections in respect of the transition bond charge. The servicer's duties will include:

     1. calculating and billing the transition bond charge and collecting the transition bond charges from customers and third party electric power suppliers, as applicable;

     2. responding to inquiries by customers and third party electric power suppliers, the BPU, or any federal, local or other state governmental authority with respect to the transition bond charge;

     3. accounting for transition bond charge collections, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to the issuer, the trustee and the rating agencies;

     4. selling, as agent for the issuer, defaulted or written-off accounts in accordance with the servicer's usual and customary practices for accounts of its own electric service customers; and

     5. taking action in connection with adjustments to the transition bond charge as described below.

     The servicer is required to notify the issuer, the trustee and the rating agencies in writing of any laws or BPU regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement.

     The servicer will remit to the trustee transition bond charge collections based on its estimated system-wide write-off percentage and the average number of days outstanding of bills. Each year, the servicer will reconcile remittances of estimated payments arising from billed transition bond charges with the trustee to more accurately reflect the amount of billed transition bond charges that should have been remitted, based on the actual system-wide write-off percentage. To the extent the remittances of estimated payments arising from the transition bond charge exceed the amounts that should have been remitted based on actual system-wide write-offs, the servicer will be entitled to withhold the excess amount from any subsequent remittance to the trustee. To the extent the remittances of estimated payments arising from the transition bond charges are less than the actual payments arising from the transition bond charges, the servicer will remit the amount of the shortfall to the trustee within two business days, or, if monthly remittances are permitted, as described below, on the next remittance date. Although the servicer will remit estimated payments arising from the transition bond charge to the trustee, the servicer is not obligated to make any payments on the transition bonds.

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


     In the event that the servicer makes changes to its current computerized customer information system which would allow the servicer to track actual transition bond charge collections and/or otherwise monitor payment and collection activity more efficiently or accurately than is being done today, the servicing agreement will allow the servicer to substitute actual remittance procedures for the estimated remittance procedures described above and otherwise modify the remittance procedures described above as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities. However, the servicer will not be allowed to make any modification or substitution that will materially adversely affect the transition bondholders. The servicer must also give notice to the rating agencies of any such computer system changes no later than 60 business days after the date on which all customer accounts are billed on the new system.

     For so long as:

     1. JCP&L or any successor to JCP&L's electric public utility business remains the servicer;

     2.  no servicer default has occurred and is continuing; and

     3. (a) JCP&L, or any successor servicer referred to in this paragraph, maintains a short-term rating of `A-1' or better by S&P, `P-1' or better by Moody's, and `F-1' or better by Fitch IBCA Inc.; or

         (b) any additional conditions or limitations imposed by the rating agencies are complied with, and each rating agency has notified the servicer, the issuer and the trustee that the monthly remittance will not result in a reduction or withdrawal of the then current rating of any outstanding class of transition bonds, the servicer will remit to the trustee, on the ____ day of each calendar month, or if such ___ day is not a business day, the next business day, referred to as a monthly remittance date, for each preceding billing month, an amount equal to the amount of transition bond charge collections estimated to have been received during the preceding calendar month, based on the average number of days outstanding of bills then in effect.

     If the servicer has not satisfied the conditions specified above, the servicer will remit estimated payments arising from the transition bond charge to the trustee within two business days after receipt in the manner described above.

     A business day is any day other than a Saturday or Sunday or a day on which banking institutions in New York, New York are required or authorized by law or executive order to close.

     Upon five business days' prior written notice to the rating agencies, the servicing agreement may be amended with the consent of the trustee, but without the consent of the transition bondholders:

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     o   to cure any ambiguity;

     o   to correct or supplement any provision in the servicing agreement;

     o to add any provisions to or change in any manner or eliminate any of the provisions of the servicing agreement; or

     o   to modify in any manner the rights of the transition bondholders;

provided that the action will not, as certified in a certificate of an officer of the servicer delivered to the issuer and to the trustee and the managers, adversely affect in any material respect the interest of any holder of transition bonds then outstanding.

     The servicing agreement may also be amended by the servicer and the issuer with prior written notice to the rating agencies and with the consent of the trustee and the transition bondholders evidencing at least a majority in principal amount of the then outstanding transition bonds of all series, voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of the transition bondholders. However, no amendment adopted in this manner may increase or decrease, or accelerate or delay the timing of, collection of transition bond charges, or reduce the percentage of transition bondholders required to consent to amendments. No amendment of the provisions of the servicing agreement relating to the servicer's remittance and transition bond charge adjustment obligations will be permitted absent confirmation from the rating agencies that such amendment will not result in a reduction or withdrawal of the then existing rating of the transition bonds by the rating agencies (except that with regard to Moody's it will be sufficient to provide ten days' prior notice of the amendment). The issuer may also amend the servicing procedures provided in the servicing agreement solely to address changes to the servicer's method of calculating payments of transition bond charges received as a result of changes to the servicer's current computerized information system, if the amendment does not have a material adverse effect on the transition bondholders then outstanding, with prior written notice to the trustee and the rating agencies, but without the consent of the trustee, any rating agency or any transition bondholder. These changes may include changes which would replace remittances calculated by estimation procedures with remittances of transition bond charge collections actually received.

THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS

     Among other things, the servicing agreement requires the servicer to file adjustment requests at least annually. The servicer is permitted under the BPU financing order to file adjustment requests more often than annually but not more frequently than quarterly (except that monthly filings are permitted during the last year before scheduled maturity and continuing until final maturity). In addition, the BPU financing order grants JCP&L, as servicer, the authority to make "non-routine" filings for adjustment, under certain circumstances. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU FINANCING ORDER" in this prospectus. These adjustment requests are based on actual transition bond charge collections and updated assumptions by the servicer as to projected future usage of

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

electricity by customers, expected delinquencies and write-offs, future payments and expenses relating to bondable transition property and the transition bonds and any amounts on deposit in the reserve subaccount. The servicer agrees to calculate these adjustments to result in the calculations specified in "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

     The servicer will file adjustment requests 30 days in advance of the date on which the servicer requests the adjustment to be effective. The adjustment request will become effective on an interim basis 30 days after filing, absent a determination of manifest error by the BPU, and will become final 60 days thereafter in the absence of a BPU order to the contrary.

JCP&L'S TRANSITION BOND CHARGE COLLECTIONS

     The servicer is required to remit all transition bond charge collections from whatever source, based on the estimated collections, to the trustee for deposit pursuant to the indenture on each remittance date. Until transition bond charge collections are remitted to the collection account, the servicer will not segregate them from its general funds. See "RISK FACTORS -- THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

JCP&L'S COMPENSATION FOR ITS ROLE AS SERVICER AND ITS RELEASE OF OTHER PARTIES

     The issuer agrees to pay the servicer a servicing fee in any applicable prospectus supplement. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior periods, will be paid solely to the extent funds are available therefor as described under "THE INDENTURE -- HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in this prospectus. The servicing fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the transition bonds. In the servicing agreement, the servicer releases the issuer and the trustee from any and all claims whatsoever relating to bondable transition property or the servicer's servicing activities with respect thereto (other than with respect to the servicing fees).

JCP&L'S DUTIES AS SERVICER

     In the servicing agreement, the servicer has agreed, among other things, that, in servicing bondable transition property:

     1. except where the failure to comply with any of the following would not have a material adverse effect on the issuer's or the trustee's respective interests in bondable transition property:

         (a) it will manage, service, administer and make collections in respect of bondable transition property with reasonable care and in material compliance with applicable law and regulations, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others;

         (b)  it will follow customary standards, policies and procedures;

         (c) it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of bondable transition property; and

         (d) it will calculate the transition bond charge in compliance with the Competition Act, the BPU financing order and any applicable tariffs;

     2. it will keep on file, in accordance with customary procedures, all documents related to bondable transition property and will maintain accurate and complete accounts pertaining to bondable transition property; and

     3. it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of bondable transition property as they become due.

JCP&L'S REPRESENTATIONS AND WARRANTIES AS SERVICER

     In the servicing agreement, the servicer will make representations and warranties as of the date the seller sells or otherwise transfers bondable transition property to the issuer to the effect, among other things, that:

     1. the servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as its properties are currently owned and its business is presently conducted and to execute, deliver and carry out the terms of the servicing agreement, and has the power, authority and legal right to service the bondable transition property;

     2. the servicer is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it is required to do so, except where the failure to do so would not be reasonably likely to have a material adverse effect on it or on the transactions contemplated by the servicing agreement;

     3. the servicer's execution, delivery and performance of the servicing agreement have been authorized by all necessary corporate action;

     4. the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and other laws affecting creditors' rights generally and equitable principles;


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     5.  the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer's certificate of incorporation or by-laws or any material agreement by which the servicer is bound, nor result in any lien upon the servicer's properties or violate any law or regulation applicable to the servicer or its properties;

     6. except for filings under the New Jersey Uniform Commercial Code, no governmental actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those which have been taken or made;

     7. each report or certificate delivered in connection with a transition bond charge adjustment request to the BPU will be true and correct, or, if based on predictions and assumptions, will be based on predictions and assumptions that are reasonably based on historical performance or facts known to the servicer on the date such report or certificate is delivered; and

     8. no proceeding or investigation is pending or, to the servicer's best knowledge, threatened, before any court or other governmental authority having jurisdiction over the servicer or its properties:

         (a) except as disclosed by the servicer to the issuer (or as disclosed in filings with the SEC made by the servicer), seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the enforceability against the servicer of, the servicing agreement; or

         (b) relating to the servicer and which might adversely affect the federal or state income tax attributes of the transition bonds.

JCP&L, AS SERVICER, WILL INDEMNIFY THE ISSUER AND OTHER RELATED ENTITIES

     Under the servicing agreement, the servicer agrees to indemnify the issuer, the trustee, for itself and on behalf of the transition bondholders, and related parties specified in the servicing agreement, against any liabilities of any kind that may be incurred by or asserted against any of those persons as a result of:

     1. the servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under the servicing agreement or the servicer's reckless disregard of its duties under the servicing agreement;

     2. the servicer's breach of any of its representations or warranties under the servicing agreement; and

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     3.  litigation and related expenses relating to its above stated
         indemnifications as servicer.

JCP&L, AS SERVICER, WILL PROVIDE STATEMENTS TO THE ISSUER AND TO THE TRUSTEE

     For each payment date, the servicer will provide to the issuer and the trustee a statement indicating, with respect to the bondable transition property, among other things:

     1. the amount to be paid to transition bondholders of each series and class in respect of principal;

     2. the amount to be paid to transition bondholders of each series and class in respect of interest;

     3. the projected outstanding principal balance of all transition bonds and the projected outstanding principal balance of the transition bonds of each series and class as of that payment date;

     4. the amount on deposit in the overcollateralization subaccount and the required overcollateralization level as of that payment date;

     5. the amount on deposit in the capital subaccount as of that payment date; and

     6. the amount, if any, on deposit in the reserve subaccount as of that payment date.

     On the basis of this information, the trustee will furnish to the transition bondholders on each payment date the report described under "THE INDENTURE -- REPORTS TO HOLDERS OF THE TRANSITION BONDS."

     On or before each remittance date, but not less frequently than monthly, the servicer will furnish to the issuer and the trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the trustee for deposit on that remittance date pursuant to the indenture. In addition, under the servicing agreement the servicer is required to give written notice to the issuer, the trustee and each rating agency, promptly after having obtained knowledge thereof, but in no event less than five business days thereafter, of any event which, with the giving of notice or the passage of time or both, would become a servicer default under the servicing agreement.

JCP&L WILL PROVIDE COMPLIANCE REPORTS CONCERNING THE SERVICING AGREEMENT

     An independent certified public accounting firm will furnish to the issuer, the trustee and the rating agencies, on or before ______________ of each year, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of bondable transition property. This report, which is referred to as the

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annual accountant's report, will state that the firm has performed the procedures in connection with the servicer's compliance with the servicing obligations of the servicing agreement, identifying the results of these procedures and including any exceptions noted. The accounting firm providing the report will be independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. The servicing agreement will also provide for delivery to the issuer and the trustee, on or before ______________of each year, a certificate signed by an officer of the servicer. This certificate will state that the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, describing each default. The servicer will give the issuer, each rating agency, and the trustee notice of any servicer default under the servicing agreement.

MATTERS REGARDING JCP&L AS SERVICER

     Pursuant to the servicing agreement and the BPU financing order, JCP&L may assign its obligations under the servicing agreement to any successor upon the satisfaction of certain conditions specified in the servicing agreement. Under the servicing agreement, any person that succeeds to the major part of the electric distribution business of the servicer and that assumes the obligations of the servicer will be the successor of the servicer under the servicing agreement. The servicing agreement further requires that:

     1. immediately after giving effect to the transaction referred to in this paragraph, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default will, have occurred and be continuing;

     2. officer's certificates and opinions of counsel will have been delivered to the issuer, the trustee and the rating agencies; and

     3. prior written notice will have been received by the rating agencies, and the then current ratings on any of the transition bonds will not be withdrawn or downgraded.

     Subject to the foregoing provisions, JCP&L may not resign from the obligations and duties imposed on it as servicer. However, JCP&L may resign as servicer upon a determination, communicated to the issuer, the trustee and each rating agency and evidenced by an opinion of counsel, that the performance of JCP&L's duties under the servicing agreement is no longer legal. This resignation will not become effective until a successor servicer has assumed the duties of JCP&L under the servicing agreement.

     Until the transition bonds have been paid in full and all related obligations have been satisfied, JCP&L is obligated by the Competition Act to provide electricity through its transmission and distribution system to its customers and, as servicer, will have the right to meter, charge, bill, collect and receive the transition bond charge from its customers for the account of the issuer and the trustee. Each of these rights and obligations may be assigned at the

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discretion of JCP&L. However, under the Competition Act, if JCP&L defaults in respect of metering, charging, collecting and receiving revenues derived from the transition bond charge, the trustee or the issuer may apply to the BPU or any court of competent jurisdiction for an order designating a trustee or other entity to act in place of JCP&L as the servicer for the metering, charging, collecting and receiving the transition bond charge for the account of the issuer and the trustee. Under the Competition Act, the BPU or the court is required to issue the order. The BPU may, at its discretion, establish criteria for the selection of any entity that may become a successor servicer upon default or other adverse material change in the financial condition of JCP&L.

     Except as expressly provided in the servicing agreement, the servicer will not be liable to the issuer for any action taken or not taken pursuant to the servicing agreement or for errors in judgment. However, the servicer will be liable to the extent this liability is imposed by reason of the servicer's willful misfeasance, bad faith or gross negligence or by reason of reckless disregard of duties under the servicing agreement.

EVENTS CONSTITUTING A DEFAULT BY JCP&L IN ITS ROLE AS SERVICER

     Servicer defaults will include, among other things:

     1. any failure by the servicer to deliver to the trustee, on behalf of the issuer, any required remittance that continues unremedied for a period of five business days after written notice of such failure is received by the servicer from the issuer or the trustee;

     2. any failure by the servicer to perform in any material respect any other agreement in the servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects bondable transition property and which continues unremedied for 60 days after notice of this failure has been given to the servicer by the issuer, the trustee or the holders of not less than 25% of the outstanding principal amount of the transition bonds of all series and classes, acting together as a single class, or after discovery of this failure by an officer of the servicer, as the case may be;

     3. any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made, which has a material adverse effect on any of the transition bondholders or the issuer and which continues unremedied for 60 days after notice of this failure has been given to the servicer by the issuer, the trustee or the holders of not less than 25% of the outstanding principal amount of the transition bonds of all series and classes, acting together as a single class, or after discovery of this failure by an officer of the servicer, as the case may be; or

     4. an event of bankruptcy, insolvency, appointment of a receiver, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer or an action by the servicer indicating its insolvency or inability to pay its debts as they come due, as specified in the servicing agreement.

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     The trustee, with the consent of the holders of not less than a majority of the outstanding principal amount of the transition bonds of all series and classes, voting together as a single class, may waive any default by the servicer, except a default in making any required remittances to the trustee.

THE TRUSTEE'S RIGHTS IF JCP&L DEFAULTS AS SERVICER

     As long as a servicer default remains unremedied, the trustee, with the consent of the holders of not less than a majority of the outstanding principal amount of the transition bonds of all series and classes, voting together as a single class, may terminate all the rights and obligations of the servicer under the servicing agreement. However, the servicer's indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed may not be terminated. Under the servicing agreement, the trustee, with the consent of the holders of not less than a majority of the outstanding principal amount of the transition bonds of all series and classes, voting together as a single class, may appoint a successor servicer. The trustee may make arrangements for compensation to be paid to any successor servicer. Only a successor servicer that is an electric public utility may bring an action against a customer for nonpayment of the transition bond charge, or terminate service for failure to pay the transition bond charge.

     Upon a servicer default based upon the commencement of a case by or against the servicer under the federal bankruptcy law or similar laws, the trustee and the issuer may be prevented from effecting a transfer of servicing. See "RISK FACTORS -- THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee will have the right to apply to the BPU for an order of sequestration and payment of revenues arising from the bondable transition property. However, federal bankruptcy law may prevent the trustee and issuer from applying to the BPU for such an order and/or the BPU from issuing or enforcing this order.

THE OBLIGATIONS OF A SERVICER THAT SUCCEEDS JCP&L

     In accordance with the BPU financing order and the servicing agreement, if a third party succeeds to the role of the servicer, the predecessor servicer will cooperate with the issuer, the trustee and the successor servicer in terminating the predecessor servicer's rights and responsibilities under the servicing agreement. This procedure includes the transfer to the successor servicer of all related documentation and cash. The predecessor servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

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                                  THE INDENTURE

     The following summary describes the material terms and provisions of the indenture pursuant to which transition bonds will be issued. The form of the indenture, including the form of the supplemental indenture, has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     THE SECURITY FOR THE TRANSITION BONDS

     To secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the transition bonds pursuant to the indenture, the issuer will grant to the trustee for the benefit of the transition bondholders a security interest in all of the issuer's right, title and interest in and to the following collateral:

     1. the bondable transition property sold by the seller to the issuer pursuant to the sale agreement and all proceeds thereof;

     2.  the contribution agreement;

     3.  the sale agreement;

     4. all bills of sale delivered by the seller pursuant to the sale agreement;

     5.  the servicing agreement;

     6.  the administration agreement;

     7. the collection account, each subaccount therein and all amounts on deposit therein from time to time, with the exception of $100,000 to be held in the capital subaccount free of the lien of the indenture to ensure that the issuer has sufficient assets to pay its expenses as they come due;

     8. any other property of whatever kind owned from time to time by the issuer (including its general intangibles, accounts, chattel paper and contract rights), other than:

         a. cash or other property released to the issuer from the capital subaccount in accordance with the indenture, which other property is not expected to be substantial;

         b. any payment received by the issuer pursuant to any hedge agreement entered into by the issuer; and

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         c.  proceeds from the sale of the transition bonds used to pay the costs of issuance of the transition bonds and the purchase price of the bondable transition property pursuant to the sale agreement;

     9. all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

    10. all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing.

     See "-- HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below.

TRANSITION BONDS MAY BE ISSUED IN VARIOUS SERIES OR CLASSES

     Transition bonds may be issued under the indenture from time to time in series, to finance the purchase by the issuer of bondable transition property. Any series of transition bonds may include one or more classes which differ, among other things, as to interest rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless a series includes more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and class will be set forth in the related supplemental indenture. The terms of any series and any classes thereof will not be subject to prior review by, or consent of, the transition bondholders of any previously issued series. See "RISK FACTORS -- OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS," "THE TRANSITION BONDS" and "JCP&L'S RESTRUCTURING" in this prospectus.

     The principal source of repayment for all series of transition bonds will be the transition bond charges collected by the servicer. Upon the issuance of additional series of transition bonds, the transition bond charge will increase by an amount designed to accommodate the payment requirements of the additional series. The issuance will not be permitted if it would result in the downgrading or withdrawal of any then current rating by a rating agency on any outstanding transition bonds.

     Under the indenture, the trustee will authenticate and deliver an additional series of transition bonds only upon receipt by the trustee of, among other things, a certificate of the issuer that no event of default has occurred and is continuing, an opinion of counsel to the issuer and evidence from each rating agency that the issuance of any additional series of transition bonds will not result in the downgrading or withdrawal of any then current rating by a rating agency on any outstanding transition bonds.

     Opinion of Independent Certified Public Accountants Required for Each Series or Class. In addition, in connection with the issuance of each new series, the trustee will have to receive a certificate or opinion of an independent certified public accounting firm of recognized national reputation. This certificate will be based on the assumptions used in calculating the initial transition bond charge with respect to the transferred bondable transition property or, if

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applicable, the most recent revised transition bond charge with respect to the transferred bondable transition property. The certificate will state to the effect that, after giving effect to the issuance of the new series and the application of the proceeds therefrom, and taking into account any amounts on deposit in the reserve subaccount, the transition bond charge will be sufficient:

     o   to pay all expenses, fees and charges of the issuer;

     o   to pay interest on each series of transition bonds when due;

     o to pay principal of each series of transition bonds in accordance with the expected amortization schedule for each series; and

     o to fund the overcollateralization subaccount to the aggregate required overcollateralization level as of each payment date.

     If the issuance is a refunding issuance, the amount of money necessary to pay premiums, if any, and the outstanding principal balance of and interest on the transition bonds being refunded will be deposited into a separate account with the trustee.

THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS

     Under the indenture, the issuer will establish the collection account, with the trustee or at another eligible institution as described below. Funds received from collections of the transition bond charge will be deposited into the collection account. The collection account will be divided into the following subaccounts, which need not be separate bank accounts:

     o   the general subaccount;

     o   the overcollateralization subaccount;

     o   the capital subaccount;

     o   if required by the indenture, one or more defeasance subaccounts; and

     o   the reserve subaccount.

     All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references to the collection account include all of the subaccounts contained therein. All money deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments will be held by the trustee in the collection account as part of the collateral, with the exception of $100,000 in the capital subaccount.

     The following institutions are eligible institutions for the establishment of the collection account:

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     (1) the corporate trust department of the trustee; or

     (2) a depositary institution organized under the laws of the United States of America or any state or any domestic branch of a foreign bank, which:

         (a) has either:

             (i) a long-term unsecured debt rating of `A+' by S&P and Fitch IBCA Inc. and `A1' by Moody's; or

             (ii) a certificate of deposit rating of `A-1+' by S&P and `P-1' by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies; and

         (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

     Appropriate Investments for Funds in the Collection Account. All funds in the collection account shall be invested in any of the following eligible investments:

     (1) direct obligations of, and obligations fully and unconditionally guaranteed as to the timely payment by, the United States of America;

     (2) demand deposits, time deposits, certificates of deposit of depository institutions or trust companies specified in the indenture;

     (3) commercial paper having, at the time of investment, a rating in the highest rating category from each rating agency;

     (4) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

     (5) money market funds which have the highest rating from each rating agency, including funds for which the trustee or any of its affiliates is investment manager or advisor;

     (6) banker's acceptances issued by any depository institution or trust company referred to in clause 2 above;

     (7) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or agencies or instrumentalities thereof, entered into with depository institutions or trust companies, in each case as specified in the indenture; or

     (8) repurchase obligations with respect to any security or whole loan, as provided and with the ratings specified in the indenture.

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     These eligible investments may not:

     o be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof; or

     o mature later than the business day prior to the next payment date, except for any funds in the collection account in excess of the amount needed to make all required and scheduled payments and deposits on the next payment date, which may mature at any time before the second following payment date.

     In the case of a defeasance, the issuer will deposit cash or U.S. Government Obligations in the defeasance subaccount. U.S. Government Obligations are direct obligations, or certificates representing an ownership interest in those obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option. No money held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest in the collection account will continue to be perfected in the investment or the proceeds of the sale.

     Remittances to the Collection Account. On each remittance date, the servicer will remit to the trustee for deposit in the collection account (1) the estimated transition bond charge collections based upon the average number of days outstanding of bills and (2) any indemnity amounts to the trustee under the indenture. An indemnity amount is any amount paid by JCP&L to the trustee, for the trustee itself or on behalf of the transition bondholders, in respect of indemnification obligations pursuant to the indenture, the contribution agreement, the sale agreement or the servicing agreement. See "THE INDENTURE", "THE CONTRIBUTION AGREEMENT," "THE SALE AGREEMENT" and "THE SERVICING AGREEMENT" in this prospectus.

     Collection Account. On the business day preceding each payment date, the trustee will allocate amounts in the collection account as described under "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below.

     General Subaccount. Transition bond charge collections remitted to the collection account will be deposited into the general subaccount.

     Allocations from the general subaccount will be made as described under "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below. On each payment date, the trustee will withdraw funds, to the extent available following payment of the expenses of the trustee and servicer and certain other fees and expenses, from the general subaccount to make payments on all series of transition bonds as follows:

     (1) current and past due interest payable on that payment date, including interest on past due interest;

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     (2) the principal of any series payable as a result of an acceleration following the occurrence of an event of default, the principal of any series payable on the legal final maturity date of that series, or the principal of any series payable on a redemption date; and

     (3) principalscheduled to be paid on any series on that payment date, excluding amounts provided for in item (2) above.

     Capital Subaccount. Upon the issuance of each series of transition bonds, JCP&L will, through JCP&L Sub and the seller, make a capital contribution to the issuer from JCP&L's general funds in an amount equal to the required capitalization amount. The issuer will transfer this amount to the trustee for deposit into the capital subaccount, which will be invested in eligible investments. The trustee will draw on amounts in the capital subaccount to the extent that, after allocating funds as described in "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below, amounts on deposit in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to make scheduled principal and interest distributions and payments of fees and expenses specified in items (1) through (7) of that section. Upon the retirement of any series of outstanding transition bonds, the amounts on deposit in the capital subaccount in excess of the sum of the aggregate required capitalization amount for all remaining series will be released to the issuer, free of the lien of the indenture. The issuer is contractually obligated to pay over to JCP&L any amounts released to the issuer from the capital subaccount upon any retirement.

     Overcollateralization Subaccount. Transition bond charge collections to the extent available as described in "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below will be allocated to the overcollateralization subaccount on each payment date. Each prospectus supplement will specify the required overcollateralization level for that series on each payment date. The overcollateralization amount for any series will be funded over the life of the transition bonds of that series and in the aggregate will equal the amount stated in the related prospectus supplement for that series, which is referred to as the required overcollateralization amount for that series. The required overcollateralization level for the overcollateralization subaccount at any time will equal the aggregate of the required overcollateralization levels for all outstanding series.

     Amounts in the overcollateralization subaccount will be invested in eligible investments. On each payment date, the trustee will draw on the overcollateralization subaccount to the extent that, after allocating funds as described in "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below, amounts on deposit in the general subaccount and the reserve subaccount are insufficient to make scheduled principal and interest distributions and payment of fees and expenses specified in items (1) through (7) of that section. Upon retirement of any series of outstanding transition bonds, the amounts on deposit in the overcollateralization subaccount in excess of the sum of the aggregate required overcollateralization level for all remaining series will be released to the issuer, free of the lien of the indenture.

     Reserve Subaccount. Transition bond charge collections available on any payment date that are not necessary to pay the amounts specified in items (1) through (11) in "HOW FUNDS

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IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below will be allocated to the reserve subaccount. Amounts in the reserve subaccount will be invested in eligible investments. On each payment date, the trustee will draw on the reserve subaccount, if any, to the extent that, after allocating funds as described in "HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below, amounts on deposit in the general subaccount are insufficient to make scheduled principal and interest distributions and payments of fees and expenses specified in items
(1) through (7), (9) and (10) of that section.

     Defeasance Subaccount. In the event funds are remitted to the trustee in connection with the exercise of the legal defeasance option or the covenant defeasance option, the issuer will establish a defeasance subaccount for each series. If this occurs, funds set aside for future payment of the transition bonds will be deposited into the applicable defeasance subaccount. All amounts in a defeasance subaccount will be applied by the trustee to the payment to the holders of the affected transition bonds. These amounts will include all sums due for principal, premium, if any, and interest. These amounts will be applied in accordance with the provisions of the transition bonds and the indenture. See "THE ISSUER'S LEGAL DEFEASANCE AND COVENANT DEFEASANCE OPTIONS" below.

HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED

     Amounts remitted from the servicer to the trustee, and all investment earnings on the subaccounts in the collection account other than the capital subaccount, will be deposited into the general subaccount of the collection account. On each payment date, the trustee will pay or allocate all amounts in the general subaccount in the following priority:

            (1) payment of all amounts owed to the trustee and all amounts owed to the independent managers of the issuer;

            (2) payment of the servicing fees and all unpaid servicing fees from prior periods;

            (3) payment of the administration fee in an amount specified in the administration agreement between the issuer and GPU Service, Inc.;

            (4) so long as no event of default has occurred and is continuing or would be be caused by this payment, the payment of current operating expenses of the issuer (up to an annual aggregate of $ for all series);

            (5)  payment of interest as follows:

                 o first, unpaid interest on any series from prior periods, including payment of any amount payable to any swap or hedge counterparty on any interest rate swap or hedge agreement, including interest on past due interest;

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                 o   then, payment of the current interest then due on the
                     transition bonds of each series, including payment of any amount payable to the swap counterparty on any interest rate swap;

            (6) payment of the principal then legally required to be paid on the transition bonds of any series as follows:

                 o the unpaid principal amount of any series if such payment date is on or after the legal final maturity date of that series; plus

                 o the unpaid principal amount of any transition bonds called for redemption; plus

                 o the unpaid principal amount of any series due upon an acceleration following an event of default;

            (7) payment of the principal then scheduled to be paid on the transition bonds of any series;

            (8) payment of any remaining unpaid operating expenses and indemnity amounts then owed by the issuer;

            (9) replenishment of any withdrawals from the capital subaccount, up to the aggregate required capitalization amount;

           (10) allocation of any required amount necessary to cause the amount in the overcollateralization subaccount to equal the aggregate required overcollateralization level;

           (11) payment of any termination or breakage amounts payable under any swap or hedge agreement relating to any floating rate transition bonds;

           (12) so long as no event of default has occurred and is continuing, release to the issuer of an amount equal to investment earnings since the preceding payment date on amounts in the capital subaccount; and

           (13)  allocation of the remainder, if any, to the reserve subaccount.

     Following repayment of all outstanding series of transition bonds, the balance, if any, remaining in the general subaccount will be released to the issuer, free of the lien of the indenture.

     If on any payment date funds in the general subaccount are insufficient to make the allocations contemplated by items (1) through (11) above, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

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     o   from the reserve subaccount, for allocations described in items (1)
         through (7), (9) and (10);

     o from the overcollateralization subaccount, for allocations described in items (1) through (7); and

     o from the capital subaccount, for allocations described in items (1) through (7).

     If the amount in the reserve subaccount is insufficient to cover the shortfalls for all outstanding series, the trustee will allocate funds in the reserve subaccount pro rata, as follows, unless otherwise provided in the prospectus supplement. If there is a shortfall in the amounts necessary to make interest payments, the trustee will distribute interest pro rata to each series and class of transition bonds based on the interest then due on that series or class. If there is a shortfall in the amount necessary to make principal payments that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal pro rata among the series and classes of transition bonds in proportion to the amount of principal due and payable for each series or class. If there is a shortfall in the amount necessary to make scheduled principal payments, the trustee will distribute principal pro rata among the series and classes in proportion to the amount scheduled to be paid for each series or class.

REPORTS TO HOLDERS OF THE TRANSITION BONDS

     With respect to each series of transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each transition bondholder of that series. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the related supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date:

     o the amount to be paid to transition bondholders of that series and class in respect of principal;

     o the amount to be paid to transition bondholders of that series and class in respect of interest;

     o the projected outstanding principal balance of all transition bonds and the projected outstanding principal balance of the transition bonds for that series and class as of that payment date;

     o the amount on deposit in the overcollateralization subaccount and the required overcollateralization level as of that payment date;

     o the amount on deposit in the capital subaccount as of that payment date; and

     o the amount, if any, on deposit in the reserve subaccount as of that payment date.

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THE ISSUER AND THE TRUSTEE MAY MODIFY THE INDENTURE

     Modifications That Do Not Require Consent of Transition Bondholders. Without the consent of any of the holders of the outstanding transition bonds but with prior notice to the rating agencies, the issuer and the trustee may execute a supplemental indenture for any of the following purposes:

     o to correct or amplify the description of the collateral, or better to confirm unto the trustee the collateral, or to subject to the lien of the indenture additional property;

     o to evidence the succession, in compliance with the indenture, of another person to the issuer, and the assumption by the successor of the covenants of the issuer in the indenture and in the transition bonds;

     o to add to the covenants of the issuer, for the benefit of the holders of the transition bonds, or to surrender any right or power conferred upon the issuer in the indenture;

     o   to assign any property to or with the trustee;

     o to cure any ambiguity, to correct any inconsistent provision of the indenture or any supplemental indenture or to make any other provisions with respect to matters arising under the indenture or in any supplemental indenture; but:

         o this action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder; and

         o the then current ratings on any outstanding transition bonds shall not be withdrawn or downgraded;

     o to provide for a successor trustee and to facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the indenture;

     o to modify the indenture to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended ("Trust Indenture Act") or any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act; or

     o to set forth the terms of any series that has not theretofore been authorized by a supplemental indenture, provided that the then current ratings on any outstanding transition bonds have not been withdrawn or downgraded.

     Modifications That Require the Approval of the Transition Bondholders. The issuer and the trustee also may, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding principal amount of the transition bonds of all

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series or classes to be affected thereby, voting together as a single class, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the transition bondholders under the indenture. However, such a supplemental indenture may not, without the consent of the holder of each outstanding transition bond of each series or class affected thereby:

     o change the date of payment of any scheduled payment of principal of or premium, if any, or interest on any transition bond, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of the indenture and the applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds, or change the currency in which any transition bond or any interest thereon is payable;

     o impair the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

     o reduce the percentage of the principal amount of the outstanding transition bonds, or of a series or class thereof, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of defaults and their consequences;

     o reduce the percentage of the principal amount of the outstanding transition bonds required to direct the trustee to direct the issuer to liquidate the collateral;

     o modify the section of the indenture relating to the consent of transition bondholders with respect to supplemental indentures, except to increase any percentage specified therein or to provide that those provisions of the indenture or the basic documents specified in the indenture cannot be modified or waived without the consent of each outstanding transition bondholder affected thereby;

     o modify the indenture to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond on any payment date or change the redemption dates, expected amortization schedules or series legal final maturity dates or class legal final maturity dates of any transition bonds;

     o decrease the required capital amount, the overcollateralization amount or the required overcollateralization level with respect to any payment date;

     o modify the indenture regarding the voting of transition bonds held by the issuer, the seller, an affiliate of either of them or any obligor on the transition bonds;

     o decrease the percentage of the principal amount of the outstanding transition bonds required to amend the sections of the indenture which specify the applicable

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         percentage of the principal amount of the outstanding transition bonds necessary to amend the indenture or other related agreements specified therein; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise contemplated in the indenture, terminate the lien of the indenture on any property or deprive the holder of any transition bond of the security of the indenture.

     Enforcement of the Contribution Agreement, Sale Agreement and Servicing Agreement. The indenture will provide that the issuer will take all lawful actions to enforce the issuer's rights under the contribution agreement, the sale agreement and the servicing agreement. The indenture will also provide that the issuer will take all lawful actions to compel or secure the performance and observance by each of JCP&L, JCP&L Sub and the seller of its obligations to the issuer under the contribution agreement, the sale agreement and the servicing agreement. So long as no event of default occurs and is continuing, the issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the issuer under or in connection with the contribution agreement, the sale agreement and the servicing agreement. However, if the issuer and the servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the transition bond charge, the issuer must notify the trustee and the trustee must notify transition bondholders of this proposal. In addition, the trustee may consent to this proposal only with the consent of the holders of not less than a majority of the outstanding principal amount of the transition bonds of all series or classes materially and adversely affected thereby, voting together as a single class , and only if consent to this proposal will not result in a reduction or withdrawal of the then current rating of any outstanding transition bonds.

     If an event of default occurs and is continuing, the trustee may, and at the direction of the holders of not less than a majority of the outstanding principal amount of the transition bonds of all series or classes, voting together as a single class, shall, exercise all rights, remedies, powers, privileges and claims of the issuer against JCP&L, JCP&L Sub, the seller or the servicer under or in connection with the contribution agreement, the sale agreement and the servicing agreement, and any right of the issuer to take this action shall be suspended. In the event of a foreclosure, there is likely to be a limited market, if any, for the bondable transition property, and, therefore, foreclosure may not be a realistic or practical remedy.

     Modifications to the Contribution Agreement, the Sale Agreement and the Servicing Agreement. With the consent of the trustee, the contribution agreement, the sale agreement and the servicing agreement may be amended at any time and from time to time, without the consent of the transition bondholders. However, such an amendment may not adversely affect the interest of any transition bondholder in any material respect without the consent of the holders of not less than a majority of the outstanding principal amount of the transition bonds of all series or classes materially and adversely affected thereby, voting together as a single class.

     Notification of the Rating Agencies, the Trustee and the Transition Bondholders of any Modification. If the issuer, the seller, JCP&L Sub or JCP&L:

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     o   proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the contribution agreement, the sale agreement, or the servicing agreement; or

     o waives timely performance or observance under the contribution agreement, the sale agreement or the servicing agreement;

in each case in a way which would materially and adversely affect the interests of transition bondholders, the issuer must first notify the rating agencies of the proposed amendment. Upon receiving notification from the rating agencies regarding whether such amendment would affect the then current ratings on all outstanding transition bonds, the issuer must thereafter notify the trustee and the trustee must notify the transition bondholders of the proposed amendment and whether the then current ratings on the transition bonds have been affected. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the consent of the holders of not less than a majority of the outstanding principal amount of the transition bonds of all series or classes materially and adversely affected thereby, voting as a class, and only if such action will not result in a reduction or withdrawal of the then current rating of any outstanding transition bonds.

WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITION BONDS

     An "Event of Default" is defined in the indenture as:

     o a default for five business days in the payment of any interest on any transition bond;

     o a default in the payment of the principal of any transition bond of any series on the legal final maturity date for that series or, if applicable, any class on the legal final maturity date for that class;

     o a default in the payment of the redemption price for any transition bond on the redemption date therefor;

     o a default in the observance or performance of any covenant or agreement of the issuer made in the indenture (other than those specifically dealt with in the first three items above) and the continuation of that default for a period of 30 days after the earlier of the date (a) notice is given to the issuer by the trustee; (b) notice is given to the issuer and the trustee by the holders of not less than 25% of the outstanding principal amount of the transition bonds; or (c) the issuer has knowledge of the default; and

     o specified events of bankruptcy, insolvency, receivership or liquidation of the issuer.

     If an event of default occurs and is continuing, the trustee or holders of not less than a majority of the outstanding principal amount of the transition bonds of all series, voting together as a single class , may declare the principal of all series of the transition bonds to be immediately due and payable. This declaration may, under the circumstances specified in the indenture, be

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rescinded by the holders of not less than a majority of the outstanding principal amount of the transition bonds of all series, voting together as a single class.

     When the Trustee Can Sell the Collateral. If the transition bonds of all series have been declared to be due and payable following an event of default, the trustee may, in its discretion, either:

     o   sell the collateral; or

     o elect to have the issuer maintain possession of the collateral and continue to apply distributions on the collateral as if there had been no declaration of acceleration.

     The trustee is prohibited from selling the collateral following an event of default other than a default in the payment of any principal, a default for five days or more in the payment of any interest on any transition bond of any series or a default in the payment of the redemption price for any transition bond on the redemption date therefor unless:

     o the holders of 100% of the outstanding principal amount of the transition bonds of all series consent to this sale; or

     o the proceeds of this sale are sufficient to pay in full the principal of and premium, if any, and accrued interest on all outstanding transition bonds; or

     o the trustee determines that funds provided by the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds of all series as these payments would have become due if the transition bonds had not been declared due and payable, and the trustee obtains the consent of the holders of not less than 66 2/3% of the outstanding principal amount of the transition bonds of all series.

     Right of Transition Bondholders to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of not less than a majority of the outstanding principal amount of the transition bonds of all series, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:

     o this direction shall not conflict with any rule of law or with the indenture;

     o subject to the provisions specified in the indenture, any direction to the trustee to sell or liquidate the collateral shall be by the holders of 100% of the outstanding principal amount of the transition bonds of all series; and

     o the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.

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


     In case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the direction of any of the holders of transition bonds of any series if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with this request. The trustee does not need to take any action pursuant to the direction of the transition bondholders if it determines that this action might materially and adversely affect the rights of any transition bondholder not consenting to this action.

     Waiver of Default. The holders of not less than a majority of the outstanding principal amount of the transition bonds of all series, voting together as a single class, may, in those cases specified in the indenture, waive any default with respect thereto. However, they may not waive a default in the payment of principal of or premium, if any, or interest on any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding transition bonds of all affected series and classes.

     No transition bondholder will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the bondable transition property or otherwise enforce the lien on the bondable transition property, with respect to the indenture, unless:

     o the holder previously has given to the trustee written notice of a continuing event of default;

     o the holders of not less than 25% of the outstanding principal amount of the transition bonds of all series have made written request of the trustee to institute the proceeding in its own name as trustee;

     o the holder or holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the liabilities to be incurred in complying with the request;

     o the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute the proceeding; and

     o no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of not less than a majority of the outstanding principal amount of the transition bonds of all series.

COVENANTS OF THE ISSUER

     The issuer will keep in effect its existence as a limited liability company under Delaware law, provided that the issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

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

     o the entity formed by or surviving the consolidation or merger or to whom substantially all of its assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all transition bonds and the performance of the issuer's obligations under the indenture;

     o the entity expressly assumes all obligations and succeeds to all rights of the issuer under the contribution agreement, the sale agreement and the servicing agreement pursuant to an assignment and assumption agreement executed and delivered to the trustee;

     o no default or event of default will have occurred and be continuing immediately after giving effect to the merger, consolidation or sale;

     o there has not been a reduction or withdrawal of the then current rating of any outstanding class or series of transition bonds;

     o the issuer has received an opinion of counsel to the effect that this consolidation or merger or sale would have no material adverse tax consequence to the issuer or any transition bondholder, the consolidation or merger or sale complies with the indenture and all conditions precedent therein relating to the consolidation or merger or sale and will result in the trustee maintaining a continuing valid first priority security interest in the collateral;

     o none of the bondable transition property, the BPU financing order or the seller's, the servicer's or the issuer's rights under the Competition Act or the BPU financing order are impaired thereby; and

     o any action that is necessary to maintain the lien and security interest created by the indenture will have been taken.

     Additional Covenants of the Issuer. The issuer will take any action necessary or advisable to, among other things, maintain and preserve the lien and security interest, and priority thereof, of the indenture. The issuer will not permit the validity of the indenture to be impaired, the lien to be amended, subordinated, terminated or discharged, or any person to be released from any covenants or obligations, except as expressly permitted by the indenture. The issuer will also not permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof. Finally, the issuer will not permit the lien of the indenture not to constitute a continuing valid first priority security interest in the collateral.

     The issuer may not, among other things:

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

     o except as expressly permitted by the indenture, dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture; or

     o claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds, other than amounts properly withheld under the Internal Revenue Code, or assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon the issuer.

     The issuer may not engage in any business other than purchasing and owning the bondable transition property, issuing transition bonds from time to time, pledging its interest in the collateral to the trustee to secure the transition bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing.

     The Issuer May Not Engage in Any Other Financial Transactions. The issuer may not issue, incur, assume or guarantee any indebtedness except for the transition bonds and any obligations under any credit enhancement or hedge agreement for any series of transition bonds. Also, the issuer may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, other than the eligible investments. The issuer may not make any loan or advance or credit to any person. The issuer will not make any expenditure for capital assets or lease any capital asset other than bondable transition property purchased from the seller pursuant to, and in accordance with, the contribution agreement and the sale agreement. The issuer may not make any payments, distributions or dividends to any member of the issuer in respect of its membership interest in the issuer, other than any amount released to the issuer by the trustee in accordance with the indenture and except as otherwise provided in the indenture.

     The servicer will deliver to the trustee, annually, the report of the independent certified public accounting firm, as well as compliance certificates and monthly reports regarding distributions and other statements, required by the servicing agreement. See "THE SERVICING AGREEMENT" in this prospectus.

ACCESS TO THE LIST OF HOLDERS OF THE TRANSITION BONDS

     Any transition bondholder may, by written request to the trustee, obtain access to the list of all transition bondholders maintained by the trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. The trustee may elect not to afford a requesting transition bondholder access to the list of transition bondholders if the trustee agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholder, to all transition bondholders.

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THE ISSUER MUST FILE AN ANNUAL COMPLIANCE STATEMENT

     The issuer will be required to file annually with the trustee a written statement as to the fulfillment of its obligations under the indenture. In addition, the issuer will furnish to the trustee an opinion of counsel concerning filings made by the issuer on an annual basis and before the effectiveness of any amendment to the contribution agreement, the sale agreement or the servicing agreement.

THE TRUSTEE MUST PROVIDE A REPORT TO ALL TRANSITION BONDHOLDERS

     As required by the Trust Indenture Act, the trustee will be required to mail each year to all transition bondholders a report stating, among other items:

     o the trustee's eligibility and qualification to continue as the trustee under the indenture;

     o   any amounts advanced by it under the indenture;

     o the amount, interest rate and maturity date of specific indebtedness owing by the issuer to the trustee in the trustee's individual capacity;

     o   the property and funds physically held by the trustee;

     o any additional issue of a series of transition bonds not previously reported; and

     o any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

WHAT WILL TRIGGER SATISFACTION AND DISCHARGE OF THE INDENTURE

     The indenture will be discharged with respect to the transition bonds of any series upon the delivery to the trustee of funds sufficient for the payment in full of all of the transition bonds of that series. In addition, the issuer must deliver to the trustee the officer's certificate and opinion of counsel specified in the indenture. The deposited funds will be segregated and held apart solely for paying the transition bonds of that series, and the transition bonds of that series will not be entitled to any amounts on deposit in the collection account other than amounts on deposit in the defeasance subaccount for the transition bonds of that series.

THE ISSUER'S LEGAL DEFEASANCE AND COVENANT DEFEASANCE OPTIONS

     The issuer may, at any time, by defeasing the transition bonds, terminate:

     o all of its obligations under the indenture with respect to the transition bonds of any series; or

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

     o its obligations to comply with some of the covenants in the indenture, including all of the covenants described under "COVENANTS OF THE ISSUER" above.


     The legal defeasance option is the right of the issuer to terminate at any time its obligations under the indenture with respect to the transition bonds of any series. The covenant defeasance option is the right of the issuer at any time to terminate its obligations to comply with the covenants in the indenture. The issuer may exercise the legal defeasance option with respect to any series of transition bonds notwithstanding its prior exercise of the covenant defeasance option with respect to that series. If the issuer exercises the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the expected final payment date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the expected final payment date or redemption date, as applicable. If the issuer exercises the covenant defeasance option with respect to any series, the final payment of the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any covenant or agreement of the issuer made in the indenture.

     The issuer may exercise the legal defeasance option or the covenant defeasance option with respect to any series of transition bonds only if:

     (1) the issuer irrevocably deposits or causes to be deposited in trust with the trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on that series to the expected final payment date or redemption date therefor, as applicable, such deposit to be made in the defeasance subaccount for that series;

     (2) the issuer delivers to the trustee a certificate from an independent certified public accounting firm of recognized national reputation expressing its opinion that the payments of principal and interest on the U.S. Government Obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount will provide cash at times and in sufficient amounts to pay in respect of the transition bonds of that series:

         (a) principal in accordance with the expected amortization schedule therefor, and/or if that series is to be redeemed, the redemption price on the redemption date therefor; and

         (b)  interest when due;

     (3) in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the issuer occurs and is continuing at the end of the period;

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     (4) no default has occurred and is continuing on the day of this deposit and after giving effect thereto;

     (5) in the case of the legal defeasance option, the issuer delivers to the trustee an opinion of counsel stating that:

         (a) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

         (b) since the date of execution of the indenture, there has been a change in the applicable federal income tax law; and

         in either case confirming that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

     (6) in the case of the covenant defeasance option, the issuer delivers to the trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred; and

     (7) the issuer delivers to the trustee a certificate of an authorized officer of the issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the transition bonds of that series have been complied with as required by the indenture.

     Unless otherwise specified in a supplemental indenture, there will be no other conditions to the exercise by the issuer of its legal defeasance option or its covenant defeasance option.

THE TRUSTEE

     _________ will be the trustee under the indenture. The trustee may resign at any time upon 30 days notice by so notifying the issuer. The holders of not less than a majority of the outstanding principal amount of the transition bonds of all series, voting together as a single class, may remove the trustee by so notifying the trustee and may appoint a successor trustee. The issuer will remove the trustee if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes insolvent, a receiver or other public officer takes charge of the trustee or its property or the trustee becomes incapable of acting. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, the issuer will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee.

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The trustee must at all times satisfy the requirements of the Trust Indenture
Act and the Investment Company Act of 1940. The trustee must also have a combined capital and surplus of at least $50 million and a long term debt rating of at least `BBB'- by S&P and Fitch IBCA Inc. and at least `Baa3' by Moody's. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

          HOW A BANKRUPTCY OF THE SELLER, JCP&L SUB OR THE SERVICER MAY
                             AFFECT YOUR INVESTMENT

     Sale or Financing. JCP&L will represent and warrant in the contribution agreement that the assignment and transfer of the bondable transition property in accordance with that agreement constitutes a valid assignment and transfer by JCP&L to JCP&L Sub, and by JCP&L Sub to the seller. JCP&L, in the contribution agreement, and the seller, in the sale agreement, will each represent and warrant that the sale and transfer of the bondable transition property in accordance with the sale agreement constitutes a valid sale and transfer by the seller to the issuer of the bondable transition property. JCP&L will also represent and warrant in the contribution agreement and the seller will also represent and warrant in the sale agreement, and it is a condition of closing for the sale and transfer of bondable transition property, that the appropriate actions will be taken under the Competition Act and the New Jersey Uniform Commercial Code, including filing a financing statement, to perfect this sale and transfer. The Competition Act provides that a transfer of bondable transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor's right, title and interest, as in a sale or other absolute transfer, and not as a pledge or other financing, of the relevant bondable transition property. The Competition Act also provides that the characterization of a transfer as a sale or other absolute transfer shall not be affected or impaired in any manner by treatment of the transfer as a financing for federal, state or local tax purposes or financial accounting purposes. JCP&L, the seller and the issuer will treat the transaction as a sale under applicable law, although for financial accounting and federal and state income tax purposes the transaction will be treated as a financing and not a sale. See "THE COMPETITION ACT -- JCP&L AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS" in this prospectus. In the event of a bankruptcy of JCP&L or another party to the contribution agreement, a party in interest in the bankruptcy might take the position that the sale and transfer of the bondable transition property to the issuer was a financing transaction and not a "sale or other absolute transfer." The party in interest might argue that the treatment of the transaction for financial accounting and tax purposes as a financing and not a sale lends weight to the position that the transaction should be treated as a financing and not a sale. However, as noted above, the Competition Act specifically provides for the treatment of the transaction as a sale as a matter of state law and that this treatment is not affected by treatment of the transfer as a financing for federal, state or local tax purposes or financial accounting purposes. If a court were nonetheless to characterize the transaction as a financing rather than a sale, the issuer would be treated as a secured creditor of the bankrupt entity in the bankruptcy proceedings. Although, as noted below, the issuer would in that case have a security interest in the bondable transition property, it would not likely be entitled to access to the transition bond charge collections during the bankruptcy. As a result, repayment on the transition bonds could be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to the issuer of transition bond charge collections and therefore the amount and timing of funds available to the issuer to pay transition bondholders. Even if a court did not ultimately characterize the transaction as a financing transaction, the mere commencement of a bankruptcy by JCP&L or another party to the contribution agreement and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the transition bonds.

     In order to mitigate the impact of the possible recharacterization of a sale of bondable transition property as a financing transaction, financing statements will be filed with the New Jersey Secretary of State in accordance with the New Jersey Uniform Commercial Code and the Competition Act so that if the transfer is thereafter held to constitute a financing transaction and not a sale or other absolute transfer, the financing statement will constitute a filing with respect to a security interest. The contribution agreement and sale agreement require that financing statements with respect to the bondable transition property under the New Jersey Uniform Commercial Code be filed in the appropriate offices in New Jersey. As a result of these filings, in the event of the bankruptcy of JCP&L or another party to the contribution agreement, the issuer would be a secured creditor of the bankrupt entity and entitled to recover against the security, which is the collateral (except as described in "Status of Bondable Transition Property as Current Property" below). None of this, however, mitigates the risk of payment delays and other adverse effects caused by a bankruptcy of JCP&L or another party to the contribution agreement. Further, if, for any reason, a financing statement is not filed in accordance with the New Jersey Uniform Commercial Code and the Competition Act or the issuer fails to otherwise perfect its interest in the bondable transition property, and the transfer is thereafter deemed not to constitute a sale or other absolute transfer, the issuer would be an unsecured creditor of the bankrupt entity. In that event, the issuer's sole source of payment for the transition bonds would be whatever it recovered on its unsecured claim in the bankruptcy case, which could differ materially from the amount and timing of transition bond charge collections that were intended to fund payments on the transition bonds.

     Consolidation of the Issuer and JCP&L, the Seller and JCP&L Sub in Bankruptcy. If JCP&L or another party to the contribution agreement were to become a debtor in a bankruptcy case, a party in interest in the bankruptcy may attempt to substantively consolidate the assets and liabilities of the issuer and the bankrupt entity. JCP&L and the other parties to the contribution agreement and the sale agreement have taken steps to attempt to minimize this risk (as discussed in "JCP&L TRANSITION FUNDING LLC, THE ISSUER" in this prospectus). However, no assurance can be given that if JCP&L, JCP&L Sub, the seller or another affiliate of JCP&L other than the issuer were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the issuer be consolidated with those of the bankrupt entity. If the assets and liabilities were ordered consolidated, the claims of the transition bondholders against the issuer would be treated as secured claims against the consolidated entities and would share in the bankrupt estate with claims of creditors of the consolidated entities. Payment of those claims would be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

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     Claims in Bankruptcy; Challenge to Indemnity Claims. If JCP&L or another party to the contribution agreement were to become a debtor in a bankruptcy case, claims including indemnity claims by the issuer against the bankrupt entity under the contribution agreement or the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims of the issuer against the bankrupt entity. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If JCP&L or another party to the contribution agreement were to become a debtor in a bankruptcy case and the indemnity provisions of the contribution agreement or the sale agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, the issuer would be left with a claim for actual damages against the bankrupt entity based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

     No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving JCP&L or another party to the contribution agreement.

     Status of Bondable Transition Property as Current Property. JCP&L has represented in the contribution agreement, the seller has represented in the sale agreement and the Competition Act provides, that the bondable transition property constitutes a vested, presently existing property right upon transfer to an assignee for consideration and that it thereafter exists continuously for all purposes. Nevertheless, no assurance can be given that, in the event of a bankruptcy of JCP&L or another party to the contribution agreement or another affiliate of JCP&L other than the issuer, a party in interest in the bankruptcy would not attempt to take the position that the bondable transition property comes into existence only as customers use electricity. Bondable transition property is the right to charge, collect and receive the transition bond charge (and not simply the right to receive revenues arising from the collection of the transition bond charge). Therefore, JCP&L, JCP&L Sub, the seller and the issuer believe that the bondable transition property will constitute a presently existing right at the time the transition bonds are issued. Nonetheless, if a court were to adopt the position that the property comes into existence only as customers use electricity, no assurance can be given that a security interest in favor of the transition bondholders would attach to transition bond charge collections in respect of electricity consumed after the commencement of the bankruptcy case. If it were determined that the bondable transition property had not been transferred to the seller or sold to the issuer, and the security interest in favor of the transition bondholders did not attach to transition bond charge collections in respect of electricity consumed after the commencement of the bankruptcy case, then the issuer would be an unsecured creditor of the bankrupt entity. If so, there would be delays or reductions in payments on the transition bonds. Whether or not a court determined that the bondable transition property had been sold to the issuer, no assurances can be given that a court would not rule that any transition bond charge relating to electricity consumed after the commencement of the bankruptcy cannot be transferred to the issuer or the trustee.

     In addition, in the event of a bankruptcy of JCP&L, a party in interest in the bankruptcy could assert that the issuer should pay a portion of JCP&L's costs associated with the generation, transmission or distribution of the electricity, consumption of which gave rise to the transition bond charge collections used to make payments on the transition bonds.

     Regardless of whether JCP&L or another party to the contribution agreement is the debtor in a bankruptcy case, if a court were to accept the argument that the bondable transition property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of the bankrupt entity arising before the bondable transition property came into existence could have priority over the issuer's interest in the bondable transition property. Adjustments to the transition bond charge may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

     Enforcement of Rights by Trustee. Upon an event of default under the indenture, the Competition Act permits the trustee to enforce the security interest in the bondable transition property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the BPU to order the sequestration and payment to transition bondholders of all revenues arising with respect to the bondable transition property. The Competition Act provides that this order will remain in full force and effect notwithstanding bankruptcy, reorganization or other insolvency proceedings with respect to JCP&L or its assignee. There can be no assurance, however, that the trustee would be permitted to seek such an order or that the BPU would issue this order after a bankruptcy of JCP&L or another party to the contribution agreement in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit this action by the BPU. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the BPU, and an order requiring an accounting and segregation of the revenues arising from the bondable transition property. There can be no assurance that a court would grant either order.

     Bankruptcy of Servicer. The servicer is entitled to commingle transition bond charge collections with its own funds until each remittance date. The Competition Act provides that the relative priority of a lien created under the Competition Act is not defeated or adversely affected by the commingling of transition bond charge collections arising with respect to the bondable transition property with funds of JCP&L. However, in the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that transition bond charge collections commingled by the servicer with its own funds and held by the servicer as of the date of bankruptcy were property of the servicer as of that date and are therefore property of the servicer's bankruptcy estate, rather than property of the issuer. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled transition bond charge collections held as of that date and could not recover the commingled transition bond charge collections held as of the date of bankruptcy.

     However the court rules on the ownership of the commingled transition bond charge collections, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled transition bond charge collections held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled transition bond charge collections are property of the issuer or of the servicer, including resolution of any tracing of proceeds issues.

     The servicing agreement provides that the trustee, as assignee of the issuer, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies any conditions imposed by any rating agency. The servicing agreement also provides that the trustee, together with the other persons specified therein, may petition the BPU or a court of competent jurisdiction to appoint a successor servicer that meets these conditions. However, the automatic stay might delay a successor servicer's replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor servicer may be difficult to obtain and may not be capable of performing all of the duties that JCP&L as servicer was capable of performing.

                   MATERIAL INCOME TAX MATTERS FOR THE HOLDERS
                             OF THE TRANSITION BONDS

GENERAL

     The following is a summary of material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the transition bonds and applicable to initial purchasers of transition bonds who acquire and hold the transition bonds as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended ("Code"). It is intended as a summary of only certain of the more generally applicable U.S. federal income tax consequences relating to the purchase, ownership and disposition of the transition bonds. It does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax adviser. This summary also does not address the consequences to holders of the transition bonds under state, local or foreign tax laws. This summary is based upon current provisions of the Code, Treasury Regulations issued thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the transition bonds.

ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

     JCP&L has received a ruling from the Internal Revenue Service ("IRS") to the effect that the transition bonds will be treated as obligations of the seller for U.S. federal income tax purposes. Based in part on that ruling and on representations made by JCP&L and its affiliates that no election will be made to the contrary, and assuming that the seller at all relevant times will be the sole member of the issuer, Carter Ledyard & Milburn, special federal income tax


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counsel to JCP&L, JCP&L Sub, the seller and the issuer, referred to as special tax counsel, will render its opinion that the issuer will not be subject to U.S. federal income tax as an entity separate from the seller, and that the transition bonds will be treated as debt obligations of the seller for U.S. federal income tax purposes.

     The following summary of material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the transition bonds is based on the advice of special tax counsel, and assumes that, in conformity with the opinion referred to above, the transition bonds will constitute debt obligations of the seller for federal income tax purposes.

     For purposes of the discussion below, a U.S. Holder means a beneficial owner of a transition bond that is a U.S. Person, and a Non-U.S. Holder means a beneficial owner of a transition bond that is not a U.S. Person.

For these purposes, a U.S. Person means:

     (1) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

     (2) a corporation, partnership or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, or any state or the District of Columbia (other than a partnership that is not treated as a U.S. Person under any applicable Treasury Regulations);

     (3) an estate the net income of which is subject to U.S. federal income taxation regardless of its source; or

     (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust. Certain trusts in existence on or before August 20, 1996, that were treated as U.S. Persons under the law in effect on such date that fail to qualify as U.S. Persons under current law, may continue to be treated as U.S. Persons if they have so elected in accordance with applicable Treasury Regulations.

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

TAXATION OF U.S. HOLDERS

     Payment of Interest. Stated interest on the transition bonds will be taxable to a U.S. Holder as ordinary interest income at the time it is paid or accrued in accordance with the holder's method of accounting for tax purposes. The preceding sentence assumes that, in the case of any series or class of floating rate transition bonds, such floating rate transition bonds will qualify as "variable rate debt instruments" as defined in Treasury Regulation section 1.1275-5(a) and that interest on such floating rate transition bonds will be unconditionally payable, or will be constructively received under section 451 of the Code, in cash or in property at least annually at a single "qualified floating rate" or "objective rate." If such assumption is incorrect with respect to a series or class of floating rate transition bonds, the taxation of interest on such floating rate transition bonds will be addressed in the related prospectus supplement.

     Original Issue Discount. This discussion assumes that the transition bonds will not be considered to be issued with original issue discount ("OID"). OID is generally defined as any excess of the stated redemption price at maturity over the issue price which is greater than a de minimis amount (0.25% of a bond's stated redemption price at maturity multiplied by the bond's weighted average maturity), all within the meaning of the Code and the Treasury Regulations promulgated thereunder ("OID Regulations"). If the transition bonds are issued with OID, U.S. Holders of transition bonds generally will be subject to the special tax accounting rules for original issue discount obligations provided under the OID Regulations. U.S. Holders of transition bonds issued with OID should be aware that they generally must include OID in income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income. As stated above, U.S. Holders must include all interest payments, other than payments of OID, in gross income under their normal method of tax accounting. If any series of transition bonds is issued with OID, prospective holders will be so informed in the related prospectus supplement.

     Sale, Exchange or Redemption of Transition Bonds. Upon the sale, exchange, redemption or other taxable disposition of transition bonds, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued stated interest) and the U.S. Holder's adjusted tax basis in the transition bonds. A U.S. Holder's adjusted tax basis in the transition bonds generally will equal the cost thereof, reduced by any payments of principal on the transition bonds. Any such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the transition bonds have been held for more than one year. Long-term capital gains of non-corporate taxpayers are generally subject to lower rates of U.S. federal income taxation than ordinary income. The deductibility of capital losses is subject to limitations.

     Information Reporting and Backup Withholding. In general, information reporting will apply to payments of principal of, and interest on, and to the proceeds from the sale of, transition bonds made to U.S. Holders, other than certain exempt recipients (such as corporations). Moreover, a 31% "backup" withholding tax will apply to those payments if the U.S. Holder (1) fails to provide a taxpayer identification number (a "TIN"), (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

TAXATION OF NON-U.S. HOLDERS

     A Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on payments of interest on the transition bonds, assuming that the interest income is not effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States and provided that the Non-U.S. Holder complies with the requirements listed below.

     Withholding Taxation on Interest Received before 2001. Payments of interest income on the transition bonds received by a Non-U.S. Holder that does not hold its transition bonds in connection with the conduct of a trade or business in the United States on or prior to December 31, 2000, will not be subject to United States federal income or withholding tax, or to backup withholding and information reporting, provided that:

     1. such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the seller entitled to vote;

     2. such Non-U.S. Holder is not a controlled foreign corporation that is related to the seller through stock ownership; and

     3.  the issuer or its paying agent receives:

         a. from the Non-U.S. Holder, a properly completed Form W-8, or substitute Form W-8 (or applicable successor form), signed under penalties of perjury, which provides its name and address and certifies that it is not a U.S. Person; or

         b. from a security clearing organization, bank or other financial institution that holds the transition bonds in the ordinary course of its trade or business, which is referred to as a Financial Institution, on behalf of such Non-U.S. Holder, a certification signed under penalties of perjury, that a Form W-8, or substitute Form W-8 (or applicable successor form), has been received by it, or by another Financial Institution, from the Non-U.S. Holder, and a copy of the Form W-8, or substitute Form W-8 (or applicable successor form), is furnished to the issuer or to its paying agent.

     Withholding Taxation on Interest Received After December 31, 2000. Payments of interest income on the transition bonds received by a Non-U.S. Holder that does not hold its Transition Bonds in connection with the conduct of a trade or business in the United States after December 31, 2000, will not be subject to United States federal income or withholding tax, or to backup withholding and information reporting, provided that requirements 1 and 2 of the preceding paragraph are satisfied and the issuer or its paying agent:

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


     1. receives from such Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under section 1441 of the Code;

     2. receives a withholding certificate from a person claiming to be a foreign partnership and such foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with the Treasury Regulations issued under section 1441 of the Code;

     3. receives a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under the Treasury Regulations issued under section 1441 of the Code and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

     4. receives a statement, under penalties of perjury, from an authorized representative of a Financial Institution, stating that the Financial Institution has received from the beneficial owner a withholding certificate described in the Treasury Regulations issued under section 1441 of the Code or that it has received a similar statement from another Financial Institution acting on behalf of the foreign beneficial owner.

     In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to the issuer or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest.

     Interest payments made to a Non-U.S. Holder will be subject to a United States withholding tax of 30%, except where the conditions described above have been satisfied or where an applicable tax treaty provides for the reduction or elimination of the withholding tax. However, provided that the issuer or its paying agent receives an appropriate certification form containing a taxpayer identification number, a Non-U.S. Holder generally will not be subject to withholding on payments of interest and will be taxable in the same manner as a United States corporation or resident with respect to interest income from the transition bonds if the interest income is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower rate provided by a treaty.

     Capital Gains Tax Issues. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or exchange of transition bonds, unless:

     1. the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and the gain is from United States sources; or

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


     2. the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Compliance with the conditions described in the preceding section would establish an exemption from information reporting and backup withholding of U.S. federal income tax at a rate of 31% on payments made in respect of the transition bonds to Non-U.S. Holders, provided neither the issuer nor its paying agent has actual knowledge that the beneficial owner of the transition bonds is a U.S. Person.

     The payment of the proceeds from the sale of a transition bond through the U.S. office of a broker will be subject to information reporting and possible backup withholding at a rate of 31%. To avoid these requirements, a Non-U.S. Holder must certify that it is not a U.S. Person under penalties of perjury or otherwise establish an exemption in accordance with applicable Treasury Regulations. The payment of the proceeds of the sale of a transition bond to or through the foreign office of a broker generally will not be subject to information reporting or backup withholding tax. However, in the case of the payment of the proceeds from the sale of a transition bond through the foreign office of a broker that is (i) a U.S. Person, (ii) a controlled foreign corporation or (iii) a person that is not a U.S. Person but 50% or more of whose gross income from all sources for a specified period is derived from activities that are effectively connected with the conduct of a trade or business in the United States, information reporting will apply to such payment unless the broker has documentary evidence in its files that the owner of the payment is not a U.S. Person and the broker has no actual knowledge to the contrary.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder would be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax, provided the required information is furnished to the IRS.

MATERIAL STATE OF NEW JERSEY TAX MATTERS

     [In the opinion of ___________, Special New Jersey tax counsel to JCP&L, JCP&L Sub, the seller and the issuer, interest from transition bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of New Jersey will not be subject to these taxes. Neither the State of New Jersey nor any of its political subdivisions presently impose intangible personal property taxes and therefore New Jersey residents will not be subject to these taxes.]

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974 ("ERISA") and/or
section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to the investment of assets treated as

"plan assets" of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

     In contemplating an investment of a portion of Plan assets in transition bonds, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the "Risk Factors" discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to: (a) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (b) whether the investment constitutes a direct or indirect non-exempt prohibited transaction with a party in interest (see "Prohibited Transaction Issues" below); (c) whether the investment is made solely in the interest of participants and beneficiaries of the Plan; (d) the Plan's funding objectives; (e) the tax effects of the investment; and (f) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio and the Plan's need for sufficient liquidity to pay benefits when due in the event that there is no ready market for transition bonds at such time.

PROHIBITED TRANSACTIONS ISSUES

     ERISA and section 4975 of the Code generally prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively "parties in interest"), unless a statutory or administrative exemption is applicable to the transaction. The acquisition or holding of transition bonds by a Plan could be a prohibited transaction if the issuer, JCP&L or any of its affiliates are parties in interest with respect to the Plan. However, such prohibited transaction may be treated as exempt under ERISA and the Code if transition bonds were acquired pursuant to and in accordance with one or more "class exemptions" issued by the Department of Labor (the "DOL"). Potentially applicable prohibited transaction class exemptions ("PTCEs"), include the following:

a. PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a "qualified professional asset manager;"

b. PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

c. PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

d. PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

e. PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by specific "in-house" asset managers.

     It should be noted, however, there can be no assurance that any of these class exemptions will be available with respect to any transaction involving the transition bonds. In addition, even if the conditions specified in one or more of the foregoing exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. If the purchase of transition bonds were to be a non-exempt prohibited transaction, the purchase might have to be rescinded and an excise tax or other liabilities may apply.

     In this regard, any potential investor that is an insurance company investing assets of its general account should consider the United States Supreme Court's decision in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), which holds that in certain circumstances an insurance company's general account may be deemed to include assets of the Plan investing in the general account, such as through the Plan's purchase of an annuity contract. Such insurance company could, therefore, be treated as a party in interest with respect to the Plan by virtue of this investment. Moreover, it should be noted that the Small Business Job Protection Act of 1996 added a new
Section 401(c) to ERISA relating to the status of the assets of insurance company general accounts under ERISA and section 4975 of the Code. Pursuant to
Section 401(c), the DOL is required to issue general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. These regulations are to provide guidance on which assets held by an insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and section 4975 of the Code. Until the date that is 18 months after such regulations are finalized, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan, except in cases of avoidance of the regulations or actions brought by the Secretary of Labor relating to breaches of fiduciary duty that also constitute a breach of Federal or state criminal law. As of the date hereof, the DOL has issued only Proposed Regulation (Section)2550.401c-1.

     PRIOR TO MAKING AN INVESTMENT IN THE TRANSITION BONDS OF ANY SERIES, A PLAN INVESTOR AND EACH FIDUCIARY CAUSING THE TRANSITION BONDS TO BE PURCHASED WITH PLAN ASSETS OF A PLAN THAT IS SUBJECT TO THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL OR CHURCH PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW), INCLUDING WITHOUT LIMITATION AN INSURANCE COMPANY GENERAL ACCOUNT, MUST DETERMINE WHETHER, AND SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT, THE USE OF PLAN ASSETS TO PURCHASE AND HOLD THE TRANSITION BONDS DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN OR CHURCH PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW.)

PLAN ASSET ISSUES

     The "plan asset" regulations issued by the DOL state that if a Plan makes an "equity" investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions set forth in the regulations apply. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the transition bonds should not be treated as equity interests for purposes of these regulations.

     The sale of transition bonds to a Plan shall not be deemed a representation by JCP&L, JCP&L Sub, the seller, the issuer or the underwriters that such investment meets all relevant legal requirements with respect to Plans generally or any particular Plan. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, IT IS PARTICULARLY IMPORTANT THAT PLAN FIDUCIARIES OR OTHER PERSONS CONSIDERING PURCHASING THE TRANSITION BONDS ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN CONSULT WITH THEIR OWN LEGAL COUNSEL REGARDING THE POTENTIAL CONSEQUENCES THEREOF UNDER THE PROVISIONS OF ERISA AND THE CODE DISCUSSED ABOVE.

                  PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

     The transition bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. The issuer and the trustee intend that transition bonds will be offered through various methods from time to time. The issuer also intends that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of transition bonds may be made through a combination of these methods.

     The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the transition bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any series of transition bonds will develop or, if one does develop, that it will continue.

     Compensation to Underwriters. In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from the issuer and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. These underwriters or agents will be identified, and any compensation received from the issuer will be described, in the related prospectus supplement.

     Other Distribution Issues. Under agreements which may be entered into by JCP&L, JCP&L Sub, the seller, the issuer and the trustee, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by JCP&L, JCP&L Sub, the seller and the issuer against liabilities specified therein, including under the Securities Act.

                        RATINGS FOR THE TRANSITION BONDS

     It is a condition of any underwriter's obligation to purchase the transition bonds that each series or class be rated investment grade, that is, in one of the four highest rating categories, by each of S&P, Moody's, Fitch IBCA Inc. and Duff & Phelps. The required amount of credit enhancement for any series of transition bonds will be set forth in the applicable prospectus supplement.

     Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any series or class of transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of transition bonds is revised or withdrawn, the liquidity of this class of transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable legal final maturity date for such series or class.

             VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS

     Some legal matters relating to the issuer and the issuance of the transition bonds will be passed upon for the issuer by Berlack, Israels & Liberman LLP, New York, New York and for the underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. Some legal matters relating to JCP&L, JCP&L Sub and the seller will be passed upon for JCP&L, JCP&L Sub and the seller by Berlack, Israels & Liberman LLP, New York, New York. Some legal matters relating to the federal tax consequences of the issuance of the transition bonds will be passed upon for the issuer by Carter Ledyard & Milburn, New York, New York. Some legal matters relating to State of New Jersey tax consequences of the issuance of the transition bonds will be passed upon for the issuer by ______________. Some legal matters relating to the issuer, JCP&L Sub and the seller will be passed upon for the issuer, JCP&L Sub and the seller by Richards, Layton & Finger, P.A., Wilmington, Delaware.

 INDEX TO FINANCIAL STATEMENTS OF JCP&L TRANSITION FUNDING LLC
                                                                           Page

Report of Independent Accountants.......................................   F-
    Statement of Net Assets Available for Issuer Activities.............   F-
    Statement of Changes in Net Assets Available for Issuer
       Activities.......................................................   F-
Notes to Financial Statements...........................................   F-

--------------------------------------------------------------------------------
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date of this prospectus supplement and the accompanying prospectus.


                           --------------------------
                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
                              PROSPECTUS SUPPLEMENT

Where to Find Information in These Documents............................
Introduction............................................................
Risk Factors ...........................................................
The Series 2000-A Transition Bonds......................................
Credit Enhancement......................................................
Description of Bondable Transition Property.............................
The Transition Bond Charge..............................................
Underwriting the Series 2000-A Transition Bonds.........................
Ratings for the Series 2000-A Transition Bonds..........................
Income Tax Matters......................................................

                                   PROSPECTUS

Summary of Terms........................................................
Risk Factors ...........................................................
Forward Looking Statements..............................................
Jersey Central Power & Light Company....................................
Where You Can Find More Information.....................................
The Competition Act ....................................................
JCP&L's Restructuring...................................................
The BPU Financing Order and the Transition Bond Charge..................
Servicing of the Bondable Transition Property...........................
JCP&L Transition Funding LLC, the Issuer................................
How the Issuer will use the Proceeds of the Transition
     Bonds..............................................................
The Transition Bonds....................................................
Weighted Average Life and Yield Considerations for the Transition
Bonds...................................................................
The Contribution Agreement..............................................
The Sale Agreement......................................................
The Servicing Agreement.................................................
The Indenture...........................................................
How a Bankruptcy of the Issuer, the Seller, JCP&L Sub or the Servicer
     May Affect Your Investment.........................................
Material Income Tax Matters for the Holders of the Transition
     Bonds..............................................................
ERISA Considerations....................................................
Plan of Distribution for the Transition Bonds...........................
Ratings for the Transition Bonds........................................
Various Legal Matters Relating to the Transition Bonds..................
Experts.................................................................
Index to Financial Statements...........................................

Through and including _______(the 90th day after the date of this prospectus supplement and the accompanying prospectus), all dealers effecting transactions in these securities, whether or not participating this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to a dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and when offering an unsold allotment or subscription.


                                       $


                                JCP&L TRANSITION
                                   FUNDING LLC
                         ISSUER OF THE TRANSITION BONDS


                      JERSEY CENTRAL POWER & LIGHT COMPANY
                                    SERVICER



                         Series 2000-A Transition Bonds

                            $           Class ____

                            $           Class ____

                            $           Class ____

                               ------------------

                              PROSPECTUS SUPPLEMENT

                               ------------------

                              GOLDMAN, SACHS & CO.

                                     PART II

ITEM 14.  Other Expenses of Issuance and Distribution

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the transition bonds being offered hereunder other than underwriting discounts and commissions:*

Registration Fee.............................................  $
Printing and Engraving Expenses..............................  $
Trustee's Fees and Expenses..................................  $
Legal Fees and Expenses......................................  $
Blue Sky Fees and Expenses...................................  $
Accountants' Fees and Expenses...............................  $
Rating Agency Fees...........................................  $
Miscellaneous Fees and Expenses..............................  $

Total........................................................  $

----------------
* To be provided by amendment.

ITEM 15.    Indemnification of Members and Managers.

     Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     The limited liability company agreement (the "LLC Agreement") of JCP&L Transition Funding LLC provides that, to the fullest extent permitted by law, JCP&L Transition Funding LLC shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the LLC Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the managers in connection with any of the transactions contemplated by the LLC Agreement and related agreements.

ITEM 16.    Exhibits

Exhibit No.     Description

1.1      Form of Underwriting Agreement.*
4.1      Limited Liability Company Agreement of JCP&L Transition Funding LLC. *
4.2      Certificate of Formation of JCP&L Transition Funding LLC. *
4.3 Form of Amended and Restated Limited Liability Company Agreement of JCP&L Transition Funding LLC.*
4.4      Form of Indenture.*
4.5      Form of Transition Bonds.*
5.1 Opinion of Berlack, Israels & Liberman LLP, relating to legality of the Transition Bonds.*
5.2 Opinion of Richards, Layton & Finger, P.A. with respect to State of Delaware matters. *
8.1 Opinion of Carter Ledyard & Milburn with respect to material Federal tax matters.*
8.2 Opinion of _________ with respect to material State of New Jersey tax matters.*
10.1     Form of Contribution Agreement. *
10.2     Form of Sale Agreement. *
10.3     Form of Servicing Agreement.*
10.4     Form of Administration Agreement*
10.5     Financing Order of the BPU issued _______, 2000.*
23.1.1 Consent of Berlack, Israels & Liberman LLP (included in its opinion filed as Exhibit 5.1).*
23.1.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.2). *
23.1.3   Consent of Carter Ledyard & Milburn (included in its opinion filed as
         Exhibit 8.1).*
23.1.4   Consent of ________ (included in its opinion filed as Exhibit 8.2).*
23.2     Consent of PriceWaterhouseCoopers.*
24.1     Power of Attorney.*
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of ________, as Trustee under the Indenture.*
27.1     Financial Data Schedule.*
99.1     Restructuring Order of the BPU issued __________ __, 2000.*
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

---------------
* To be filed by amendment

ITEM 17. Undertakings

     The undersigned Registrant hereby undertakes as follows:

         a. (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in this information in the registration statement; provided, however, that
(a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each relevant post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) with respect to the Registrant that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. That insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of this issue.

         d. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)() or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

         e. That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

         f. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on February 28, 2000.

                                                 JCP&L Transition Funding LLC

                                                 By: /s/   T.G. Howson
                                                     -------------------------
                                                 Name: T.G. Howson
                                                 Title: Manager

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


February 28, 2000                           /s/  T.G. Howson
                                            ------------------------------------
                                            Name: T.G. Howson
                                            Title: Manager

February 28, 2000                           /s/  S.H. Somich
                                            ------------------------------------
                                            Name: S.H. Somich
                                            Title: Manager

February 28, 2000                           /s/  M.E. Gramlich
                                            ------------------------------------
                                            Name: M.E. Gramlich
                                            Title: Manager

                                INDEX TO EXHIBITS

Exhibit No.     Description

1.1      Form of Underwriting Agreement.*
4.1      Limited Liability Company Agreement of JCP&L Transition Funding LLC. *
4.2      Certificate of Formation of JCP&L Transition Funding LLC. *
4.3 Form of Amended and Restated Limited Liability Company Agreement of JCP&L Transition Funding LLC.*
4.4      Form of Indenture.*
4.5      Form of Transition Bonds.*
5.1 Opinion of Berlack, Israels & Liberman LLP, relating to legality of the Transition Bonds.*
5.2 Opinion of Richards, Layton & Finger, P.A. with respect to State of Delaware matters. *
8.1 Opinion of Carter Ledyard & Milburn with respect to material Federal tax matters.*
8.2 Opinion of _________ with respect to material State of New Jersey tax matters.*
10.1     Form of Contribution Agreement. *
10.2     Form of Sale Agreement. *
10.3     Form of Servicing Agreement.*
10.4     Form of Administration Agreement*
10.5     Financing Order of the BPU issued _______, 2000.*
23.1.1 Consent of Berlack, Israels & Liberman LLP (included in its opinion filed as Exhibit 5.1).*
23.1.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.2). *
23.1.3   Consent of Carter Ledyard & Milburn (included in its opinion filed as
         Exhibit 8.1).*
23.1.4   Consent of ________ (included in its opinion filed as Exhibit 8.2).*
23.2     Consent of PriceWaterhouseCoopers.*
24.1     Power of Attorney.*
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of ________, as Trustee under the Indenture.*
27.1     Financial Data Schedule.*
99.1     Restructuring Order of the BPU issued __________ __, 2000.*
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

--------------
* To be filed by amendment